                                                                  Exhibit 10.1

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                                CREDIT AGREEMENT

                            Dated as of March 4, 2004

                                      among

                            SOTHEBY'S HOLDINGS, INC.,
                                SOTHEBY'S, INC.,
                       SOTHEBY'S FINANCIAL SERVICES, INC.,
                 SOTHEBY'S FINANCIAL SERVICES CALIFORNIA, INC.,
                                  OBERON, INC.,
                                  THETA, INC.,
                            SOTHEBY'S VENTURES, LLC,
                                OATSHARE LIMITED,
                                 SOTHEBY'S, and
                      SOTHEBY'S FINANCIAL SERVICES LIMITED,
                                  as Borrowers,

                   THE OTHER CREDIT PARTIES SIGNATORY HERETO,
                               as Credit Parties,

                          THE LENDERS SIGNATORY HERETO
                               FROM TIME TO TIME,
                                   as Lenders,

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                              as Agent and a Lender

                                       and

                        GECC CAPITAL MARKETS GROUP, INC.,
                                as Lead Arranger

================================================================================

                                TABLE OF CONTENTS

                                                                                                   Page
                                                                                                   ----
1.    AMOUNT AND TERMS OF CREDIT.....................................................................1

      1.1     Credit Facilities......................................................................1
      1.2     Letters of Credit......................................................................6
      1.3     Prepayments; Commitment Reductions.....................................................6
      1.4     Use of Proceeds.......................................................................10
      1.5     Interest and Applicable Margins.......................................................10
      1.6     Eligible Art Loans....................................................................13
      1.7     [Reserved]............................................................................16
      1.8     Cash Management Systems...............................................................16
      1.9     Fees..................................................................................16
      1.10    Receipt of Payments...................................................................17
      1.11    Application and Allocation of Payments................................................17
      1.12    Loan Account and Accounting...........................................................18
      1.13    Indemnity.............................................................................18
      1.14    Access................................................................................19
      1.15    Taxes.................................................................................20
      1.16    Capital Adequacy; Increased Costs; Illegality.........................................23
      1.17    Credit Support........................................................................24
      1.18    Conversion to Dollars and Sterling....................................................24
      1.19    Judgment Currency; Contractual Currency...............................................25
      1.20    Currency of Account...................................................................26

2.    CONDITIONS PRECEDENT..........................................................................26

      2.1     Conditions to the Initial Loans.......................................................26
      2.2     Further Conditions to Each Loan.......................................................28

3.    REPRESENTATIONS AND WARRANTIES................................................................29

      3.1     Corporate Existence; Compliance with Law..............................................29
      3.2     Executive Offices, Collateral Locations, FEIN.........................................30
      3.3     Corporate Power, Authorization, Enforceable Obligations...............................30
      3.4     Financial Disclosures.................................................................30
      3.5     Material Adverse Effect...............................................................31
      3.6     Ownership of Property; Liens..........................................................32
      3.7     Labor Matters.........................................................................32
      3.8     Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness.............33
      3.9     Government Regulation.................................................................33
      3.10    Margin Regulations....................................................................34
      3.11    Taxes.................................................................................34
      3.12    ERISA.................................................................................35


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

      3.13    Litigation............................................................................36
      3.14    Brokers...............................................................................36
      3.15    Intellectual Property.................................................................36
      3.16    Full Disclosure.......................................................................37
      3.17    Environmental Matters.................................................................37
      3.18    Insurance.............................................................................38
      3.19    Deposit...............................................................................38
      3.20    Government Contracts..................................................................38
      3.21    Bonding; Licenses.....................................................................38
      3.22    Solvency..............................................................................38
      3.23    Sale-Leasebacks.......................................................................39
      3.24    Current Employees.....................................................................39
      3.25    U.S. Money-Laundering and Terrorism Regulatory Matters................................39
      3.26    U.S. Lending and Auction Regulatory Matters...........................................40
      3.27    English Regulatory Matters............................................................40

4.    FINANCIAL STATEMENTS AND INFORMATION..........................................................41

      4.1     Reports and Notices...................................................................41
      4.2     Communication with Accountants........................................................41

5.    AFFIRMATIVE COVENANTS.........................................................................42

      5.1     Maintenance of Existence and Conduct of Business......................................42
      5.2     Payment of Charges....................................................................42
      5.3     Books and Records.....................................................................43
      5.4     Insurance; Damage to or Destruction of Collateral.....................................43
      5.5     Compliance with Laws..................................................................45
      5.6     Supplemental Disclosure...............................................................45
      5.7     Intellectual Property.................................................................45
      5.8     Environmental Matters.................................................................45
      5.9     Landlords' Agreements, Bailee Letters and Real Estate Purchases.......................46
      5.10    U.S. Lending and Auction Regulatory Matters...........................................47
      5.11    Further Assurances....................................................................47
      5.12    Art Loans.............................................................................47
      5.13    Money-Laundering and Terrorism Regulatory Matters.....................................47
      5.14    Syndication...........................................................................48
      5.15    New Subsidiaries......................................................................49
      5.16    U.K. Collateral Ownership.............................................................49
      5.17    Immaterial Subsidiaries...............................................................49
      5.18    U.K. Mortgages........................................................................49

6.    NEGATIVE COVENANTS............................................................................50

      6.1     Mergers, Subsidiaries, Etc. ..........................................................50
      6.2     Investments; Loans and Revolving Credit Advances......................................50
      6.3     Indebtedness..........................................................................50


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

      6.4     Employee Loans and Affiliate Transactions.............................................52
      6.5     Capital Structure and Business........................................................52
      6.6     Guaranteed Indebtedness...............................................................52
      6.7     Liens.................................................................................53
      6.8     Sale of Stock and Assets..............................................................53
      6.9     ERISA.................................................................................53
      6.10    Financial Covenants...................................................................54
      6.11    Hazardous Materials...................................................................54
      6.12    Sale-Leasebacks.......................................................................54
      6.13    Restricted Payments...................................................................54
      6.14    Change of Corporate Name, State of Incorporation or Location; Change of Fiscal Year...54
      6.15    No Impairment of Intercompany Transfers...............................................55
      6.16    Changes Relating to Material Contracts................................................55

7.    TERM..........................................................................................55

      7.1    Termination............................................................................55
      7.2    Survival of Obligations Upon Termination of Financing Arrangements.....................55

8.    EVENTS OF DEFAULT; RIGHTS AND REMEDIES........................................................56

      8.1    Events of Default......................................................................56
      8.2    Remedies...............................................................................58
      8.3    Waivers by Credit Parties..............................................................58

9.    ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT...........................................58

      9.1    Assignment and Participations..........................................................58
      9.2    Appointment of Agent...................................................................61
      9.3    Agent's Reliance, Etc. ................................................................62
      9.4    GE Capital and Affiliates..............................................................62
      9.5    Lender Credit Decision.................................................................63
      9.6    Indemnification........................................................................63
      9.7    Successor Agent........................................................................63
      9.8    Setoff and Sharing of Payments.........................................................64
      9.9    Advances; Payments; Non-Funding Lenders; Information; Actions in Concert...............65

10.   SUCCESSORS AND ASSIGNS........................................................................67

      10.1   Successors and Assigns.................................................................67

11.   MISCELLANEOUS.................................................................................67

      11.1    Complete Agreement; Modification of Agreement.........................................67
      11.2    Amendments and Waivers................................................................68


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

      11.3    Fees and Expenses.....................................................................69
      11.4    No Waiver.............................................................................70
      11.5    Remedies..............................................................................71
      11.6    Severability..........................................................................71
      11.7    Conflict of Terms.....................................................................71
      11.8    Confidentiality.......................................................................71
      11.9    GOVERNING LAW.........................................................................72
      11.10   Notices...............................................................................73
      11.11   Section Titles........................................................................73
      11.12   Counterparts..........................................................................73
      11.13   WAIVER OF JURY TRIAL..................................................................73
      11.14   Press Releases and Related Matters....................................................74
      11.15   Reinstatement.........................................................................74
      11.16   Advice of Counsel.....................................................................74
      11.17   No Strict Construction................................................................74

12.   CROSS-GUARANTY................................................................................75

      12.1    Cross-Guaranty........................................................................75
      12.2    Waivers by Borrowers..................................................................75
      12.3    Benefit of Guaranty...................................................................76
      12.4    Waiver of Subrogation, Etc............................................................76
      12.5    Subordination by U.K. Borrowers.......................................................76
      12.6    Election of Remedies..................................................................77
      12.7    Liability Cumulative..................................................................78


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

          This CREDIT AGREEMENT (this "Agreement"), dated as of March 4, 2004, among Sotheby's Holdings, Inc., a Michigan corporation ("Holdings"), Sotheby's, Inc., a New York corporation ("Sotheby's, Inc."), Sotheby's Financial Services, Inc., a Nevada corporation ("SFS Inc."), Sotheby's Financial Services California, Inc., a Nevada corporation ("SFS California"), Oberon, Inc., a Delaware corporation ("Oberon"), Theta, Inc., a Delaware corporation ("Theta"), Sotheby's Ventures, LLC, a New York limited liability company ("Ventures LLC" and, collectively with Holdings, Sotheby's, Inc., SFS Inc., SFS California, Oberon and Theta, the "U.S. Borrowers"), Oatshare Limited, a company registered in England ("Oatshare"), Sotheby's, a company registered in England ("Sotheby's U.K."), and Sotheby's Financial Services Limited, a company registered in England ("SFS Ltd." and, collectively with Oatshare and Sotheby's U.K., the "U.K. Borrowers" and, collectively with the U.S. Borrowers, the "Borrowers"); the other Credit Parties signatory hereto; General Electric Capital Corporation, a Delaware corporation (in its individual capacity, "GE Capital"), for itself, as a Lender, and as Agent for the Lenders (in such capacity, "Agent"), and the other Lenders signatory hereto from time to time.

                                    RECITALS

          WHEREAS, Borrowers have requested that Lenders extend revolving credit facilities to Borrowers of up to Two Hundred Million Dollars ($200,000,000) in the aggregate to provide (a) working capital financing for Borrowers, (b) funds for other general corporate purposes of Borrowers and (c) funds for other purposes permitted hereunder; and for these purposes, Lenders are willing to make certain loans and other extensions of credit to Borrowers of up to such amount upon the terms and conditions set forth herein; and

          WHEREAS, Borrowers have agreed to secure all of the Secured Obligations by granting to Agent, for the benefit of Agent and the other Secured Parties, a security interest in and lien upon all of their existing and after-acquired personal property; and

          WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Annex A shall govern. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, "Appendices") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1. AMOUNT AND TERMS OF CREDIT

          1.1 Credit Facilities.

          (a) Revolving Credit Facility.


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

               (i) Subject to the terms and conditions hereof, each Lender agrees to make available, from time to time until the Commitment Termination Date, its Pro Rata Share of advances (each, a "Revolving Credit Advance") (a) in Dollars to U.S. Borrowers and (b) except as otherwise provided in the last sentence of this paragraph, in Sterling to U.K. Borrowers. The Pro Rata Share of the aggregate Revolving Loan of any Lender shall not at any time exceed its separate Commitment. The obligations of each Lender hereunder shall be several and not joint. Until the Commitment Termination Date, Borrowers may borrow, repay and reborrow under this Section 1.1(a); provided, that (i) amount of any Revolving Credit Advance to be made at any time to a U.S. Borrower shall not exceed U.S. Borrowing Availability at such time and (ii) the Dollar Equivalent of the amount of any Revolving Credit Advance to be made at any time to a U.K. Borrower shall not exceed U.K. Borrowing Availability at such time. The Dollar Equivalent of each outstanding Revolving Credit Advance and Letter of Credit Obligation shall be recalculated hereunder on each date on which it shall be necessary to determine the Revolving Loan Outstandings, as determined by Agent in its sole discretion; provided, that Agent shall recalculate the Dollar Equivalent of the Revolving Loan Outstandings at least one time each calendar month and otherwise in accordance with Section 1.18. U.S. Borrowing Availability or U.K. Borrowing Availability, or both, may be reduced by Reserves imposed by Agent in its reasonable credit judgment. Each Revolving Credit Advance shall be made on notice by Borrower Representative to one of the representatives of Agent identified in Schedule 1.1 at the address specified therein. Any such notice must be given no later than (x) 11:00 a.m. (New York time) on the Business Day of the proposed Revolving Credit Advance, in the case of an Index Rate Loan in Dollars, (y) 4:00 p.m. (New York time) on the date which is two (2) Business Days prior to the proposed Revolving Credit Advance, in the case of an Index Rate Loan in Sterling, or (z) 11:00 a.m. (New York time) on the date which is three (3) Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a "Notice of Revolving Credit Advance") must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(a)(i), and shall include the information required in such Exhibit and such other information as may be required by Agent. If any Borrower desires to have the Revolving Credit Advances bear interest by reference to a Dollar LIBOR Rate or Sterling LIBOR Rate, Borrower Representative must comply with Section 1.5(e). A Revolving Credit Advance may not be drawn in Sterling if Agent determines at any time prior to 10:00 a.m. (New York time) on the date of such proposed that by reason of any change in currency availability, unusual instability in currency exchange rates or exchange controls it is, or will be, impracticable for such Revolving Credit Advance to be made in the Sterling. In such event, the proposed Revolving Credit Advance shall be made in Dollars.

               (ii) Except as provided in Section 1.12, each Borrower shall execute and deliver to each Lender a note to evidence the Commitment of, and Revolving Credit Advances made by, that Lender. Each note shall be in the principal amount of the Commitment of the applicable Lender, dated the Closing Date (or such later date as such Lender becomes party to this Agreement pursuant to Section 1.1(a)(iv) or Section 9.1(a) or modifies its Commitment pursuant to
Section 1.1(a)(iv) or Section 9.1(a)) and substantially in the form of Exhibit 1.1(a)(ii)-A (in the case of the U.S. Borrowers) or Exhibit 1.1(a)(ii)-B (in the case of the U.K. Borrowers) (each a "Revolving Note" and, collectively, the "Revolving Notes"). Each Revolving Note shall represent the obligation of the applicable Borrower to pay the amount of the applicable Lender's Commitment or, if less, such Lender's Pro Rata Share of the aggregate unpaid principal amount of all Revolving Credit Advances made to such Borrower together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the aggregate Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

               (iii) Anything in this Agreement to the contrary notwithstanding, at the request of Borrower Representative, in its discretion Agent may (but shall have absolutely no obligation to), make Revolving Credit Advances (i) to U.S. Borrowers on behalf of Lenders in Dollars in amounts that cause the sum of
(a) the aggregate outstanding balance of the Revolving Credit Advances outstanding to the U.S. Borrowers plus (b) the Swing Line Loan then outstanding plus (c) the Dollar Equivalent of the outstanding amount of Letter of Credit Obligations incurred for the benefit of the U.S. Borrowers to exceed the U.S. Borrowing Base or (ii) to U.K. Borrowers on behalf of Lenders in Sterling in amounts that cause the Dollar Equivalent of the aggregate outstanding balance of the Revolving Credit Advances outstanding to the U.K. Borrowers plus (b) the Dollar Equivalent of the outstanding amount of Letter of Credit Obligations incurred for the benefit of the U.K. Borrowers to exceed the U.K. Borrowing Base (any such excess Revolving Credit Advances are herein referred to collectively as "Overadvances"); provided, that (A) no such event or occurrence shall cause or constitute a waiver of Agent's, Swing Line Lender's or Lenders' right to refuse to make any further Overadvances, Swing Line Advances or Revolving Credit Advances, or incur any Letter of Credit Obligations, as the case may be, at any time that an Overadvance exists and (B) no Overadvance shall result in a Default or Event of Default based on Borrowers' failure to comply with Section 1.3(b)(ii) for so long as Agent permits such Overadvance to be outstanding, but solely with respect to the amount of such Overadvance. In addition, Overadvances may be made even if the conditions to lending set forth in Section 2 have not been met. All Overadvances shall constitute Index Rate Loans, shall bear interest at the Default Rate and shall be payable on the earlier of demand or the Commitment Termination Date. Except for Overadvances made for the purpose of protecting or preserving the Collateral, as Agent deems necessary or desirable, and as otherwise provided in Section 1.11(b), the authority of Agent to make Overadvances is limited to an aggregate amount not to exceed a Dollar Equivalent of $5,000,000 at any time, shall not cause the Dollar Equivalent of the aggregate Revolving Loan to exceed the Maximum Amount, and may be revoked prospectively by a written notice to Agent signed by Lenders holding more than 50% of the Commitments.

               (iv) From the Closing Date until the earlier of (a) a determination by Agent, in its sole discretion, that the syndication is complete or (b) the date 180 days after the Closing Date, additional Persons may become party hereto as a Lender or any Lender may agree to increase its Commitment (any such Person or Lender, an "Increase Lender") pursuant to a joinder agreement in form and substance reasonably acceptable to Agent; provided, that after giving effect to any such addition or increase the Commitment of any Increase Lender shall be at least $5,000,000 and a multiple of $1,000,000; provided, further, that following any such addition or increase the aggregate Commitment of the Lenders shall not exceed $200,000,000. The consent of Agent and, as long as no Event of Default has occurred and is continuing, in the case of the addition of any Person as a Lender that is not a Qualified Assignee, the Borrowers, shall be required prior to the addition of any Person as a Lender or the increase of the Commitment of any Lender pursuant to this Section 1.1(a)(iv). Each Increase Lender shall accept an assignment from the existing Lenders (not including such Increase Lender, as applicable), and such existing Lenders shall make a ratable assignment to such Increase Lender of an interest in the outstanding Revolving Loan such that, after giving effect thereto, the Revolving Loan shall be held ratably by the Lenders (including such Increase Lender) in proportion to their respective Commitments. Assignments pursuant to the preceding sentence shall be automatic after giving effect to any addition of any Person as a Lender or any increase of the Commitment of any Lender, in either case pursuant to this Section 1.1(a)(iv), and shall be made in exchange for the principal amount assigned plus accrued and unpaid interest and any accrued and unpaid Fee due pursuant to Section 1.9(c). In addition, the Borrowers shall pay any LIBOR funding breakage costs due to any Lender in accordance with Section 1.13(b).

          (b) Swing Line Facility.

               (i) Agent shall notify the Swing Line Lender upon Agent's receipt of any Notice of Revolving Credit Advance in respect of a Revolving Credit Advance to be denominated in Dollars and to accrue interest at the Dollar Index Rate. Subject to the terms and conditions hereof, the Swing Line Lender may, in its discretion, make available from time to time until the Commitment Termination Date advances in Dollars to the U.S. Borrowers (each, a "Swing Line Advance") in accordance with any such notice. The provisions of this Section 1.1(b) shall not relieve Lenders of their obligations to make Revolving Credit Advances under Section 1.1(a); provided, that if the Swing Line Lender makes a Swing Line Advance pursuant to any such notice, such Swing Line Advance shall be in lieu of any Revolving Credit Advance that otherwise may be made by Revolving Credit Lenders pursuant to such notice. The aggregate amount of Swing Line Advances outstanding shall not exceed at any time the Swing Line Availability as of such time. Until the Commitment Termination Date, the U.S. Borrowers may from time to time borrow, repay and reborrow under this Section 1.1(b). Each Swing Line Advance shall be made pursuant to a Notice of Revolving Credit Advance delivered to Agent by Borrower Representative on behalf of the applicable U.S. Borrower in accordance with Section 1.1(a). Any such notice must be given no later than 11:00 a.m. (New York time) on the Business Day of the proposed Swing Line Advance. Unless the Swing Line Lender has received at least one Business Day's prior written notice from Requisite Lenders instructing it not to make a Swing Line Advance, the Swing Line Lender shall, notwithstanding the failure of any condition precedent set forth in Sections 2.2, be entitled to fund that Swing Line Advance, and to have each Lender make Revolving Credit Advances in accordance with Section 1.1(b)(iii) or purchase participating interests in accordance with Section 1.1(b)(iv). Subject to Section 1.5(d), the Swing Line Loan shall accrue interest at the Dollar Index Rate. If any Lender shall fail to make available to Agent its Pro Rata Share of any Revolving Credit Advance in accordance with Section 1.1(b)(iii), Borrowers shall repay the outstanding principal amount of the portion of the Swing Line Loan then outstanding due to such failure upon demand therefor by Agent.

               (ii) Each U.S. Borrower shall execute and deliver to the Swing Line Lender a promissory note to evidence the Swing Line Commitment. Such note shall be in the principal amount of the Swing Line Commitment of the Swing Line Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(b)(ii) (the "Swing Line Note"). The Swing Line Note shall represent the obligation of each U.S. Borrower to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances made to such U.S. Borrower together with interest thereon as prescribed in
Section 1.5. The entire unpaid balance of the Swing Line Loan and all other noncontingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

               (iii) The Swing Line Lender, at any time and from time to time no less frequently than once weekly, shall on behalf of the Borrower Representative (and the Borrower Representative hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Lender (including the Swing Line Lender) to make available to the U.S. Borrowers its Pro Rata Share of Revolving Credit Advances in Dollars equal, in the aggregate, to the principal amount of the Swing Line Loan (the "Refunded Swing Line Loan") outstanding on the date such notice is given. Unless any of the events described in Sections 8.1(h) or 8.1(i) has occurred (in which event the procedures of Section 1.1(b)(iv) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied, each Lender shall disburse directly to Agent its Pro Rata Share of such Revolving Credit Advances on behalf of the Swing Line Lender prior to 3:00 p.m. (New York time) in immediately available funds on the Business Day next succeeding the date that notice is given. The proceeds of those Revolving Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan.

               (iv) If, prior to refunding a Swing Line Loan with a Revolving Credit Advance pursuant to Section 1.1(b)(iii), one of the events described in Sections 8.1(h) or 8.1(i) has occurred, then, subject to the provisions of
Section 1.1(b)(v) below, each Lender shall, on the date such Revolving Credit Advance was to have been made, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan in an amount equal to its Pro Rata Share of such Swing Line Loan. Upon request, each Lender shall promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation interest.

               (v) Each Lender's obligation to make Revolving Credit Advances in accordance with Section 1.1(b)(iii) and to purchase participation interests in accordance with Section 1.1(b)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the Swing Line Lender, any U.S. Borrower or any other Person for any reason whatsoever;
(B) the occurrence or continuance of any Default or Event of Default; (C) any inability of any U.S. Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement at any time or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Lender does not make available to Agent or the Swing Line Lender, as applicable, the amount required pursuant to Sections 1.1(b)(iii) or 1.1(b)(iv), as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the Dollar Index Rate thereafter.

          (c) Reliance on Notices; Appointment of Borrower Representative. Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Conversion/Continuation or similar notice believed by Agent to be genuine. Agent may assume that each Person executing and delivering any notice in accordance herewith was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary.

Each Borrower hereby designates Holdings as its representative and agent on its behalf for the purposes of issuing Notices of Revolving Credit Advances and Notices of Conversion/Continuation, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents. Borrower Representative hereby accepts such appointment. Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

          1.2 Letters of Credit. Subject to and in accordance with the terms and conditions contained herein and in Annex B, Borrower Representative, on behalf of the applicable Borrower (and any Subsidiary thereof that may be a co-applicant on any applicable Letter of Credit), shall have the right to request, and Lenders agree to incur, or purchase participations in, Letter of Credit Obligations.

          1.3 Prepayments; Commitment Reductions.

          (a) Reductions in Commitments. Borrowers may at any time, on at least five (5) days' prior written notice by Borrower Representative to Agent of the intent of the Borrowers to effect such a reduction and at least two (2) days' prior written notice by Borrower Representative to Agent of the exact date on which such reduction shall occur, permanently reduce (but not terminate) the Commitment; provided, that (A) any such reduction shall be in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of such amount, (B) the Commitment shall not be reduced to an amount less than the sum of (i) the Dollar Equivalent of the amount of the aggregate Revolving Loan then outstanding and (ii) the Swing Line Loan then outstanding, and (C) after giving effect to such reductions, Borrowers shall comply with Sections 1.3(b)(i) and (ii). In addition, Borrowers may at any time, on at least ten (10) days' prior written notice by Borrower Representative to Agent of the intent of the Borrowers to effect such a termination and at least two (2) days' prior written notice by Borrower Representative to Agent of the exact date on which such termination shall occur, terminate the Commitment; provided, that upon such termination, all Loans and other Obligations shall be immediately due and payable in full and all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance with Annex B hereto. Any reduction or termination of the Commitment must be accompanied by payment of the Fee required by Section 1.9(c), if any, plus the payment of any LIBOR funding breakage costs in accordance with
Section 1.13(b). Upon any such reduction or termination of the Commitment, each Borrower's right to request Revolving Credit Advances, or request that Letter of Credit Obligations be incurred on its behalf, or request Swing Line Advances, shall simultaneously be permanently reduced or terminated, as the case may be; provided, that a permanent reduction of the Commitment below $100,000,000 shall require a corresponding pro rata reduction in the Sterling Subfacility Limit and the L/C Sublimit to the extent of such reduction below $100,000,000.

          (b) Mandatory Prepayments.

               (i) If at any time the aggregate outstanding balance of the Revolving Loan and the Swing Line Loan exceeds the Maximum Amount, Borrowers shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding Revolving Credit Advances, Borrowers shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Annex B to the extent of such remaining excess. If at any time the Dollar Equivalent of the aggregate outstanding principal balance of Revolving Credit Advances outstanding to the U.K. Borrowers and the Dollar Equivalent of the outstanding Letter of Credit Obligations incurred on behalf of the U.K. Borrowers, in the aggregate, exceed the Sterling Subfacility Limit, the U.K. Borrowers shall, at Agent's request, immediately repay such Revolving Credit Advances to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding principal balance of such Revolving Credit Advances, the U.K. Borrowers shall, at Agent's request, provide cash collateral for such Letter of Credit Obligations in the manner set forth in Annex B to the extent of such remaining excess.

               (ii) If at any time the aggregate outstanding balance of the Revolving Credit Advances and Swing Line Advances outstanding to the U.S. Borrowers and the Dollar Equivalent of the Letter of Credit Obligations incurred on behalf of the U.S. Borrowers, in the aggregate, exceed the U.S. Borrowing Base, the U.S. Borrowers shall immediately repay such outstanding Revolving Credit Advances and Swing Line Advances to the extent required to eliminate such excess. If any such excess remains after repayment in full of such outstanding Revolving Credit Advances and Swing Line Advances, the U.S. Borrowers shall provide cash collateral for such Letter of Credit Obligations in the manner set forth in Annex B to the extent of such remaining excess. If at any time the Dollar Equivalent of the aggregate outstanding balance of the Revolving Credit Advances outstanding to the U.K. Borrowers and the Dollar Equivalent of the Letter of Credit Obligations incurred on behalf of the U.K. Borrowers, in the aggregate, exceed the U.K. Borrowing Base, the U.K. Borrowers shall immediately repay such outstanding Revolving Credit Advances to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding principal balance of such Revolving Credit Advances, the U.K. Borrowers shall, at Agent's request, provide cash collateral for such Letter of Credit Obligations in the manner set forth in Annex B to the extent of such remaining excess. Notwithstanding the foregoing, any Overadvance made pursuant to Section 1.1(a)(iii) shall be repaid in accordance with Section 1.1(a)(iii).

               (iii) Subject to Section 1.3(c), immediately upon receipt by any Sotheby Entity of any cash proceeds of any asset disposition, the applicable Borrower (which is the Borrower that received such cash proceeds or, if such cash proceeds are received by a Sotheby Entity other than a Borrower, which is the Borrower that is the most direct holder of Stock of such Sotheby Entity) shall prepay the Secured Obligations (and cash collateralize the

Letter of Credit Obligations, as applicable) in an amount equal to all of such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Sotheby Entities in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, (C) amounts payable to holders of senior Liens on such asset (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith. Any such prepayment shall be applied in accordance with Section 1.3(d) or (e), as applicable. The following shall not be subject to mandatory prepayment under this clause (iii): (1) proceeds of sales of Inventory in the ordinary course of business; (2) asset dispositions giving rise to proceeds having a Dollar Equivalent of less than $750,000 in the aggregate for any Fiscal Year; and (3) asset disposition proceeds with respect to Equipment or Fixtures that are reinvested in Equipment or Fixtures within one hundred and eighty (180) days of receipt thereof; provided, that the applicable Borrower notifies Agent of its intent to reinvest at the time such proceeds are received and when such reinvestment occurs.

               (iv) Subject to Section 1.3(c), if any Sotheby Entity issues Stock to any entity other than another Sotheby Entity, no later than the Business Day following the date of receipt of any cash proceeds thereof, the applicable Borrower (which is the Borrower that received such cash proceeds or, if such cash proceeds are received by a Sotheby Entity other than a Borrower, which is the Borrower that is the most direct holder of Stock of such Sotheby Entity) shall prepay the Secured Obligations (and cash collateralize Letter of Credit Obligations, as applicable) in an amount equal to all such proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith. Any such prepayment shall be applied in accordance with Section 1.3(d) or (e), as applicable. The following shall not be subject to prepayment under this clause (iv) up to a Dollar Equivalent of $1,000,000 in the aggregate for any Fiscal Year: (1) proceeds of Stock issuances to employees of any Sotheby Entity and (2) proceeds of Stock issuances to Persons that hold Stock of Holdings as of the Closing Date.

          (c) Adjustments to Mandatory Prepayment Amounts. The Borrowers shall be required to make any prepayment otherwise payable pursuant to Sections 1.3(b)(iii), 1.3(b)(iv) or 5.4 only to the extent that the amount of such prepayment exceeds (i) in the case of the U.S. Borrowers, the U.S. Borrowing Availability as of the date of such required prepayment or (ii) in the case of the U.K. Borrowers, the U.K. Borrowing Availability as of the date of such required prepayment, in each case as set forth in a Borrowing Base Certificate delivered as of the date of such required prepayment. In addition, if, after giving effect to the previous sentence, any U.K. Borrower shall be required to make a prepayment pursuant to Sections 1.3(b)(iii), 1.3(b)(iv) or 5.4 in excess of the outstanding principal balance of the Revolving Credit Advances outstanding to the U.K. Borrowers and the Letter of Credit Obligations incurred on behalf of the U.K. Borrowers, in the aggregate, as of such date, then the U.S. Borrowers shall be jointly and severally liable to make a prepayment of the Loans (and cash collateralize the Letter of Credit Obligations) (in addition to any prepayment made by such U.K. Borrower pursuant to Sections 1.3(b)(iii), 1.3(b)(iv) or 5.4, as applicable) in an amount equal to (i) the amount of such excess minus (ii) the U.S. Borrowing Availability as of the date of such required prepayment as set forth in a Borrowing Base Certificate delivered to Agent.

          (d) Application of Mandatory Prepayments by U.S. Borrowers. Subject to the terms of the Collateral Documents, any prepayments made by any U.S. Borrower pursuant to Sections 1.3(b)(iii) or (iv) or Section 5.4 shall be applied as follows: first, to Fees and reimbursable expenses of Agent then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on the Swing Line Loan; third, to the principal balance of the Swing Line Loan until the same has been paid in full; fourth, to interest then due and payable on Revolving Credit Advances outstanding to the U.S. Borrowers; fifth, to the principal balance of Revolving Credit Advances outstanding to the U.S. Borrowers until the same have been paid in full; sixth, to any Letter of Credit Obligations incurred on behalf of the U.S. Borrowers to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B; seventh, to any other Obligations owing by the U.S. Credit Parties; eighth, to amounts owing by the U.S. Credit Parties in respect of Bank Product and Hedging Obligations; ninth, to interest then due and payable on the Revolving Credit Advances outstanding to the U.K. Borrowers; tenth, to the principal balance of the Revolving Credit Advances outstanding to the U.K. Borrowers, pro rata, until the same have been paid in full; eleventh, to any Letter of Credit Obligations incurred on behalf of the U.K. Borrowers to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B; twelfth, to any other Obligations owing by the U.K. Credit Parties; and, last, to any amounts owing by the U.K. Credit Parties in respect of Bank Product and Hedging Obligations. The Commitment shall not be permanently reduced by the amount of any such prepayments.

          (e) Application of Mandatory Prepayments by U.K. Borrowers. Subject to the terms of the Collateral Documents, any prepayments made by any U.K. Borrower pursuant to Sections 1.3(b)(iii) or (iv) or Section 5.4 above shall be applied as follows: first, to Fees and reimbursable expenses of Agent then due and payable pursuant to any of the Loan Documents in respect of the Revolving Loans made to the U.K. Borrowers; second, to interest then due and payable on Revolving Credit Advances outstanding to the U.K. Borrowers; third, to the principal balance of Revolving Credit Advances outstanding to the U.K. Borrowers until the same have been paid in full; fourth, to any Letter of Credit Obligations incurred on behalf of the U.K. Borrowers to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B; fifth, to any other Obligations owing by the U.K. Credit Parties; and, last, to any amounts owing by the U.K. Credit Parties in respect of Bank Product and Hedging Obligations. Neither the Commitment nor the Sterling Subfacility Limit shall be permanently reduced by the amount of any such prepayments.

          (f) No Implied Consent. Nothing in this Section 1.3 shall be construed to constitute Agent's or any Lender's consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.

          (g) Application to Revolving Credit Advances. Any prepayment made on the Revolving Credit Advances or Swing Line Advances outstanding to the U.S. Borrowers pursuant to Sections 1.1(a)(i), 1.3(b) or 5.4 shall be applied to prepay such Revolving Credit Advances or Swing Line Advances, as applicable, in the inverse order in which such Revolving Credit Advances or Swing Line Advances, as applicable, were made. Any prepayment made on the

Revolving Credit Advances outstanding to the U.K. Borrowers pursuant to Sections 1.1(a)(i), 1.3(b) or 5.4 shall be applied to prepay such Revolving Credit Advances in the inverse order in which such Revolving Credit Advances were made. Application to specific Advances pursuant to this Section 1.3(g) shall not affect the calculation of the indemnities, if any, owing to the Lenders pursuant to Section 1.13(b).

          1.4 Use of Proceeds. Borrowers shall utilize the proceeds of the Loans solely for the financing of Borrowers' ordinary working capital and general corporate needs. Disclosure Schedule (1.4) contains a description of Borrowers' sources and uses of funds as of the Closing Date, including any Loans and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses.

          1.5 Interest and Applicable Margins.

          (a) Borrowers shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances denominated in Dollars, the Dollar Index Rate plus the Applicable Dollar Revolver Index Margin per annum or, at the election of Borrower Representative, the applicable Dollar LIBOR Rate plus the Applicable Dollar Revolver LIBOR Margin per annum, (ii) with respect to the Revolving Credit Advances denominated in Sterling, the Sterling Index Rate plus the Applicable Sterling Revolver Index Margin per annum or, at the election of Borrower Representative, the applicable Sterling LIBOR Rate plus the Applicable Sterling Revolver LIBOR Margin per annum and (iii) with respect to the Swing Line Loan, the Dollar Index Rate plus the Applicable Dollar Revolver Index Margin per annum.

          As of the Closing Date, the Applicable Margins are as follows:

-------------------------------------------------
Applicable Dollar Revolver Index Margin     1.25%
-------------------------------------------------
Applicable Dollar Revolver LIBOR Margin     2.75%
-------------------------------------------------
Applicable Sterling Revolver Index Margin   1.25%
-------------------------------------------------
Applicable Sterling Revolver LIBOR Margin   2.75%
-------------------------------------------------
Applicable L/C Margin                       2.75%
-------------------------------------------------
Applicable Unused Line Fee Margin           0.50%
-------------------------------------------------

          The Applicable Margins (other than the Applicable L/C Margin and the Applicable Unused Line Fee Margin) may be adjusted by reference to the following grids following receipt of Financial Statements with respect to the Fiscal Quarter ending March 31, 2005:

--------------------------------------------------------
If the Fixed Charge Coverage Ratio
for the immediately preceding four   Level of
Fiscal Quarters is:                  Applicable Margins:
--------------------------------------------------------
> 1.50x                              Level I
--------------------------------------------------------
>= 1.25x but <= 1.50x                Level II
--------------------------------------------------------
< 1.25x                              Level III
--------------------------------------------------------

                                   ------------------------------
                                         Applicable Margins
                                   ------------------------------
                                   Level I   Level II   Level III
-----------------------------------------------------------------
Applicable Dollar Revolver
Index Margin                         1.00%     1.25%       1.50%
-----------------------------------------------------------------
Applicable Dollar Revolver LIBOR
Margin                               2.50%     2.75%       3.00%
-----------------------------------------------------------------
Applicable Sterling Revolver
Index Margin                         1.00%     1.25%       1.50%
-----------------------------------------------------------------
Applicable Sterling Revolver
LIBOR Margin                         2.50%     2.75%       3.00%
-----------------------------------------------------------------

          Adjustments in such Applicable Margins shall be implemented quarterly on a prospective basis, for each calendar month commencing at least five (5) days after the date of delivery to Lenders of the quarterly unaudited or annual audited (as applicable) Financial Statements evidencing the need for an adjustment. Concurrently with the delivery of those Financial Statements, Borrower Representative shall deliver to Agent and Lenders a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, such Applicable Margins. Failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in such Applicable Margins to the highest level set forth in the foregoing grid (i.e., Level III), until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required. If an Event of Default has occurred and is continuing at the time any reduction in such Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which such Event of Default is waived or cured.

          (b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          (c) All computations of Fees calculated on a per annum basis and interest on all Loans denominated in Dollars shall be made by Agent on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. All computations of interest on all Loans denominated in Sterling shall be made by Agent on the basis of a 365-day year for the actual number of days occurring the period for which such interest is payable. The Dollar Index Rate and the Sterling Index Rate are floating rates determined for each day. Each determination by Agent of an interest rate and Fees hereunder shall be presumptive evidence of the correctness of such rates and Fees.

          (d) So long as an Event of Default has occurred and is continuing under Section 8.1(a), (h) or (i) or so long as any other Event of Default has occurred and is continuing and at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to Borrower Representative, the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by two percentage points (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder unless Agent or Requisite Lenders elect to impose a smaller increase (the "Default Rate"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand.

          (e) Subject to the conditions precedent set forth in Section 2.2, Borrower Representative shall have the option to (i) request that any Revolving Credit Advance be made as a LIBOR Loan, (ii) convert at any time all or any portion of the outstanding Revolving Loan from Index Rate Loans to LIBOR Loans,
(iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with Section 1.13(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of the outstanding Revolving Loan as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued portion of the outstanding Revolving Loan shall commence on the first day after the last day of the LIBOR Period of the portion of the outstanding Revolving Loan to be continued. Any portion of the outstanding Revolving Loan to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of (i) if denominated in Dollars, $5,000,000 or an integral multiple of $1,000,000 in excess of such amount or (ii) if denominated in Sterling, 'L'3,000,000 or an integral multiple of 'L'500,000 in excess of such amount. Any such election must be made by 11:00 a.m. (New York time) on the third Business Day prior to (1) the date of any proposed Revolving Credit Advance which is to be made as a LIBOR Loan, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower Representative wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower Representative in such election. If no election is received with respect to a LIBOR Loan by 11:00 a.m. (New York time) on the third Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default has occurred and is continuing or if the additional conditions precedent set forth in

Section 2.2 shall not have been satisfied), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower Representative must make such election by notice to Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation") in the form of Exhibit 1.5(e). No portion of the outstanding Revolving Loan may be made as or converted into a LIBOR Loan until the earlier of (i) forty-five (45) days after the Closing Date or (ii) completion of the syndication in accordance with
Section 1.1(a)(iv). Notwithstanding anything in this Section 1.5(e) or Agreement to the contrary, conversions and continuations of Index Rate Loans and LIBOR Loans hereunder shall not result in refinancings or repayments of such portions of the outstanding Revolving Loan, but only repricings of such continuously outstanding portions of the outstanding Revolving Loan.

          (f) Notwithstanding anything to the contrary set forth in this Section 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate.

          1.6 Eligible Art Loans. All of the Art Loans owned by each Borrower and reflected in the most recent Borrowing Base Certificate delivered by the Borrower Representative to Agent shall be "Eligible Art Loans" for purposes of this Agreement, except any Art Loans to which any of the exclusionary criteria set forth below applies. Agent shall have the right to establish, modify or eliminate Reserves against Eligible Art Loans from time to time in its reasonable credit judgment. In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below and to establish new criteria, and to adjust advance rates with respect to Eligible Art Loans, in its reasonable credit judgment, reflecting changes in the collectibility or realization values of such Art Loans arising or discovered by Agent after the Closing Date subject to the approval of Supermajority Lenders in the case of adjustments or new criteria or changes in advance rates which have the effect of making more credit available. Eligible Art Loans shall not include any Art Loan of any Borrower:

          (a) that is not secured by a first priority security interest in the applicable Works of Art in favor of such Borrower that is perfected in each applicable jurisdiction (i) by the filing of a financing statement pursuant to the UCC or the PPSA or (ii) by possession of such Works of Art by such Borrower or its agent at all times until such Art Loan has been repaid;

          (b) if the security interest of such Borrower in the applicable Works of Art is perfected by possession of such Works of Art by a Person acting as an agent of such Borrower

(which Person may be another Sotheby Entity) or such Works of Art are otherwise in the possession of any Person other than such Borrower, unless otherwise agreed by Agent, such Person has not executed a bailee letter, or other arrangements have not been entered into, in form and substance reasonably acceptable to Agent;

          (c) (i) if any Work of Art securing repayment of such Art Loan is not
(x) located in the United States, Canada, the United Kingdom, or a Permitted Country or (y) or in transport between such countries or (ii) if any Work of Art securing repayment of such Art Loan is located in a Permitted Country, such Borrower shall not have taken each action reasonably required by Agent with respect to such Work of Art located in such Permitted Country in order to protect the interests of such Borrower and Agent therein under the laws of such Permitted Country;

          (d) if the Works of Art securing repayment of such Art Loan are held by such Borrower (i) at a location in which a Sotheby Entity has obtained a leasehold interest after the Closing Date, unless otherwise agreed by Agent, the lessor thereof shall not have executed a landlord waiver, in form and substance reasonably acceptable to Agent, or (ii) at any warehouse, storage facility or other third-party location (including, without limitation, the Geneva free port, but not including the location of any agent described in paragraph (b) above), unless otherwise agreed by Agent, such third party has not executed a bailee letter in form and substance reasonably acceptable to Agent;

          (e) with respect to which (i) such Borrower shall not have conducted
(x) appropriate UCC, tax lien and judgment searches against the applicable Art Loan Debtor or (y) with respect to any Art Loan originated by such Borrower after the Closing Date, in the case of any Art Loan Debtor located in the United Kingdom, appropriate bankruptcy, winding up and company searches against the applicable Art Loan Debtor and (ii) the results of such searches shall not have indicated any material risks with respect to the applicable Art Loan Debtor or the Works of Art securing repayment of such Art Loan;

          (f) with respect to which such Art Loan and the related security interest are not governed by a loan and security agreement reasonably acceptable to Agent in form and substance;

          (g) with respect to which the Works of Art securing repayment of such Art Loan are (i) not in the possession of (x) such Borrower, (y) an agent described in paragraph (b) above or (z) the applicable Art Loan Debtor, (ii) not adequately insured by such Borrower or the applicable Art Loan Debtor or (iii) if such Works of Art are insured by the applicable Art Loan Debtor, not subject to a valid loss payable endorsement in favor of such Borrower with respect to such Works of Art;

          (h) with respect to which the Art Loan Debtor is the original artist or creator of any of the Works of Art securing repayment of such Art Loan;

          (i) with respect to which any payment under the related loan agreement (or any other Art Loan outstanding to such related Art Loan Debtor) has been deemed by such Borrower to be non-accrual;

          (j) that is subject to litigation challenging the validity or enforceability of such Art Loan or any related documentation or the validity, enforceability, perfection or priority of such Borrower's security interest in any Work of Art securing such Art Loan;

          (k) that is subject to litigation challenging the rights of the related Art Loan Debtor in any Work of Art securing such Art Loan, which litigation, in the reasonable judgment of Agent, has a material risk of being determined adversely to such Borrower;

          (l) (i) that is not denominated in Dollars, Canadian Dollars, Sterling, Euros, Swiss Francs or an Alternative Art Loan Currency or (ii) if such Art Loan is denominated in an Alternative Art Loan Currency, unless Agent shall have otherwise agreed, a Credit Party (in the case of any U.K. Borrower) or a U.S. Credit Party (in the case of any U.S. Borrower) shall have not entered into a Rate Management Transaction reasonably acceptable to Agent (x) having a notional amount substantially equal to the outstanding principal balance of such Art Loan at all times until the maturity of such Art Loan and (y) directly mitigating the risk associated with changes in the exchange rate between the currency in which such Art Loan is denominated and Dollars (in the case of any Art Loan owned by a U.S. Borrower) or Sterling (in the case of any Art Loan owned by a U.K. Borrower) at all times until the maturity of such Art Loan;

          (m) that was not generated in the ordinary course of the applicable Borrower's business;

          (n) unless Agent shall have otherwise agreed, that by its terms is due and payable later than 18 months following the later of (i) the date of the initial advance of such Art Loan or (ii) the most recent extension of the maturity thereof;

          (o) to the extent that any defense, counterclaim, setoff or dispute (other than any dispute described in clauses (j) or (k) above) is asserted as to repayment by the relevant Art Loan Debtor of such Art Loan;

          (p) that is subject to any Lien of any Person other than Agent, except Permitted Encumbrances;

          (q) with respect to which the Art Loan Debtor is a director, officer, other employee or Affiliate of any Sotheby Entity, unless Agent shall have determined, in its sole discretion, that such Art Loan shall constitute an Eligible Art Loan notwithstanding the provisions of this clause (q);

          (r) that is the obligation of an Art Loan Debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof;

          (s) to the extent by which the outstanding principal balance of such Art Loan exceeds sixty percent (60%) of the aggregate Estimated Value of the Works of Art securing repayment of such Art Loan;

          (t) in the case of an Art Loan Debtor that is not an individual, such Borrower has not obtained confirmation of authorization of the incurrence of such Art Loan by such Person and the individuals executing documents on its behalf;

          (u) with respect to which the related Art Loan Debtor suspends business (in the case of an Art Loan Debtor that is not an individual), makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due;

          (v) a petition is filed by or against the related Art Loan Debtor under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

          (w) to the extent any Sotheby Entity is liable for goods sold or services rendered by the applicable Art Loan Debtor to such Sotheby Entity, but only to the extent of the potential offset;

          (x) with respect to which (i) any of the documentation evidencing such Art Loan is not in the possession of such Borrower or Agent or (ii) any of the representations or warranties in this Agreement and the other Loan Documents is untrue;

          (y) to the extent such Art Loan exceeds any credit limit with respect to any Art Loan Debtor established by Agent, in its reasonable credit judgment, taking into account the nature and value of the Works of Art securing such Art Loan and after consultation with the Borrower Representative; or

          (z) with respect to which the initial outstanding principal amount is less than (i) if owned by a U.S. Borrower, $25,000 or (ii) if owned by a U.K. Borrower, 'L'25,000.

          1.7 [Reserved]

          1.8 Cash Management Systems. Within 90 days after the Closing Date, the Credit Parties will establish and will maintain until the Termination Date the cash management systems described in Annex C (the "Cash Management Systems").

          1.9 Fees.

          (a) Borrowers shall pay to GE Capital, individually, the Fees specified in the GE Capital Fee Letter.

          (b) As additional compensation for the Lenders, Borrowers shall pay to Agent, for the ratable benefit of the Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a Fee for Borrowers' non-use of available funds in an amount equal to the Applicable Unused Line Fee Margin per annum (calculated on the basis of a 360 day year for actual days elapsed) multiplied by the difference between (x) the Maximum Amount (as it may be increased or reduced from time to time) and (y) the average for the period of the daily closing balances of the aggregate Revolving Loan and the Swing Line Loan outstanding during the period for which such Fee is due.

          (c) If Borrowers reduce or terminate the Commitment prior to the second anniversary of the Closing Date, whether voluntarily or involuntarily and whether before or after acceleration of the Obligations, Borrowers shall pay to Agent, for the benefit of Lenders as liquidated damages and compensation for the costs of being prepared to make funds available hereunder, an amount equal to
(i) if such reduction or termination occurs prior to the first anniversary of the Closing Date, 1.0% multiplied by the amount of such reduction of the Commitment or (ii) if such reduction or termination occurs after the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date, 0.50% multiplied by the amount of such reduction of the Commitment. The Borrowers agree that such fee is a reasonable calculation of Lenders' lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early termination of the Commitment.

          (d) Borrowers shall pay to Agent, for the ratable benefit of Lenders, the Letter of Credit Fee as provided in Annex B.

          1.10 Receipt of Payments. Borrowers shall make each payment under this Agreement not later than 2:00 p.m. (New York time) on the day when due in immediately available funds in Dollars or Sterling, as applicable, to the applicable Collection Account. Payments received after 2:00 p.m. New York time on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

          1.11 Application and Allocation of Payments.

          (a) So long as no Event of Default has occurred and is continuing, (i) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (ii) voluntary prepayments shall be applied in accordance with the provisions of Section 1.3(a); and (iii) mandatory prepayments shall be applied as set forth in Section 1.3(d) or 1.3(e), as applicable. All payments and prepayments applied to the Revolving Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. As to any other payment, and as to all payments made when an Event of Default has occurred and is continuing or following the Commitment Termination Date, each Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of such Borrower, and each Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all such payments against the Secured Obligations as Agent may deem advisable, subject to the terms of the Collateral Documents, notwithstanding any previous entry by Agent in the Loan Account or any other books and records. In the absence of a specific determination by Agent with respect thereto, payments shall be applied to amounts then due and payable in the following order, subject to the terms of the Collateral Documents: (1) to Fees and Agent's expenses reimbursable hereunder; (2) to interest on the Swing Line Loan; (3) to principal payments on the Swing Line Loan; (4) to interest on the Revolving Loan; (5) to principal payments on the Revolving Loan and to provide cash collateral for Letter of Credit Obligations in the manner described in Annex B; (6) to all other Obligations owing by the Credit Parties, including expenses of Lenders to the extent reimbursable under Section 11.3; and (7) to amounts owing in respect of Bank Product and Hedging Obligations; provided, that any payment by a U.K. Credit Party shall be applied only to the Secured Obligations of the U.K. Credit Parties according to the preceding order of priority.

          (b) Agent is authorized to, and at its sole election may, charge to the Revolving Loan balance on behalf of each Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)) and interest and principal, other than principal of the Revolving Loan, owing by Borrowers under this Agreement or any of the other Loan Documents if and to the extent Borrowers fail to pay promptly any such amounts as and when due, even if the Dollar Equivalent of the amount of such charges would exceed the applicable Borrowing Availability at such time. At Agent's option and to the extent permitted by law, any charges so made shall constitute a Revolving Credit Advance made in the applicable currency and part of the Revolving Loan hereunder.

          1.12 Loan Account and Accounting. Agent shall maintain a loan account (the "Loan Account") on its books to record: all Revolving Credit Advances and Swing

Line Advances, all payments made by Borrowers, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by each Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower's duty to pay the Obligations. Agent shall render to Borrower Representative a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account as to each Borrower for the immediately preceding month. Unless Borrower Representative notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall be presumptive evidence of all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

          1.13 Indemnity.

          (a) Each Credit Party shall jointly and severally indemnify and hold harmless each of Agent, Lenders and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified Person"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, "Indemnified Liabilities"); provided, that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER. It is understood and agreed that, notwithstanding anything to the contrary set forth in this Section 1.13(a), no U.K. Credit Party shall have any obligation to any Indemnified Person with respect to Indemnified Liabilities relating to Obligations of any U.S. Credit Party.

          (b) To induce Lenders to provide the LIBOR Loan option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or occurs as a result of acceleration, by operation of law or otherwise); (ii) any Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) any Borrower shall refuse to accept any borrowing of, or shall request a termination of, any borrowing of, conversion into or continuation of, LIBOR Loans after Borrower Representative has given notice requesting the same in accordance herewith; (iv) any Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower Representative has given a notice thereof in accordance herewith; or (v) any assignment shall occur pursuant to Section 1.1(a)(iv) or Section 1.16(d), then Borrowers shall jointly and severally indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (excluding loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the Dollar LIBOR Rate or the Sterling LIBOR Rate, as applicable, in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower Representative with its written calculation of all amounts payable pursuant to this Section 1.13(b), and such calculation shall be binding on the parties hereto unless Borrower Representative shall object in writing within ten (10) Business Days of receipt thereof, specifying the basis for such objection in detail.

          1.14 Access. Each Credit Party shall, during normal business hours, from time to time upon two (2) Business Days' prior notice as frequently as Agent reasonably determines to be appropriate: (a) provide Agent and any of its officers, employees and agents access to its properties, facilities, advisors, officers and employees and to the Collateral, (b) permit Agent, and any of its officers, employees and agents, to inspect, audit and make extracts from any Sotheby Entity's books and records, and (c) permit Agent, and its officers, employees and agents, to inspect, review, evaluate, and make test verifications and counts of the Collateral of any Credit Party; provided, that, if no Event of Default has occurred and is continuing, such Credit Party shall only be required to pay for the costs and expenses of two (2) such audits during any 12 month period beginning on the date hereof or any anniversary of the date hereof; provided, further, that, if an Event of Default has occurred and is continuing, each such Credit Party shall provide such access to Agent and to each Lender at all times and without advance notice. Furthermore, so long as any Event of Default has occurred and is continuing, each Credit Party shall provide Agent and each Lender with access to their suppliers and customers to the extent such access is within the rights and powers of such Credit Party. Each Credit Party shall make available to Agent and its counsel reasonably promptly originals or copies of all books and records that Agent may reasonably request. Each Credit Party shall deliver any document or instrument necessary for Agent, as it may from time to time reasonably request, to obtain records from any service bureau or other Person that maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party. Agent will give Lenders at least five (5) days' prior written notice of regularly scheduled audits. Representatives of other Lenders may accompany Agent's representatives on regularly scheduled audits at no charge to Borrowers.

          1.15 Taxes.

          (a)  Tax gross-up.

               (i) Each Credit Party shall make all payments to be made by it under the Loan Documents without any Tax Deduction, unless a Tax Deduction is required by law.

               (ii) The Borrower Representative shall promptly upon becoming aware that a Credit Party must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify Agent accordingly. Similarly, a Lender shall notify Agent promptly on becoming so aware in respect of any payment to that Lender pursuant to any Loan Document. If Agent receives such notification from a Lender it shall promptly notify the Borrower Representative.

               (iii) Subject to paragraph (iv) below, if a Tax Deduction is required by law to be made by any Credit Party, the amount of the payment due from such Credit Party shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

               (iv) A Credit Party is not required to make an increased payment to a Lender under paragraph (iii) above for a Tax Deduction in respect of tax imposed by the United Kingdom or the United States of America on a payment of interest on a Loan, if on the date on which the payment falls due:

                    (A) the payment could have been made to the relevant Lender without a Tax Deduction if it was a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or concession of any relevant taxing authority;

                    (B) with respect to any payment to be made by a U.K. Credit Party, (i) the relevant Lender is a U.K. Non-Bank Lender, or would have been a U.K. Non-Bank Lender were it not for any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or concession of any relevant taxing authority and (ii) the Board of the Inland Revenue has given (and not revoked) a direction under section 349C of the Taxes Act (as that provision has effect on the date on which the relevant Lender became a party to this Agreement) which relates to that payment and that Credit Party has notified that U.K. Non-Bank Lender of the precise terms of that notice; or

                    (C) with respect to any payment to be made by a U.K. Credit Party, the relevant Lender is a Treaty Lender and the Credit Party making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (viii) below.

               (v) If any Credit Party is required to make a Tax Deduction, such Credit Party shall make such Tax Deduction and any payment required in connection with such Tax Deduction within the time allowed and in the minimum amount required by law.

               (vi) Within thirty days of making either a Tax Deduction or any payment required in connection with a Tax Deduction, the Credit Party making such Tax Deduction shall deliver to Agent for the applicable Lender evidence reasonably satisfactory to such Lender that such Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

               (vii) A Treaty Lender shall, if so requested by Borrower Representative (on behalf of the U.K. Credit Parties), complete and file with the appropriate tax authority an application for authorization by that tax authority to make that payment without a Tax Deduction, but the Borrower Representative (on behalf of the U.K. Credit Parties) shall, thereafter, be responsible for dealing with such authority in relation to the processing of such application.

               (viii) A U.K. Non-Bank Lender which becomes a party to this Agreement as a Lender on the day on which this Agreement is entered into gives a Tax Confirmation to the U.K. Credit Parties by entering into this Agreement.

               (ix) A U.K. Non-Bank Lender shall promptly notify Agent who shall notify the U.K. Credit Parties if there is any change in the position from that set out in the Tax Confirmation.

          (b)  Tax indemnity.

               (i) The Credit Parties shall (within three Business Days of demand by Agent) pay (or procure payment) to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of any Loan Document.

               (ii) Paragraph (a) above shall not apply:

                    (A) with respect to any Tax (i) assessed on a Lender under
          (x) the law of the jurisdiction in which that Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Lender is treated as resident for tax purposes or (y) under the law of the jurisdiction in which that Lender's facility office is located in respect of amounts received or receivable in that jurisdiction and
          (ii) imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Lender; and

                    (B) to the extent a loss, liability or cost (i) is compensated for by an increased payment under Section 1.15(a) or (ii) would have been compensated for by an increased payment under Section 1.15(a) but was not so compensated solely because one of the exclusions in Section 1.15(a)(iv) applied.

               (iii) A Protected Party making, or intending to make a claim under, paragraph (i) above shall promptly notify Agent of the event which will give, or has given, rise to the claim, following which Agent shall notify the Borrower Representative.

               (iv) A Protected Party shall, on receiving a payment from a Credit Party under this Section 1.15(b), notify Agent.

          (c) Tax Credit. If a Credit Party makes a Tax Payment and the relevant Lender determines that:

               (i) a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

               (ii) that Lender has obtained, utilized and retained that Tax Credit,

the Lender shall pay an amount to the applicable Credit Party which that Lender determines will leave it (after that payment) in the same after-Tax position as it would have been had the Tax Payment not been required to be made by such Credit Party.

          (d) Stamp Taxes. The Credit Parties shall pay, and within three Business Days of demand, indemnify each Lender against any cost, loss, or liability that a Lender incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of the Loan Documents.

          (e) Value Added Tax.

               (i) All consideration expressed to be payable under the Loan Documents by any Credit Party to a Lender or Agent, shall be deemed to be exclusive of VAT. If VAT is chargeable on any supply made by any Lender or Agent to any Credit Party in connection with any Loan Document, such Credit Party shall pay to such Lender or Agent, as applicable, (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

               (ii) Where any Loan Document requires any Credit Party to reimburse a Lender or Agent for any costs or expenses, such Credit Party shall also at the same time pay and indemnify such Lender or Agent, as applicable, against all VAT incurred by such Lender or Agent, as applicable, in respect of the costs and expenses to the extent that such Lender or Agent, as applicable, reasonably determines that it is not entitled to credit or repayment of the VAT.

          1.16 Capital Adequacy; Increased Costs; Illegality.

          (a) If any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender (including, as applicable, as L/C Issuer) with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrowers shall from time to time upon demand by such Lender (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower Representative and to Agent shall be presumptive evidence of the matters set forth therein.

          (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to any Lender (including, as applicable, as L/C Issuer) of agreeing to make or making, funding or maintaining any Loan or Letter of Credit, then Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower Representative and to Agent by such Lender, shall be presumptive evidence of the matters set forth therein. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to this Section 1.16(b).

          (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's reasonable opinion, materially adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower Representative through Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) each Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing by such Borrower to such Lender, together with interest accrued thereon, unless Borrower Representative on behalf of such Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all LIBOR Loans into Index Rate Loans.

          (d) Within thirty (30) days after receipt by Borrower Representative of written notice and demand from any Lender (an "Affected Lender") for payment of additional amounts or increased costs as provided in Sections 1.15(a), 1.16(a) or 1.16(b), Borrower Representative may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected

Lender. So long as no Default or Event of Default has occurred and is continuing, Borrower Representative, with the consent of Agent, may obtain, at Borrowers' expense, a replacement Lender ("Replacement Lender") for the Affected Lender, which Replacement Lender must be reasonably satisfactory to Agent. If Borrowers obtain a Replacement Lender within ninety (90) days following notice of their intention to do so, the Affected Lender must sell and assign its outstanding Loans, Letter of Credit Obligations and Commitments to such Replacement Lender for an amount equal to the outstanding principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale and such assignment shall not require the payment of an assignment fee to Agent; provided, that Borrowers shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment. Notwithstanding the foregoing, Borrowers shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within 15 days following its receipt of Borrowers' notice of intention to replace such Affected Lender. Furthermore, if Borrowers give a notice of intention to replace and do not so replace such Affected Lender within ninety (90) days thereafter, Borrowers' rights under this Section 1.16(d) shall terminate with respect to such Affected Lender and Borrowers shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.15(a), 1.16(a) and 1.16(b).

          1.17 Credit Support. All Loans to each U.S. Borrower and all of the other Obligations of the each U.S. Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of the U.S. Borrowers secured, until the Termination Date, by all of the U.S. Collateral. All Loans to each U.K. Borrower and all of the other Obligations of each U.K. Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of the U.K. Borrowers secured, until the Termination Date, by all of the U.K. Collateral.

          1.18 Conversion to Dollars and Sterling.

          (a) Except as expressly set forth herein, all valuations or computations of monetary amounts set forth in this Agreement shall include the Dollar Equivalent of Sterling or any other applicable currency. All currency conversions to be made under this Agreement shall be made in accordance with the following procedure:

               (i) Conversions to Dollars shall occur in accordance with prevailing exchange rates, as determined by Agent in its reasonable discretion, on the applicable date.

               (ii) Conversions to Sterling shall occur in accordance with prevailing exchange rates, as determined by Agent in its reasonable discretion, on the applicable date.

               (iii) Revolving Credit Advances and Letter of Credit Obligations denominated in currencies other than Dollars shall be marked to market on (a) so long as the Aggregate Borrowing Availability equals or exceeds $5,000,000, the first Business Day of each month and (b) otherwise, the first Business Day of each week.

          (b) All valuations or computations of monetary amounts set forth in any Borrowing Base Certificate, any Art Loan Receivables Report or any other report, certificate, Financial Statement or other document delivered by any Credit Party to Agent hereunder shall be made in accordance with GAAP and the ordinary business practices of the Credit Parties as of the Closing Date; provided, that any such report or document shall set forth the conversion factors used with respect to any foreign currencies.

          1.19 Judgment Currency; Contractual Currency.

          (a) If, for the purpose of obtaining or enforcing judgment against any Credit Party in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section
1.19 referred to as the "Judgment Currency") an amount due under any Loan Document in any currency (the "Obligation Currency") other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding (i) the date of actual payment of the amount due, in the case of any proceeding in the courts of any jurisdiction that will give effect to such conversion being made on such date, or (ii) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 1.19 being hereinafter referred to as the "Judgment Conversion Date").

          (b) If, in the case of any proceeding in the court of any jurisdiction referred to in Section 1.19(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, the applicable Credit Party shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from a Credit Party under this Section 1.19(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.

          (c) The term "rate of exchange" in this Section 1.19 means the rate of exchange at which Agent would, on the relevant date at or about noon (New York City time), be able to sell the Obligation Currency against the Judgment Currency to prime banks.

          (d) Any amount received or recovered by Agent in respect of any sum expressed to be due to them (whether for itself or on behalf of any other person) from any Credit Party under this Agreement or under any of the other Loan Documents in a currency other than the currency (the "contractual currency") in which such sum is so expressed to be due (whether as a result of, or from the enforcement of, any judgment or order of a court or tribunal of any jurisdiction, the winding-up of a Borrower or otherwise) shall only constitute a discharge of such Borrower to the extent of the amount of the contractual currency that Agent is able, in accordance with its usual practice, to purchase with the amount of the currency so received or recovered on the date of receipt or recovery (or, if later, the first date on which such purchase is practicable). If the amount of the contractual currency so purchased is less than the amount of the contractual currency so expressed to be due, such Borrower shall indemnify Agent against any loss sustained by it as a result, including the cost of making any such purchase other than losses resulting from the gross negligence or willful misconduct of the Person seeking such indemnification.

          1.20 Currency of Account. Dollars are the currency of account and payment for each and every sum at any time due from the Borrowers hereunder; provided, that:

               (i) unless expressly provided elsewhere in this Agreement, each repayment of a Revolving Credit Advance or a part thereof advanced in Sterling shall be made in Sterling;

               (ii) each payment of interest in respect of principal, or any other sum, denominated in Sterling shall be made in Sterling;

               (iii) each payment in respect of costs and expenses incurred in Sterling shall be made in Sterling; and

               (iv) any other amount expressed to be payable in Sterling shall be paid in Sterling.

2. CONDITIONS PRECEDENT

          2.1 Conditions to the Initial Loans. No Lender shall be obligated to make any Loan or incur any Letter of Credit Obligations on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner reasonably satisfactory to Agent, or waived in writing by Agent:

          (a) Credit Agreement; Loan Documents. Each Loan Document delivered on the date hereof or counterparts thereof shall have been duly executed and delivered by Borrowers, each other Credit Party, Agent and Lenders party thereto; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as Annex D, each in form and substance reasonably satisfactory to Agent.

          (b) Repayment of Prior Lender Obligations. Agent shall have received evidence satisfactory to Agent that all of the Prior Lender Obligations have been repaid in full by the Borrowers and all Liens upon any of the property of Borrowers or any of their Subsidiaries in favor of the Prior Agent have been terminated.

          (c) Approvals. Agent shall have received (i) satisfactory evidence that the Sotheby Entities have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents or (ii) an officer's certificate in form and substance reasonably satisfactory to Agent affirming that no such consents or approvals are required (other than those that have been obtained).

          (d) Opening Availability. The Eligible Art Loans owned by the Borrowers on the Closing Date, after giving effect to any Reserves to be established on the Closing Date, shall be sufficient in value, as determined by Agent, to provide Borrowers, collectively, after giving effect to any initial Revolving Credit Advances made to the Borrowers and the incurrence of any initial Letter of Credit Obligations, with a U.S. Borrowing Availability of at least $15,000,000 and a U.K. Borrowing Availability of at least $5,000,000 as of the Closing Date.

          (e) Payment of Fees. Borrowers shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in Section 1.9 (including the Fees specified in the GE Capital Fee Letter) and shall have reimbursed Agent for all fees, costs and expenses of closing presented as of the Closing Date.

          (f) Capital Structure: Other Indebtedness. The capital structure of each Sotheby Entity and the terms and conditions of all Indebtedness of each Sotheby Entity shall be acceptable to Agent in its sole discretion.

          (g) Due Diligence. Agent shall have completed its business and legal due diligence with results reasonably satisfactory to Agent.

          (h) Senior Notes. All Obligations and all Liens granted under the Loan Documents shall constitute permitted indebtedness and permitted Liens, as applicable, under the Senior Note Indenture.

          (i) Syndication. Agent shall have determined that (i) there is an absence of any material adverse change or disruption in primary or secondary loan syndication markets, financial markets or in capital markets generally that would likely impair syndication of the Revolving Loan and the Commitment, and
(ii) each Borrower has fully cooperated with Agent's syndication efforts, including, without limitation, by providing Agent with information regarding such Borrower's operations and prospects and such other information as Agent deems necessary to successfully syndicate the Revolving Loan and the Commitment.

          (j) No Material Adverse Change. Since December 31, 2002, (i) no material adverse change has occurred in the business, financial or other condition of Holdings and its Subsidiaries taken as a whole, the industry in which Holdings and its Subsidiaries operates, or the collateral which will be subject to the security interest granted to Agent and Lenders or in the prospects of Holdings and its Subsidiaries taken as a whole, (ii) no litigation has commenced that, in the reasonable judgment of Agent, has a material risk of being determined adversely to the applicable Sotheby Entity and that, if so determined, would have a material adverse impact on Holdings and its Subsidiaries taken as a whole, their business, or their ability to repay the Loans, (iii) no litigation has commenced that would challenge the transactions under consideration and (iv) there has occurred no material increase in the liabilities, liquidated or contingent, of Holdings and its Subsidiaries taken as a whole, or a material decrease in the assets of Holdings and its Subsidiaries taken as a whole.

          2.2 Further Conditions to Each Loan. Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Advance, convert or continue any portion of the outstanding Revolving Loan as a LIBOR Loan or incur any Letter of Credit Obligation, if, as of the date thereof:

          (a) any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect as of such date as determined by Agent or Requisite Lenders (or in the case of a representation or warranty that is expressly made as of an earlier date, is untrue or incorrect as of such earlier date), except for changes therein expressly permitted or expressly contemplated by this Agreement, and Agent or Requisite Lenders have determined not to make such Advance, convert or continue any portion of the outstanding Revolving Loan as LIBOR Loan or incur such Letter of Credit Obligation as a result of the fact that such warranty or representation is untrue or incorrect;

          (b) any Default or Event of Default has occurred and is continuing or would result after giving effect to any Advance, the incurrence of any Letter of Credit Obligation, or the conversion or continuation of any portion of the outstanding Revolving Loan into, or as, a LIBOR Loan, and Agent or Requisite Lenders shall have determined not to make any Advance, convert or continue any portion of the outstanding Revolving Loan as a LIBOR Loan or incur any Letter of Credit Obligation as a result of that Default or Event of Default;

          (c) after giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), (i) the Dollar Equivalent of the outstanding principal amount of the aggregate Revolving Loan would exceed the Maximum Amount less the then outstanding principal amount of the Swing Line Loan, (ii) the aggregate outstanding principal balance of Revolving Credit Advances and Swing Line Advances made to U.S. Borrowers and the Dollar Equivalent of the Letter of Credit Obligations incurred for the benefit of the U.S. Borrowers would, in the aggregate, exceed the U.S. Borrowing Base, (iii) the Dollar Equivalent of the outstanding amount of the Letter of Credit Obligations would exceed the L/C Sublimit, (iv) the aggregate outstanding principal amount of the Swing Line Loan would exceed Swing Line Availability or (v) the Dollar Equivalent of the aggregate outstanding principal balance of Revolving Credit Advances made to U.K. Borrowers and the Dollar Equivalent of the outstanding amount of the Letter of Credit Obligations incurred for the benefit of the U.K. Borrowers would, in the aggregate, exceed either the Sterling Subfacility Limit or the U.K. Borrowing Base; or

          (d) notwithstanding the provisions of Annex F, the Borrowers shall not have delivered to Agent a Borrowing Base Certificate and Art Loan Receivables Report (accompanied in each case by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion), in each case prepared as of (i) with respect to any Advance to be made or Letter of Credit Obligation to be incurred during the first thirteen days of any Fiscal Month, the last of day of the second preceding Fiscal Month or (ii) with respect to any Advance to be made or Letter of Credit Obligation to be incurred during the remainder of any Fiscal Month, the last day of the preceding Fiscal Month.

The request and acceptance by any Borrower of the proceeds of any Advance, the incurrence of any Letter of Credit Obligations or the conversion or continuation of any portion of the outstanding Revolving Loan into, or as, a LIBOR Loan shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrowers that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by Borrowers of the cross-guaranty provisions set forth in Section 12 and of the granting and continuance of Agent's Liens, on behalf of itself and the other Secured Parties, pursuant to the Collateral Documents.

3. REPRESENTATIONS AND WARRANTIES

          To induce Lenders to make the Loans and to incur Letter of Credit Obligations, the Credit Parties, jointly and severally, make the following representations and warranties to Agent and each Lender with respect to all Sotheby Entities, each and all of which shall survive the execution and delivery of this Agreement.

          3.1 Corporate Existence; Compliance with Law.

          (a) Each Credit Party (i) is a corporation, limited liability company or limited partnership (or, in the case of Sotheby's U.K., an unlimited liability company) duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization set forth in Disclosure Schedule (3.1); (ii) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses or liabilities which could reasonably be expected to have a Material Adverse Effect; (iii) has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now conducted or proposed to be conducted; and (iv) is in compliance with its charter and bylaws or partnership or operating agreement, as applicable.

          (b) Each Sotheby Entity (i) subject to specific representations regarding Environmental Laws, has all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; and (ii) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          3.2 Executive Offices, Collateral Locations, FEIN. As of the Closing Date, each U.S. Credit Party's name as it appears in official filings in its jurisdiction of incorporation or organization, jurisdiction of incorporation or organization, organization type, organization number, if any, issued by its jurisdiction incorporation or organization, and the current location of each U.S. Credit Party's chief executive office and the warehouses and premises at which any Collateral is located are set forth in Disclosure Schedule (3.2), none of such locations has changed within the four (4) months preceding the Closing Date and each U.S.

Credit Party has only one jurisdiction of incorporation or organization. In addition, Disclosure Schedule (3.2) lists the federal employer identification number of each U.S. Credit Party.

          3.3 Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person's power; (b) have been duly authorized by all necessary corporate, limited liability company or limited partnership action; (c) do not contravene any provision of any Sotheby Entity's charter, bylaws or partnership or operating agreement as applicable; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Sotheby Entity is a party or by which any Sotheby Entity or any of its property is bound, including, without limitation, the Senior Note Indenture and the agreements executed in connection with the York Avenue Sale-Leaseback; (f) do not result in the creation or imposition of any Lien upon any of the property of any Sotheby Entity other than those in favor of Agent, on behalf of itself and the other Secured Parties, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person. Each of the Loan Documents shall be duly executed and delivered by each Credit Party and each such Loan Document shall constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms.

          3.4 Financial Disclosures. Except for the Projections, all Financial Statements concerning the Borrowers and their Subsidiaries that are referred to below (i) in the case of all Financial Statements concerning Holdings and its Subsidiaries on a consolidated basis, have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and (ii) present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

          (a) Financial Statements. The following Financial Statements attached hereto as Disclosure Schedule (3.4(a)) have been delivered on the date hereof:

               (i) The audited consolidated (with respect to Holdings and its Subsidiaries) balance sheets at December 31, 2001 and 2002 and the related consolidated statements of income and cash flows for the Fiscal Years then ended, which consolidated Financial Statements shall have been certified by Deloitte & Touche LLP.

               (ii) The unaudited consolidated balance sheet at December 31, 2003, and the related statement(s) of income and cash flows of Holdings and its Subsidiaries for the Fiscal Year then ended, and the unaudited consolidating balance sheets of Holdings and the Borrowers for the Fiscal Year then ended.

          (b) Projections. The Projections delivered on the date hereof and attached hereto as Disclosure Schedule (3.4(b)) have been prepared by the Borrowers in light of the past operations of their businesses and reflect projections for the fourth quarter of 2003 ending

December 31, 2003 and the four year period beginning on January 1, 2004 on a quarterly basis for the year 2004 and on a year-by-year basis thereafter. The Projections are based upon the same accounting principles as those used in the preparation of the financial statements described above and the estimates and assumptions stated therein, all of which the Borrowers believe to be reasonable and fair in light of current conditions and current facts known to the Borrowers and, as of the Closing Date, reflect the Borrowers' good faith and reasonable estimates of the future financial performance of Holdings and its Subsidiaries for the period set forth therein. The Projections are not a guaranty of future performance, and actual results may differ from the Projections.

          (c) Debt Disclosure. As of the Closing Date, except as set forth on Disclosure Schedule (3.4(c)), no Sotheby Entity is liable on any "Secured Debt" or "Attributable Debt" (in each case as defined in the Senior Note Indenture) other than the Obligations.

          3.5 Material Adverse Effect. Between December 31, 2002 and the Closing
Date: (a) except as reflected on the unaudited Financial Statements described in
Section 3.4(a)(ii), no Sotheby Entity has incurred any obligations, contingent or noncontingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by any Sotheby Entity or has become binding upon any Sotheby Entity's assets and no law or regulation applicable to any Sotheby Entity has been adopted that has had or could reasonably be expected to have a Material Adverse Effect, and (c) no Sotheby Entity is in default and to the best of Borrowers' knowledge no third party is in default under any material contract, lease or other agreement or instrument, that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Since December 31, 2002 no event has occurred, that alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

          3.6 Ownership of Property; Liens. As of the Closing Date, Disclosure Schedule (3.6) lists all of the real property owned, leased, subleased, or used by any Credit Party (the "Real Estate") and discloses which Credit Party is the owner or lessee of such Real Estate. Each Credit Party owns good and marketable fee simple title to all of its owned Real Estate, and valid and marketable leasehold interests in all of its leased Real Estate, all as described on Disclosure Schedule (3.6), and copies of all such leases or a summary of terms thereof reasonably satisfactory to Agent have been made available to Agent. Disclosure Schedule (3.6) further describes any Real Estate with respect to which any Credit Party is a lessor, sublessor or assignor as of the Closing Date. Each Credit Party also has title to, or valid leasehold interests in, all of its personal property and assets. As of the Closing Date, none of the properties and assets of any Sotheby Entity are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Sotheby Entity that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances. Disclosure Schedule (3.6) also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Closing Date, no portion of any Credit Party's Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

          3.7 Labor Matters. (a) Except as set forth on Disclosure Schedule 3.7, as of the Closing Date (a) no strikes or other material labor disputes against any Credit Party are pending or, to any Credit Party's knowledge, threatened;
(b) hours worked by and payment made to employees of each Credit Party comply with the Fair Labor Standards Act, to the extent applicable, and each other federal, state, local or foreign law applicable to such matters; (c) all payments due from any Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party; (d) no Credit Party is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement other than such plans, agreements or arrangements that are (i) entered into in the ordinary course of business or
(ii) are reflected in the consolidated Financial Statements of Holdings (and true and complete copies of any agreements described on Disclosure Schedule (3.7) have been made available to Agent); (e) there is no organizing activity involving any Credit Party pending or, to any Credit Party's knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Credit Party's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Credit Party has made a pending demand for recognition; and (g) there are no complaints or charges against any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual, which if adversely determined could reasonably be expected to have a Material Adverse Effect.

          (b) Except as set forth on Disclosure Schedule 3.7, as of the Closing Date, with respect to each Sotheby Entity that is not a Credit Party (i) no strikes or other material labor disputes against any such Sotheby Entity are pending or, to any such Sotheby Entity's knowledge, threatened; (ii) hours worked by and payment made to employees of each such Sotheby Entity comply with the Fair Labor Standards Act, to the extent applicable, and each other federal, state, local or foreign law applicable to such matters; (iii) all payments due from any such Sotheby Entity for employee health and welfare insurance have been paid or accrued as a liability on the books of such Sotheby Entity; (iv) no such Sotheby Entity is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement other than such plans, agreements or arrangements that are (x) entered into in the ordinary course of business or (y) are reflected in the consolidated Financial Statements of Holdings (and true and complete copies of any agreements described on Disclosure Schedule (3.7) have been made available to Agent); (v) there is no organizing activity involving any such Sotheby Entity pending or, to any such Sotheby Entity's knowledge, threatened by any labor union or group of employees; (vi) there are no representation proceedings pending or, to any such Sotheby Entity's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any such Sotheby Entity has made a pending demand for recognition; and (vii) there are no complaints or charges against any such Sotheby Entity pending or, to the knowledge of any such Sotheby Entity, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any such Sotheby Entity of any individual, except, in the case of each of clauses (i) through (vii), as could not reasonably be expected to have a Material Adverse Effect.

          3.8 Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth in Disclosure Schedule (3.8), as of the Closing Date, no Sotheby Entity has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Sotheby Entity is owned by each of the Stockholders and in the amounts set forth in Disclosure Schedule (3.8). Except as set forth in Disclosure Schedule (3.8), there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Sotheby Entity may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries.

          3.9 Government Regulation. No Sotheby Entity is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940. No Sotheby Entity is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Borrowers, the incurrence of the Letter of Credit Obligations on behalf of Borrowers and the application of the proceeds thereof and repayment thereof will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

          3.10 Margin Regulations. No Sotheby Entity is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Sotheby Entity owns any Margin Stock (other than Stock of Holdings in an amount that does not exceed 25% of the assets of Holdings and its Subsidiaries), and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock (other than Stock of Holdings repurchased in accordance with Section 6.13), for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. No Sotheby Entity will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

          3.11 Taxes. All Federal and other material tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Sotheby Entity have been filed with the appropriate Governmental Authority, and all

Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof excluding Charges or other amounts being contested in accordance with Section 5.2(b) and unless the failure to so file or pay would not reasonably be expected to result in fines, penalties or interest in excess of the Dollar Equivalent of $100,000 in the aggregate. Proper and accurate amounts have been withheld by each Sotheby Entity from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities. Disclosure Schedule (3.11) sets forth as of the Closing Date those taxable years for which any Sotheby Entity's tax returns are currently being audited by the IRS or any other applicable Governmental Authority, and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described in Disclosure Schedule (3.11), as of the Closing Date, no Sotheby Entity has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Sotheby Entities and their respective predecessors are liable for any Charges:
(a) under any agreement (including any tax sharing agreements) or (b) to each Sotheby Entity's knowledge, as a transferee. As of the Closing Date, no Sotheby Entity has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which would reasonably be expected to have a Material Adverse Effect.

          3.12 ERISA. (a) Disclosure Schedule (3.12(a)) lists, as of the Closing Date, (i) all ERISA Affiliates and (ii) all Plans and separately identifies all Pension Plans, including Title IV Plans, Multiemployer Plans, and all Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest form IRS/DOL 5500-series, as applicable, for each such Plan, have been made available to Agent. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred that would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the IRC and its terms, including the timely filing of all reports required under the IRC or ERISA. Neither any Sotheby Entity nor ERISA Affiliate has failed to make any material contribution or pay any material amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. No "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the IRC, has occurred with respect to any Plan, that would subject any Sotheby Entity to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC.

          (b) Except as set forth in Disclosure Schedule (3.12(a)): (i) no Title IV Plan has any material Unfunded Pension Liability; (ii) no ERISA Event has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Sotheby Entity, threatened material claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) no Sotheby Entity or ERISA Affiliate has incurred or reasonably expects to incur any material liability as a result of a complete or partial withdrawal from a Multiemployer Plan; and (v) within the last five years no Title IV Plan of any Sotheby Entity or ERISA Affiliate has been terminated, whether or not in a "standard termination" as that term is used in Section 4041 of ERISA, nor has any Title IV Plan of any Sotheby Entity or any ERISA Affiliate


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

(determined at any time within the last five years) with material Unfunded Pension Liabilities been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Sotheby Entity or ERISA Affiliate (determined at such time).

          (c) Disclosure Schedule (3.12(c)) lists, as of the Closing Date, all pension plans or arrangements operating in the United Kingdom through which any Sotheby Entity currently contributes or could be required to contribute (the "U.K. Pension Plans"). There are no amounts which are treated either under
Section 75 of the United Kingdom Pensions Act 1995 or under Section 144 of the Pension Schemes Act 1993 as due to any other pension scheme operated in the United Kingdom in which any Sotheby Entity has been a participating employer. Disclosure Schedule (3.12(c)) separately identifies which of the U.K. Pension Plans is a defined benefit plan and which is a defined contribution plan. All of the U.K. Pension Plans are approved under Chapter 1 or Chapter 4 of Part XIV of the United Kingdom Income and Corporation Taxes Act 1988. There is no plan of any U.K. Credit Party (or, to the knowledge of the U.K. Credit Parties, of any other Person having the power to amend or terminate any U.K. Pension Plan) to amend or terminate any U.K. Pension Plan so as to give rise to any claim by the trustees of that plan whether under the related trust deed or rules of that plan or under Section 75 of the United Kingdom Pensions Act 1995. Contributions have been made to the U.K. Pension Plans as required under their governing documents in all material respects.

          3.13 Litigation. (a) No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Sotheby Entity, threatened against any Sotheby Entity, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "Litigation"), (a) that challenges any Credit Party's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) that has a reasonable risk of being determined adversely to any Sotheby Entity and that, if so determined, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Disclosure Schedule (3.13(a)), as of the Closing Date there is no Litigation pending or, to any Sotheby Entity's knowledge, threatened (including by Persons that have previously opted out of any class action Litigation giving rise to the Antitrust Litigation Liabilities), that seeks damages in excess of $1,000,000 or injunctive relief against, or alleges criminal misconduct of, any Sotheby Entity.

          (b) All suits, investigations, or proceedings that have resulted in or are expected to result in Antitrust Litigation Liabilities, and the amount and timing of each payment or other delivery of consideration scheduled to be made in respect of any such Antitrust Litigation Liabilities that have been settled or otherwise resolved as of the Closing Date, are described on Disclosure Schedule (3.13(b)). Except as set forth in Disclosure Schedule (3.13(b)), (i) the Settlement Agreements constitute all of the settlement agreements, plea agreements, court decisions or governmental rulings in respect of the Antitrust Litigation Liabilities pursuant to which any Sotheby Entity has any ongoing payment or other obligation as of the Closing Date, (ii) each Settlement Agreement has been approved by the applicable court pursuant to final, non-appealable court orders, (iii) all amounts due or to become due under the Settlement Agreements have been accrued for or paid in full and (iv) the outstanding payment of the Antitrust Litigation Liabilities is not secured by any Lien in favor of any Governmental Authority or any Person. As of December 31, 2003, the outstanding liability of the Sotheby


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

Entities with respect to unused Discount Certificates is equal to $61,800,000, and none of such Discount Certificates are redeemable for cash except during the period from May 15, 2007 through May 14, 2008.

          3.14 Brokers. Except as set forth on Disclosure Schedule 3.14, no broker or finder brought about the obtaining, making or closing of the Loans, and no Sotheby Entity or Affiliate thereof has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

          3.15 Intellectual Property. As of the Closing Date, each Sotheby Entity owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now conducted by it or presently proposed to be conducted by it, and each Patent, Trademark, registered Copyright and License owned by the Credit Parties is listed, together with the related application or registration number, as applicable, and the owner thereof, in Disclosure Schedule (3.15). Each Sotheby Entity conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect. Except as set forth in Disclosure Schedule (3.15), no Credit Party is aware of any material infringement claim by any other Person with respect to any Intellectual Property owned by the Credit Parties.

          3.16 Full Disclosure. No information contained in this Agreement, any of the other Loan Documents, Financial Statements or Collateral Reports or other written reports from time to time prepared by any Sotheby Entity and delivered hereunder or any written statement prepared by any Sotheby Entity and furnished by or on behalf of any Sotheby Entity to Agent or any Lender pursuant to the terms of this Agreement contains or will, at the time of delivery thereof, contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Projections delivered hereunder are based upon the estimates and assumptions stated therein, all of which Borrowers believed at the time of delivery to be reasonable and fair in light of current conditions and current facts known to Borrowers as of such delivery date, and reflect Borrowers' good faith and reasonable estimates of the future financial performance of Borrowers and of the other information projected therein for the period set forth therein. The Projections are not a guaranty of future performance and actual results may differ from those set forth in the Projections. The Liens granted to Agent, on behalf of itself and the other Secured Parties, pursuant to the Collateral Documents will at all times be valid, fully perfected first priority security interests in the Collateral described therein (except as otherwise set forth in the Collateral Documents), subject, as to priority, only to Permitted Encumbrances that would be prior to Liens in favor of Agent as a matter of law.

          3.17 Environmental Matters. Except as set forth in Disclosure Schedule (3.17), as of the Closing Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not adversely impact the value or marketability of such Real Estate and that would not result in Environmental Liabilities that could reasonably be expected to have a Material Adverse Effect; (ii) no Sotheby Entity has caused or suffered to occur any material Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate; (iii) the Sotheby Entities are and have been in compliance with all Environmental Laws, except for such noncompliance that would not result in

Environmental Liabilities which could reasonably be expected to have a Material Adverse Effect; (iv) the Sotheby Entities have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities that could reasonably be expected to have a Material Adverse Effect; (v) no Sotheby Entity is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Sotheby Entity which could reasonably be expected to have a Material Adverse Effect; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses that could reasonably be expected to have a Material Adverse Effect or injunctive relief against, or that alleges criminal misconduct by, any Sotheby Entity; and (vii) no notice has been received by any Sotheby Entity identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Sotheby Entities, there are no facts, circumstances or conditions that may result in any Sotheby Entity being identified as a "potentially responsible party" under CERCLA or analogous state statutes;

          3.18 Insurance. Disclosure Schedule (3.18) lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.

          3.19 Deposit. Disclosure Schedule (3.19) lists all banks and other financial institutions at which any Credit Party maintains deposit or other accounts as of the Closing Date, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, the complete account number therefor and whether such account contains amounts payable to consignors representing proceeds of the sale of consigned Works of Art.

          3.20 Government Contracts. Except as set forth in Disclosure Schedule (3.20), as of the Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority other than consignment agreements entered into in the ordinary course of business and no Borrower's Art Loans are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any similar state or local law.

          3.21 Bonding; Licenses. Except as set forth on Disclosure Schedule (3.21), as of the Closing Date, no Sotheby Entity is a party to or bound by any surety bond agreement or bonding requirement with respect to products or services sold by it or any trademark or patent license agreement with respect to products sold by it.

          3.22 Solvency. Both before and after giving effect to (a) the Loans and Letter of Credit Obligations to be made or incurred on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or incurred, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrower Representative; (c) the Refinancing; and (d) the payment and accrual of all transaction costs in connection with the foregoing, (i) each Credit Party is and will be Solvent and (ii) Holdings and its Subsidiaries, on a consolidated basis, are and will be Solvent.

          3.23 Sale-Leasebacks. No Sotheby Entity is a party to any sale-leaseback, synthetic lease or similar transaction involving any of its assets except the York Avenue Sale-Leaseback. None of the Indebtedness incurred by Holdings in respect of the York Avenue Sale-Leaseback constitutes "Attributable Debt" (as defined in the Senior Note Indenture).

          3.24 Current Employees. As of the Closing Date, no current officer, director or other employee of any Sotheby Entity was aware of, or involved in, the events giving rise to the Antitrust Litigation Liabilities at the time such events occurred.

          3.25 U.S. Money-Laundering and Terrorism Regulatory Matters.

          (a) No Sotheby Entity or any Affiliate of any Sotheby Entity, nor any of their respective officers or directors or any of their respective brokers, investors or other agents acting or benefiting in any capacity in connection with Loans, is a Prohibited Person.

          (b) No Sotheby Entity or any of Affiliate of any Sotheby Entity, nor any of their respective officers or directors (in performing their responsibilities as such officers and directors) (i) to such Sotheby Entity's knowledge after due inquiry, has conducted or will conduct any business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) to such Sotheby Entity's knowledge after due inquiry, has dealt or will deal in, or otherwise has engaged or will engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or (iii) has engaged or will engage in or has conspired or will conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the requirements or prohibitions set forth in the Exhibit Order or the PATRIOT Act.

          (c) Each Sotheby Entity and its Affiliates, and their respective officers and directors (in performing their responsibilities as such officers and directors) are in full compliance with all applicable orders, rules and regulations issued by, and recommendations of, the U.S. Department of the Treasury and OFAC pursuant to IEEPA, the PATRIOT Act, other legal requirements relating to money laundering or terrorism and any executive orders related thereto.

          (d) Each Borrower has established an anti-money laundering and/or economic sanctions program and/or procedures in accordance with all applicable laws, rules and regulations of its own jurisdiction including, without limitation, where applicable, the PATRIOT Act. Each Borrower applies its anti-money laundering program and/or procedures to all Art Loan Debtors.

          (e) Each Borrower has taken appropriate due diligence efforts to know each Art Loan Debtor to which it has advanced, or committed to advance, Art Loans, including whether such Art Loan Debtor is a Prohibited Person. Each Borrower has taken appropriate due diligence efforts to know if any such Art Loan Debtor is a "Senior


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

Foreign Political Figure" (as defined in the PATRIOT Act) and, to the extent that any Art Loan Debtor is a Senior Foreign Political Figure, has disclosed such information to Agent.

          (f) Each Borrower does not believe, and after appropriate due diligence, has no reason to believe, that any of its Art Loan Debtors is a "Prohibited Foreign Shell Bank" (as defined in the PATRIOT Act), or is named on any available lists of known or suspected terrorists, terrorist organizations or of other sanctioned person issued by the United States government and/or the government(s) of any jurisdiction(s) in which such Borrower is doing business.

          (g) Each Sotheby Entity has adopted reasonable procedures in accordance with applicable law as of the Closing Date to elicit information that substantiates the statements contained in this Section 3.25.

          3.26 U.S. Lending and Auction Regulatory Matters.

          (a) Each Credit Party that makes or owns Art Loans is in material compliance with, and each Art Loan has been made and remains in material compliance with, all applicable provisions of federal, state and local laws imposed upon lenders with respect to usury or other interest or finance charge limitations, finance company licensing, consumer credit disclosure, consumer credit collection practices, and similar laws and regulations.

          (b) Sotheby's, Inc. and each other Credit Party that conducts auctions in the City of New York is in material compliance with, and each employee thereof who conducts auction in New York City maintains a valid license under, the City of New York's Auctioneer Rules (Title 20, Chapter 2, Subchapter 13) and any applicable similar laws of other jurisdictions. Sotheby's U.K. and each other Credit Party which conducts auctions in the City of London is in material compliance with, and maintains valid licenses (if required) under, all laws, regulations and auctioneer's licensing requirements applicable in such city and the United Kingdom, if any. None of the City of New York, the City of London nor any other Governmental Authority, within the past 5 years, has alleged that Sotheby's, Inc., Sotheby's U.K. or any other Credit Party is or was not in compliance in any material respect with any such laws or regulations.

          3.27 English Regulatory Matters.

          (a) Each U.K. Credit Party has in place as required by law anti-money laundering policies and procedures in accordance with the Money Laundering Regulations 1993 and Money Laundering Regulations 2001, the Anti-Terrorism Crime and Security Act 2001, the Proceeds of Crime Act 2002, the recommendations of the Joint Money Laundering Steering Group and any other laws, rules or regulations relating to money laundering in the United Kingdom that are applicable to such U.K. Credit Party. Each U.K. Credit Party will provide a copy of any written policies and procedures to Agent upon request.

          (b) Each U.K. Credit Party will adopt appropriate policies and procedures to be compliant in all material respects with the Money Laundering Regulations 2003 when they come into force as required under such legislation.

          (c) Each U.K. Credit Party is in compliance in all material respects and at all times throughout the term of this Agreement shall be in compliance in all material respects with all its anti-money laundering policies and procedures in accordance with all applicable laws, rules, regulations or recommendations.

          (d) SFS Ltd. maintains all consents, approvals, authorizations and other orders of United Kingdom regulatory authorities required for the creation, execution and performance of the documents giving rise to its Art Loans.

          (e) SFS Ltd. is, and will at all times during the term of this Agreement be, in compliance in all material respects with the Consumer Credit Act 1974 and all applicable regulations and rules from time to time in effect thereunder or in connection therewith.

4. FINANCIAL STATEMENTS AND INFORMATION

          4.1 Reports and Notices.

          (a) Each Credit Party hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex E.

          (b) Each Credit Party hereby agrees that, from and after the Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the various Collateral Reports (including Borrowing Base Certificates in the form of Exhibit 4.1(A) and Art Loan Receivables Reports in the form of Exhibit 4.1(B) at the times, to the Persons and in the manner set forth in Annex F and Section 2.2(d).

          4.2 Communication with Accountants. Each Credit Party authorizes (a) Agent and (b) so long as an Event of Default has occurred and is continuing, each Lender, to communicate directly with its independent certified public accountants, including Deloitte & Touche LLP, and authorizes such accountants and advisors to (and, upon Agent's request therefor, shall request that such accountants and advisors) communicate to Agent and each Lender information relating to any Sotheby Entity with respect to the business, results of operations and financial condition of any Sotheby Entity.

5. AFFIRMATIVE COVENANTS

          Each Credit Party jointly and severally agrees as to all Sotheby Entities that from and after the date hereof and until the Termination Date:

          5.1 Maintenance of Existence and Conduct of Business. Each Sotheby Entity shall: do or cause to be done all things necessary to preserve and keep in full force and effect its corporate, partnership or limited liability company existence and its material rights and franchises, except as otherwise permitted under Section 6.1; continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and transact business only in such corporate and trade names as are set forth in Disclosure Schedule (5.1) or any supplemental disclosure schedule delivered to Agent pursuant to the Collateral Documents.

          5.2 Payment of Charges.

          (a) Subject to Section 5.2(b), each Sotheby Entity shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including (i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, (ii) lawful claims for labor, materials, supplies and services or otherwise, and (iii) all storage or rental charges payable to warehousemen or bailees, in each case, before any thereof shall become past due, except in the case of clauses (ii) and
(iii) where the failure to pay or discharge such Charges would not result in aggregate liabilities in excess of $200,000.

          (b) Each Sotheby Entity may in good faith contest, by appropriate proceedings, the validity or amount of any Charges or claims described in
Section 5.2(a); provided, that (i) adequate reserves with respect to such contest are maintained on the books of such Sotheby Entity, in accordance with GAAP; (ii) no Lien shall be imposed to secure payment of such Charges (other than payments to warehousemen and/or bailees) that is superior to any of the Liens securing the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges; (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest; and (iv) such Sotheby Entity shall promptly pay or discharge such contested Charges or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence reasonably acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Sotheby Entity or the conditions set forth in this Section 5.2(b) are no longer met.

          5.3 Books and Records. Each Sotheby Entity shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made. Holdings shall keep adequate books and records with respect to the business activities of Holdings and its Subsidiaries on a consolidated basis in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule (3.4(a)).

          5.4 Insurance; Damage to or Destruction of Collateral.

          (a) The Credit Parties shall, at their sole cost and expense, maintain the policies of insurance described on Disclosure Schedule (3.18) as in effect on the date hereof or otherwise in form and amounts and with insurers reasonably acceptable to Agent. Such policies of insurance (or the loss payable and additional insured endorsements delivered to Agent) shall contain provisions pursuant to which the insurer agrees to provide thirty (30) days prior written notice to Agent in the event of any non-renewal, cancellation or amendment of any such insurance policy. Each Sotheby Entity that is not a Credit Party shall, at its sole cost and expense, maintain policies of insurance with financially sound and reputable insurance companies in such amounts, and covering such risks, as is consistent with sound business practice. If any Sotheby Entity at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Agent deems advisable. Agent shall have no obligation to obtain insurance for any Sotheby Entity or pay any premiums therefor. By doing so, Agent shall not be deemed to have waived any Default or Event of Default arising from any Sotheby Entity's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including reasonable attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrowers to Agent and shall be additional Obligations hereunder secured by the Collateral.

          (b) Agent reserves the right at any time upon any change in any Sotheby Entity's risk profile (including any change in the product mix maintained by any Sotheby Entity or any laws affecting the potential liability of such Sotheby Entity) to require additional forms and limits of insurance to, in Agent's opinion, adequately protect both Agent's and the Secured Parties' interests in all or any portion of the Collateral and to ensure that each Sotheby Entity is protected by insurance in amounts and with coverage customary for its industry. If reasonably requested by Agent, each Sotheby Entity shall deliver to Agent from time to time a report of a reputable insurance broker, reasonably satisfactory to Agent, with respect to its insurance policies.

          (c) Each Credit Party shall deliver to Agent, in form and substance reasonably satisfactory to Agent, endorsements to (i) all "All Risk" and business interruption insurance naming Agent, on behalf of itself and the other Secured Parties, as a loss payee, and (ii) all general liability and other liability policies naming Agent, on behalf of itself and the other Secured Parties, as additional insured. Each Credit Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Default or Event of Default has occurred and is continuing or the anticipated insurance proceeds exceed the Dollar Equivalent of $750,000, as such Credit Party's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of such Credit Party on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower Representative shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of $750,000 or more, whether or not covered by insurance. After deducting from such proceeds
(i) the expenses incurred by Agent in the collection or handling thereof, and
(ii) amounts required to be paid to creditors (other than Lenders) having Permitted Encumbrances, Agent (A) may, except to the extent such proceeds are not required to applied to prepayment of the Secured Obligations pursuant to
Section 1.3(c), at its option, (x) apply any such proceeds to the reduction of the Secured Obligations in accordance with Section 1.3(d) or (e), as applicable, or (y) permit or require the applicable Credit Party to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction and (B) shall, to the extent such proceeds are not required to be applied to prepayment of the Secured Obligations pursuant to Section 1.3(c), remit such proceeds to the applicable Credit Party. Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds could not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not have a Dollar Equivalent in excess of $750,000 in the aggregate, Agent shall permit the applicable Credit Party to replace, restore, repair or rebuild the property; provided that if such Credit Party shall not have completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 180 days of such casualty, Agent may apply such insurance proceeds to the Secured Obligations in accordance with Section 1.3(d) or (e). All insurance proceeds that are to be made available to any Borrower to replace, repair, restore or rebuild the Collateral in lieu of a required prepayment of the Secured Obligations shall be applied by Agent to reduce the outstanding principal balance of the Revolving Loan in accordance with Section 1.3(d) or
(e), as applicable (which application shall not result in a permanent reduction of the Commitment), and upon such application, Agent shall establish a Reserve against the applicable Borrowing Base in an amount equal to the amount of such proceeds so applied. All insurance proceeds made available to any Credit Party that is not a Borrower to replace, repair, restore or rebuild Collateral in lieu of a required prepayment of the Secured Obligations shall be deposited in a cash collateral account. Thereafter, such funds shall be made available to that Credit Party to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) Borrower Representative shall request a Revolving Credit Advance or a release from the cash collateral account be made to such Borrower or Credit Party in the amount requested to be released; (ii) so long as the conditions set forth in Section 2.2 have been met, Lenders shall make such Revolving Credit Advance or Agent shall release funds from the cash collateral account; and (iii) in the case of insurance proceeds applied against the Revolving Loan, the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Credit Advance. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with Section 1.3(d) or (e), as applicable.


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

          5.5 Compliance with Laws. Each Sotheby Entity shall comply with all federal, state, local and foreign laws and regulations applicable to it, including those relating to ERISA, labor, consumer lending, usury, debt collection, auctioneers, Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          5.6 Supplemental Disclosure. From time to time as may be reasonably requested by Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of an Event of Default) or at Credit Parties' election, the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or that is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule or representation shall amend, supplement or otherwise modify any Disclosure Schedule or representation, or be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Agent and Requisite Lenders in writing, and (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Closing Date.

          5.7 Intellectual Property. Each Sotheby Entity will conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect and shall comply in all material respects with the terms of its Licenses.

          5.8 Environmental Matters. Each Sotheby Entity shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to or from any of its Real Estate in all material respects; (c) notify Agent promptly after such Sotheby Entity becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to or from any Real Estate that is reasonably likely to result in Environmental Liabilities that could reasonably be expected to have a Material Adverse Effect; and (d) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by such Sotheby Entity in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities that could reasonably be expected to have a Material Adverse Effect, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Agent at any time has a reasonable basis to believe that there may be a violation


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

of any Environmental Laws or Environmental Permits by any Sotheby Entity or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to or from any of its Real Estate, that, in each case, could reasonably be expected to have a Material Adverse Effect, then each Sotheby Entity shall, upon Agent's written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrowers' expense, as Agent may from time to time reasonably request, subject to any leases, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent, and
(ii) permit Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Agent deems appropriate, including subsurface sampling of soil and groundwater. Borrowers shall reimburse Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

          5.9 Landlords' Agreements, Bailee Letters and Real Estate Purchases. Unless Agent shall otherwise consent, each Credit Party shall, upon request of Agent, use commercially reasonable efforts to obtain a landlord's agreement or bailee letter, as applicable, from the lessor of each leased property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral having a book value the Dollar Equivalent of which is greater than $1,000,000 is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Agent. After the Closing Date, if any Credit Party proposes to lease during any Fiscal Year any real property locations or warehouse spaces (or alter the use of any leased location to materially increase the Collateral stored or located at such location) where Collateral having a book value the Dollar Equivalent of which is greater than $1,000,000 in the aggregate will be stored or located, such Credit Party shall first notify Agent thereof and, upon request of Agent, provide to Agent a landlord agreement or bailee letter, as appropriate, with respect to such location, in form and substance reasonably satisfactory to Agent. Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located. To the extent otherwise permitted hereunder, if any Credit Party proposes to acquire a fee ownership interest in Real Estate after the Closing Date, such Credit Party shall first notify Agent thereof and, upon request of Agent, provide to Agent a mortgage or deed of trust granting Agent a first priority security interest on such Real Estate, together with environmental audits, mortgage title insurance commitment, real property survey, local counsel opinion(s), supplemental casualty insurance and flood insurance, and such other documents, instruments or agreements reasonably requested by Agent, in each case, in form and substance reasonably satisfactory to Agent.

          5.10 U.S. Lending and Auction Regulatory Matters.

          (a) Each Credit Party remains in material compliance with all applicable provisions of federal, state and local laws imposed upon lenders with respect to usury or other interest or finance charge limitations, finance companies, finance company licensing, consumer credit disclosure, consumer credit collection practices, and similar laws and regulations.

          (b) Sotheby's, Inc. and each other Credit Party that conducts auctions in the City of New York shall remain in material compliance with, and maintain a valid license under, the City of New York's Auctioneer Rules (Title 20, Chapter 2, Subchapter 13) and any applicable similar laws of other jurisdictions. Sotheby's U.K. and each other Credit Party that conducts auctions in the City of London shall remain in material compliance with, and maintain valid licenses under, all laws, regulations and auctioneer's licensing requirements applicable in such city and the United Kingdom, if any.

          5.11 Further Assurances. Each Credit Party agrees that it shall and shall cause each other Sotheby Entity to, at such Credit Party's expense and upon the reasonable request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Agent to carry out more effectively the provisions and purposes of this Agreement and each Loan Document.

          5.12 Art Loans. Each Borrower, in connection with each Art Loan made or to be made by it, shall (i) apply credit standards and loan to collateral value requirements, (ii) follow practices with respect to documentation, perfection and protection of security interests and (iii) follow practices with respect to classification of Art Loans as non-accrual, as such standards, requirements and practices are generally applied and followed in the Borrowers' art lending business prior to the Closing Date.

          5.13 Money-Laundering and Terrorism Regulatory Matters.

          (a) Each Sotheby Entity shall remain in compliance in all material respects with all applicable orders, rules and regulations issued by the U.S. Department of the Treasury and OFAC pursuant to IEEPA, the PATRIOT Act, other legal requirements relating to money laundering or terrorism and any executive orders related thereto.

          (b) Each Sotheby Entity is advised that, by law, Agent and the Lenders may be obligated to "freeze its account", either by prohibiting additional Revolving Credit Advances or Letter of Credit Obligations, declining any withdrawal, redemption or transfer request(s) with respect to any deposit account under the control of Agent or the Lenders and/or segregating assets, in compliance with government regulations, and Agent and the Lenders may also be required to report such action to governmental or regulatory authorities, including OFAC.

          (c) Each Borrower shall maintain an anti-money laundering and/or economic sanctions program and/or procedures in accordance with all applicable laws, rules and regulations of its own jurisdiction including, without limitation, where applicable, the PATRIOT Act. Each Borrower shall apply its anti-money laundering program and/or procedures to all Art Loan Debtors and shall take appropriate steps in accordance with the laws of its own jurisdiction to ensure that all required relevant documentation is retained, including identification related to such Art Loan Debtors in accordance with its anti-money laundering and/or economic sanctions program. Each Borrower shall adopt appropriate policies, procedures and internal controls to be compliant in all material respects with any additional laws, rules or regulations relating to money laundering and/or terrorism, including the PATRIOT Act, to which it may become subject.

          (d) Each Borrower shall take appropriate due diligence efforts to know each Art Loan Debtor to which it shall advance, or commit to advance, Art Loans, including whether such Art Loan Debtor is a Prohibited Person. Each Borrower shall take appropriate due diligence efforts to know if any such Art Loan Debtor is a "Senior Foreign Political Figure" (as defined in the PATRIOT Act) and, to the extent that any investor is a Senior Foreign Political Figure, shall disclose such information to Agent.

          (e) Each Sotheby Entity will notify or report unusual or suspicious activity to the extent required by the laws or requirements of its own jurisdiction including, where applicable, the PATRIOT Act.

          (f) Each Sotheby Entity shall deliver to Agent any certification or other evidence requested from time to time by Agent in its sole discretion, confirming such Sotheby Entity's compliance with this Section 5.13 and the representations and warranties made by such Sotheby Entity pursuant to Section 3.25.


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

          5.14 Syndication. The Borrowers shall fully cooperate with and assist Agent's syndication efforts until the syndication of the Commitment shall cease in accordance with Section 1.1(a)(iv). Such assistance shall include, but not be limited to (i) prompt assistance in the preparation of an information memorandum and the verification of the completeness and accuracy of the information contained therein; (ii) preparation of offering materials and projections by Borrowers and their advisors; (iii) providing Agent and its affiliates with all information reasonably deemed necessary by such Persons to successfully complete the syndication; (iv) confirmation as to the accuracy and completeness of such offering materials, information and projections; (v) participation of the Borrowers' senior management in meetings and conference calls with potential lenders at such times and places as Agent and its affiliates may reasonably request; and (vi) using best efforts to ensure that the syndication efforts benefit from Borrowers' existing lending relationships.

          5.15 New Subsidiaries. Upon (i) any Person becoming a Subsidiary of any Credit Party or (ii) any Subsidiary of any Credit Party becoming a Domestic Subsidiary or a Foreign Subsidiary organized under the laws of England, (a) if such Person is a Domestic Subsidiary, such Person shall become party to the Domestic Subsidiary Guaranty, the U.S. Security Agreement, the U.S. Pledge Agreement and such further Collateral Documents as Agent shall reasonably request; (b) if such Person is a Foreign Subsidiary organized under the laws of England, such Person shall become party to a Guaranty with respect to the Obligations of the U.K. Borrowers and such Collateral Documents as Agent shall reasonably request; and (c) the outstanding Stock of such Person shall be pledged to Agent, for the benefit of the Secured Parties, pursuant to such Collateral Documents as Agent shall reasonably request; provided, that any bankruptcy-remote entity formed for the purpose of, and whose sole business activity is, owning and licensing some or all of the Trademarks described on Disclosure Schedule 5.15 (the "Real Estate Trademarks") shall not be required to execute or become a party to any Loan Documents; .

          5.16 U.K. Collateral Ownership. No U.K. Credit Party other than SFS Ltd. shall own any Art Loans. SFS Ltd. shall not, and Holdings, Sotheby's, Inc., Oatshare and Sotheby's U.K. shall not permit SFS Ltd. to, at any time prior to the Termination Date constitute a "Significant Subsidiary" (as defined in the Senior Note Indenture).

          5.17 Immaterial Subsidiaries. Each Immaterial Subsidiary (i) as of the Closing Date, owns assets having a book value of which the Dollar Equivalent is less than $100,000 and (ii) had earnings during the 2003 Fiscal Year of which the Dollar Equivalent was less than $100,000.

          5.18 U.K. Mortgages. Within 90 days after the Closing Date, unless otherwise agreed by Agent, the U.K. Credit Parties shall grant a lien and security interest to Agent, for the benefit of itself and the Lenders, in each of the items of Real Estate listed on Disclosure Schedule (5.18) owned or leased by the U.K. Credit Parties, subject to the U.K. Credit Parties obtaining any consents required to be obtained from the lessors of any such leased properties. The U.K. Credit Parties shall use their best efforts (in the reasonable judgment of Agent) to obtain such consents; provided, that such best efforts shall not require the payment of any material (in the reasonable judgment of Agent) sum of money. Such security interests and liens referred to in the foregoing sentence shall be subject to such real estate mortgages and


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

related closing documents as may be reasonably satisfactory to Agent. In addition, the U.K. Credit Parties shall provide Agent with such information as may be reasonably requested to facilitate Agent's creation and documentation of such security interests and liens.

6. NEGATIVE COVENANTS

          Each Credit Party jointly and severally agrees as to all Sotheby Entities that from and after the date hereof until the Termination Date:

          6.1 Mergers, Subsidiaries, Etc. No Sotheby Entity shall directly or indirectly, by operation of law or otherwise, (a) acquire, liquidate or dissolve any Subsidiary or (b) merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or acquire, any Person, except that any Sotheby Entity may merge with another Sotheby Entity; provided, that (i) Borrower Representative shall be the survivor of any such merger to which it is a party, (ii) any Borrower shall be the survivor of any such merger with any Sotheby Entity that is not a Borrower and (iii) any Guarantor shall be the survivor of any such merger with any Sotheby Entity that is not a Credit Party; provided, further, that any Sotheby Entity may dissolve or liquidate any Subsidiary thereof that is not a Borrower.

          6.2 Investments; Loans and Revolving Credit Advances. Except as otherwise expressly permitted by this Section 6, no Sotheby Entity shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that: (a) Borrowers may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to any Borrower pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business consistent with past practices; (b) each Sotheby Entity may (i) maintain its existing investments in its Subsidiaries and joint ventures as of the Closing Date, (ii) make investments after the Closing Date in any Credit Party, (iii) if such Sotheby Entity is not a Credit Party, make investments after the Closing Date in any other Sotheby Entity (other than any Immaterial Subsidiary) or (iv) make those investments described in Disclosure Schedule (6.2); (c) the Sotheby Entities may make investments after the Closing Date not to exceed a Dollar Equivalent of $5,000,000 in the aggregate in joint ventures and other Sotheby Entities (other than any Immaterial Subsidiary) to the extent investments in such other Sotheby Entities are not permitted pursuant to the foregoing clause (b) or Section 6.3(a)(vi)); (d) so long as Agent has not delivered an Activation Notice with respect to any Blocked Account of a Sotheby Entity and no Default or Event of Default has occurred and is continuing, such Sotheby Entity may make investments in Cash Equivalent Investments; (e) any Borrower may make, or commit to make, Art Loans; and (f) other investments (other than in any Immaterial Subsidiary) not exceeding $250,000 in the aggregate at any time outstanding.

          6.3 Indebtedness.

          (a) No Sotheby Entity shall create, incur, assume or permit to exist any Indebtedness, except (without duplication):


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

          (i) Indebtedness in connection with the York Avenue Sale-Leaseback;

          (ii) the Senior Notes;

          (iii) Indebtedness secured by purchase money security interests and Capital Leases permitted in Section 6.7(c);

          (iv) the Loans and the other Obligations;

          (v) existing Indebtedness described in Disclosure Schedule (6.3) and refinancings thereof or amendments or modifications thereto that do not have the effect of increasing the principal amount thereof or reducing the average life thereof and that are otherwise on terms and conditions no less favorable to any Sotheby Entity, Agent or any Lender, as determined by Agent, than the terms of the Indebtedness being refinanced, amended or modified;

          (vi) Indebtedness consisting of intercompany loans and advances made by any Sotheby Entity to any other Sotheby Entity (other than any Immaterial Subsidiary); provided, that: (A) in the case of any intercompany loan or advance owing to any Credit Party after the date 90 days after the Closing Date, any Sotheby Entity receiving the proceeds of such loan or advance shall have executed and delivered to the applicable Credit Party a demand note (collectively, the "Intercompany Notes") to evidence any such intercompany Indebtedness owing at any time by such Sotheby Entity, which Intercompany Notes shall be in form and substance reasonably satisfactory to Agent and shall be pledged and delivered to Agent pursuant to the applicable Collateral Document as additional collateral security for the applicable Secured Obligations; (B) each Sotheby Entity shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Agent; (C) the obligations of each Credit Party under any such intercompany loans and advances shall be subordinated to the Obligations of such Credit Party hereunder and under the other Loan Documents in a manner reasonably satisfactory to Agent; (D) with respect to any intercompany loan or advance made after the Closing Date, at the time any such intercompany loan or advance is made by any Sotheby Entity to any other Sotheby Entity and after giving effect thereto, (i) each such Sotheby Entity shall be Solvent or (ii)(x) such intercompany loan or advance shall be made in the ordinary course of business, (y) if the Sotheby Entity making such intercompany loan or advance is a Credit Party, such Credit Party shall be Solvent and (z) the Sotheby Entity receiving such intercompany loan or advance shall have no Funded Debt other than intercompany loans or advances outstanding to other Sotheby Entities; and
     (E) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan or advance;

          (vii) Indebtedness arising in respect of surety bonds, guaranties and letters of credit with respect to obligations of the Foreign Subsidiaries incurred in the ordinary course of business that are not Funded Debt;

          (viii) Indebtedness arising under Rate Management Transactions; provided, that such Rate Management Transactions are (or were) entered into in the ordinary course of


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

     such Sotheby Entity's business for the purpose of mitigating risks associated with liabilities, commitments, investments, assets, earnings or properties held or reasonably anticipated by such Sotheby Entity and not for purposes of speculation; or

          (ix) Overdraft credit lines extended to various Sotheby Entities in the ordinary course of business, which overdraft credit lines extended to the Credit Parties shall not exceed $5,000,000 in the aggregate at any one time outstanding.

          (b) No Sotheby Entity shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity, other than (i) the Obligations; (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Sections 6.8; (iii) Indebtedness permitted by Section 6.3(a)(v) upon any refinancing thereof in accordance with
Section 6.3(a)(v); and (iv) repayment by any Sotheby Entity of intercompany loans and advances outstanding to any Sotheby Entity.

          6.4 Employee Loans and Affiliate Transactions.

          (a) Except as disclosed in Disclosure Schedule 6.4(a), no Sotheby Entity shall enter into or be a party to any transaction with any other Sotheby Entity or any Affiliate thereof except in the ordinary course of and pursuant to the reasonable requirements of such Sotheby Entity's business and, in the case of any transaction with any Affiliate thereof (other than another Sotheby Entity), upon fair and reasonable terms that are no less favorable to such Sotheby Entity than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Sotheby Entity.

          (b) No Sotheby Entity shall enter into any lending or borrowing transaction with any employees of any Sotheby Entity, except loans to its respective employees in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes and stock option financing up to a maximum of a Dollar Equivalent of $2,000,000 in the aggregate at any one time outstanding.


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

          6.5 Capital Structure and Business. If all or part of a Sotheby Entity's Stock is pledged to Agent, that Sotheby Entity shall not issue additional Stock unless, upon issuance thereof, such Stock is immediately pledged (and any related security certificates delivered) by the holder thereof to Agent pursuant to the applicable Collateral Documents. No Sotheby Entity shall amend its charter or bylaws in a manner that would adversely affect Agent or Lenders or such Sotheby Entity's duty or ability to repay the Obligations. No Sotheby Entity shall engage in any business other than the businesses currently engaged in by it or businesses reasonably related thereto.

          6.6 Guaranteed Indebtedness. No Sotheby Entity shall create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Sotheby Entity, and (b) for Guaranteed Indebtedness incurred for the benefit of any other Sotheby Entity if the primary obligation with respect thereto is not prohibited by this Agreement.

          6.7 Liens. No Sotheby Entity shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens (i) in existence on the date hereof, (ii) if such property or assets are owned by a Credit Party, summarized on Disclosure Schedule (6.7) and (iii) securing the Indebtedness described on Disclosure Schedule (6.3) and refinancings, extensions and renewals thereof, including extensions or renewals of any such Liens; provided, that the principal amount of the Indebtedness so secured is not increased and the Lien does not attach to any other property; (c) Liens securing payment of obligations described in Section 6.3(a)(vii); provided, that such Liens shall not attach to any property other than cash on deposit with, or under the control of, the holder of such Indebtedness; and (d) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Sotheby Entity in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than a Dollar Equivalent of $1,500,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within forty-five (45) days following such purchase and does not exceed 100% of the purchase price of the subject assets). In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action after the Closing Date that would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of itself and the other Secured Parties, as additional collateral for the applicable Secured Obligations, except operating leases, Capital Leases, Licenses or agreements relating to purchase money Indebtedness which prohibit Liens upon the assets that are subject thereto.

          6.8 Sale of Stock and Assets. No Sotheby Entity shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of its Accounts, other than (a) the sale of Inventory in the ordinary course of business, (b) the sale other disposition by a Sotheby Entity of Equipment or Fixtures that are obsolete or no longer used or useful in such Sotheby Entity's business and having a book value not exceeding the Dollar Equivalent of $500,000 in the aggregate in any Fiscal Year; (c) the sale or other


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

disposition of other Equipment and Fixtures having a book value not exceeding the Dollar Equivalent of $500,000 in the aggregate in any Fiscal Year; and (d) the sale of property and assets described on Disclosure Schedule (6.8).

          6.9 ERISA. No Sotheby Entity shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur (i) an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or (ii) an ERISA Event to the extent such ERISA Event would reasonably be expected to result in taxes, penalties and other liabilities in an aggregate amount in excess of $250,000 in the aggregate.

          6.10 Financial Covenants. Borrowers shall not breach or fail to comply with any of the Financial Covenants.

          6.11 Hazardous Materials. No Sotheby Entity shall cause or permit a Release of any Hazardous Material on, at, in, under, above, to or from any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits, except as could not reasonably be expected to have a Material Adverse Effect or (b) otherwise materially adversely impact the value or marketability of any of the Real Estate or any of the Collateral,

          6.12 Sale-Leasebacks. No Sotheby Entity shall engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets except the York Avenue Sale-Leaseback.

          6.13 Restricted Payments. No Sotheby Entity shall make any Restricted Payment, except (a) intercompany loans and advances between Sotheby Entities to the extent permitted by Section 6.3, (b) dividends and distributions by Subsidiaries of any Sotheby Entity paid to such Sotheby Entity, (c) employee loans permitted under Section 6.4(b), (d) payments of principal and interest of intercompany loans and advances made in accordance with Section 6.3 and (e) if no Event of Default has occurred and is continuing or would occur as a result thereof, as part of incentive compensation plans for employees, Holdings may repurchase restricted Stock in Holdings or stock options related to Stock in Holdings if (a)(i) such transaction is completed within three months after the Closing Date in the manner reflected in the Projections delivered pursuant to
Section 3.4(b) or (ii) Holdings shall have provided to Agent prior to the date thereof projected financial statements illustrating compliance with the Financial Covenants on a pro forma basis and (b) after giving effect to such repurchase, (i) U.S. Borrowing Availability shall exceed $10,000,000 and (ii) Margin Stock shall not constitute more than 25% of the assets of Holdings and its Subsidiaries.

          6.14 Change of Corporate Name, State of Incorporation or Location; Change of Fiscal Year. No U.S. Credit Party shall (a) change its name as it appears in official filings in the state of its incorporation or other organization, (b) change its chief executive office or principal place of business or the location of its records concerning the Collateral, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or
(e) change its jurisdiction of incorporation or organization or incorporate or organize in any additional jurisdictions, in each case without at least thirty
(30) days prior written notice to Agent and after


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

Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken; provided, that any such new location shall be in the continental United States. No Sotheby Entity shall change its Fiscal Year.

          6.15 No Impairment of Intercompany Transfers. No Sotheby Entity shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of any Sotheby Entity to any Sotheby Entity or between Sotheby Entities.

          6.16 Changes Relating to Material Contracts. No Sotheby Entity shall
(i) change or amend the terms of the Senior Note Indenture or the Senior Notes or (ii) change or amend any document related to the York Avenue Sale-Leaseback in a manner adverse to the interests of Agent and Lenders in any material respect.

7. TERM

          7.1 Termination. The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date.

          7.2 Survival of Obligations Upon Termination of Financing Arrangements. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agent and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated, or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the provisions of Section 11, the payment obligations under Sections 1.15 and 1.16, and the indemnities contained in the Loan Documents shall survive the Termination Date.

8. EVENTS OF DEFAULT; RIGHTS AND REMEDIES

          8.1 Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:


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

          (a) Any Borrower (i) fails to make any payment of principal of, or interest on, or Fees owing in respect of, the Loans or any of the other Obligations when due and payable, or (ii) fails to pay or reimburse Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document within ten (10) days following Agent's demand for such reimbursement or payment of expenses.

          (b) Any Sotheby Entity fails or neglects to perform, keep or observe any of the provisions of Sections 1.4, 1.8, 1.14, 5.4(a) or 6, or any of the provisions set forth in Annexes C or G, respectively.

          (c) Any Borrower fails or neglects to perform, keep or observe any of the provisions of Section 4.1 or any provisions set forth in Annexes E or F, respectively, and the same shall remain unremedied for three (3) Business Days or more.

          (d) Any Sotheby Entity fails or neglects to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for twenty (20) days or more.

          (e) A default or breach occurs under any other agreement, document or instrument to which any Sotheby Entity is a party that is not cured within any applicable grace period therefor, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness or Guaranteed Indebtedness (other than the Obligations) of any Sotheby Entity having a Dollar Equivalent in excess of $1,000,000 in the aggregate (including
(x) undrawn committed or available amounts and (y) amounts owing to all creditors under any combined or syndicated credit arrangements), or (ii) causes, or permits any holder of such Indebtedness or Guaranteed Indebtedness or a trustee to cause, Indebtedness or Guaranteed Indebtedness or a portion thereof having a Dollar Equivalent in excess of $1,000,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or cash collateral in respect thereof to be demanded, in each case, regardless of whether such right is exercised, by such holder or trustee.

          (f) Any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect (other than (i) inadvertent, immaterial errors not exceeding $500,000 in the aggregate in any Borrowing Base Certificate), (ii) errors understating either Borrowing Base and (iii) errors occurring when Aggregate Borrowing Availability continues to exceed $5,000,000 after giving effect to the correction of such errors), or any representation or warranty herein or in any Loan Document or in any written statement, report, Financial Statement or certificate (other than a Borrowing Base Certificate) made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

          (g) Assets of any Credit Party with a fair market value having a Dollar Equivalent in excess of $500,000 or more are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Credit Party and such condition continues for thirty (30) days or more.


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

          (h) A case or proceeding is commenced against any Sotheby Entity seeking a decree or order in respect of such Sotheby Entity (i) under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, administrator, liquidator, assignee, trustee or sequestrator (or similar official) for such Sotheby Entity or for any substantial part of any such Sotheby Entity's assets, or (iii) ordering the winding-up or liquidation of the affairs of such Sotheby Entity, and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or a decree or order granting the relief sought in such case or proceeding is granted by a court of competent jurisdiction.

          (i) Any Sotheby Entity (i) files a petition seeking relief under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consents to or fails to contest in a timely and appropriate manner the institution of proceedings thereunder or the filing of any such petition or the appointment of or taking possession by a custodian, receiver, administrator, liquidator, assignee, trustee or sequestrator (or similar official) for such Sotheby Entity or for any substantial part of any such Sotheby Entity's assets, (iii) makes an assignment for the benefit of creditors, (iv) takes any action in furtherance of any of the foregoing; or (v) admits in writing its inability to, or is generally unable to, pay its debts as such debts become due.

          (j) A final judgment or judgments for the payment of money in excess of a Dollar Equivalent of $1,000,000 in the aggregate at any time are outstanding against one or more of the Sotheby Entities (which judgments are not covered by insurance policies as to which liability has been accepted by the insurance carrier), and the same are not, within thirty (30) days (or, in the case of any Sotheby Entity that is not Holdings, a Domestic Subsidiary or a Foreign Subsidiary organized under the laws of England, sixty (60) days) after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

          (k) Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Sotheby Entity shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien created under any Loan Document ceases to be a valid and perfected first priority Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

          (l) Any Change of Control occurs.

          (m) Holdings or any other Sotheby Entity shall breach or fail to perform any of its material obligations under any of the Settlement Agreements.

          8.2 Remedies.

          (a) If any Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice, (i) suspend the Revolving Loan facility with respect to additional Advances and/or the incurrence of additional Letter of


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

Credit Obligations, whereupon any additional Advances and additional Letter of Credit Obligations shall be made or incurred in Agent's sole discretion (or in the sole discretion of the Requisite Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing; or
(ii) reduce the Commitment from time to time. If any Event of Default has occurred and is continuing, Agent may (and at the written request of Requisite Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans and the Letter of Credit Fees to the Default Rate.

          (b) If any Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice: (i) terminate the Revolving Loan facility with respect to further Advances or the incurrence of further Letter of Credit Obligations; (ii) reduce the Commitment from time to time; (iii) declare all or any portion of the Obligations, including all or any portion of any Loan, to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized in the manner set forth in Annex B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrowers and each other Credit Party; or (iv) exercise any rights and remedies provided to Agent under the Loan Documents or at law or equity, including all remedies provided under the Code; provided, that upon the occurrence of an Event of Default specified in Sections 8.1(h) or (i), the Commitments shall be immediately terminated and all of the Obligations, including the aggregate Revolving Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

          8.3 Waivers by Credit Parties. Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives (including for purposes of Section 12): (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Loan Documents, (b) all rights to notice and a hearing prior to Agent's taking possession or control of, or to Agent's replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Agent to exercise any of its remedies, except as may be required by applicable law, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

9. ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

          9.1 Assignment and Participations.

          (a) Subject to the terms of this Section 9.1, any Lender may make an assignment to an assignee of, or sell participations in, at any time or times, the Loan Documents, the Loans, the Letter of Credit Obligations and any Commitment or any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder. Any assignment by a Lender shall: (i) require the consent of Agent (which consent shall not be unreasonably withheld or delayed with respect to a Qualified Assignee) and the execution of an assignment agreement (an "Assignment Agreement") substantially in the form attached hereto as Exhibit 9.1(a) and otherwise in form and substance reasonably satisfactory to, and acknowledged by, Agent; (ii) be conditioned on such assignee Lender representing to the


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

assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) after giving effect to any such partial assignment, the assignee Lender shall have Commitments in an amount at least equal to $5,000,000 and the assigning Lender shall have retained Commitments in an amount at least equal to $5,000,000; (iv) include a payment to Agent of an assignment fee of $3,500; and (v) so long as no Event of Default has occurred and is continuing, require the consent of Borrower Representative, which shall not be unreasonably withheld or delayed; provided that no such consent shall be required for an assignment to a Qualified Assignee. In the case of an assignment by a Lender under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Each Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of Borrowers to the assignee and that the assignee shall be considered to be a "Lender". In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Commitment. In the event Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Agent or any such Lender shall so notify Borrowers and Borrowers shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned. Notwithstanding the foregoing provisions of this Section 9.1(a), any Lender may at any time pledge the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, and any Lender that is an investment fund may assign the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor; provided, that no such pledge to a Federal Reserve Bank shall release such Lender from such Lender's obligations hereunder or under any other Loan Document.

          (b) Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrowers hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of Agent's Lien on all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Sections 1.13, 1.15, 1.16 and 9.8, each Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrowers to the participant and the participant shall be considered to be a "Lender". Except as set forth in the preceding sentence no Credit Party shall have any obligation or duty to any participant. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

          (c) Except as expressly provided in this Section 9.1, no Lender shall, as between Borrowers and that Lender, or Agent and that Lender, be relieved of any of its


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

obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

          (d) Each Credit Party shall assist any Lender permitted to sell assignments or participations under this Section 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and, if requested by Agent, the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Credit Party shall certify the correctness, completeness and accuracy of all descriptions of the Sotheby Entities and their respective affairs contained in any selling materials provided by them and all other information provided by them and included in such materials, except that the Projections shall only be certified by Borrowers as having been prepared by Borrowers in compliance with the representations contained in Section 3.4(b).

          (e) Any Lender may furnish any information concerning Sotheby Entities in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided that such Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 11.8.

          (f) So long as no Event of Default has occurred and is continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitment to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 1.16(a), increased costs under Section 1.16(b), an inability to fund LIBOR Loans under Section 1.16(c), or withholding taxes in accordance with Section 1.15(a).

          (g) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender"), may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing by the Granting Lender to Agent and Borrowers, the option to provide to Borrowers all or any part of any Loans that such Granting Lender would otherwise be obligated to make to Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan; and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if such Loan were made by such Granting Lender. No SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). Any SPC may (i) with notice to, but without the prior written consent of, Borrowers and Agent and without paying any processing fee therefor assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by Borrowers and Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or


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

liquidity enhancement to such SPC. This Section 9.1(g) may not be amended without the prior written consent of each Granting Lender, all or any of whose Loans are being funded by an SPC at the time of such amendment. For the avoidance of doubt, the Granting Lender shall for all purposes, including without limitation, the approval of any amendment or waiver of any provision of any Loan Document or the obligation to pay any amount otherwise payable by the Granting Lender under the Loan Documents, continue to be the Lender of record hereunder.

          9.2 Appointment of Agent. GE Capital is hereby appointed to act on behalf of all Lenders as Agent under this Agreement and the other Loan Documents. The provisions of this Section 9.2 are solely for the benefit of Agent and Lenders and no Sotheby Entity nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. Except as expressly set forth in the U.K. Collateral Documents, in performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Sotheby Entity or any other Person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. Except as expressly set forth in the U.K. Collateral Documents, the duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Except as expressly set forth in this Agreement and the other Loan Documents, Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to any Sotheby Entity or any of their respective Subsidiaries or any Account Debtor that is communicated to or obtained by GE Capital or any of its Affiliates in any capacity. Neither Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

          If Agent shall request instructions from Requisite Lenders, Supermajority Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders, Supermajority Lenders or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document,
(b) if such action would, in the opinion of Agent, expose Agent to Environmental Liabilities or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Supermajority Lenders or all affected Lenders, as applicable.


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

          9.3 Agent's Reliance, Etc. Neither Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent: (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form reasonably satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party;
(e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          9.4 GE Capital and Affiliates. With respect to its Commitments hereunder, GE Capital shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include GE Capital in its individual capacity. GE Capital and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Sotheby Entity, any of their Affiliates and any Person who may do business with or own securities of any Sotheby Entity or any such Affiliate, all as if GE Capital were not Agent and without any duty to account therefor to Lenders. GE Capital and its Affiliates may accept fees and other consideration from any Sotheby Entity for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between GE Capital as a Lender holding disproportionate interests in the Loans and GE Capital as Agent.

          9.5 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the Financial Statements referred to in Section 3.4(a) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Sotheby Entities and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.


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          9.6 Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed by Credit Parties and without limiting the obligations of Credit Parties hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by Agent in connection therewith; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Credit Parties.

          9.7 Successor Agent. Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to Lenders and Borrower Representative. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within thirty (30) days after the resigning Agent's giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, within thirty (30) days after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower Representative, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Default or an Event of Default has occurred and is continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent's resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent's resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Agent under this Agreement and the other Loan Documents.

          9.8 Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the


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occurrence and during the continuance of any Event of Default and subject to
Section 9.9(f), each Lender is hereby authorized at any time or from time to time, without prior notice to any Credit Party or to any Person other than Agent, any such notice being hereby expressly waived, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Credit Party (regardless of whether such balances are then due to such Credit Party) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of any Credit Party against and on account of any of the Obligations that are not paid when due; provided, that the Lender exercising such offset rights shall give notice thereof to the affected Credit Party promptly after exercising such rights. Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares (other than offset rights exercised by any Lender with respect to Sections 1.13, 1.15 or 1.16). Each Lender's obligation under this Section 9.8 shall be in addition to and not in limitation of its obligations to purchase a participation in an amount equal to its Pro Rata Share of the Swing Line Loan under Section 1.1. Each Credit Party agrees, to the fullest extent permitted by law, that (a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amounts so offset to other Lenders and holders and (b) any Lender so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

          9.9 Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.

          (a) Revolving Credit Advances; Payments.

               (i) Lenders shall refund or participate in the Swing Line Loan in accordance with clauses (iii) and (iv) of Section 1.1(b). If (i) the Swing Line Lender declines to make a Swing Line Advance, (ii) Swing Line Availability is zero or (iii) Agent shall receive a Notice of Revolving Credit Advance in respect of a Revolving Credit Advance to be denominated in Sterling or to accrue interest at the Dollar LIBOR Rate, Agent shall notify Lenders, promptly after receipt of a Notice of Revolving Credit Advance and in any event prior to 1:00 p.m. (New York time) on the date such Notice of Revolving Credit Advance is received, by telecopy, telephone or other similar form of transmission. Each Lender shall make the amount of such Lender's Pro Rata Share of such Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent's account as set forth in Annex H not later than 3:00 p.m. (New York time) on the requested funding date, in the case of an Index Rate Loan, and not later than 11:00 a.m. (New York time) on the requested funding date, in the case of a LIBOR Loan. After receipt of such wire transfers (or, in Agent's sole discretion, before receipt of such


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wire transfers), subject to the terms hereof, Agent shall make the requested
Revolving Credit Advance to the deposit account designated by Borrower Representative in the Notice of Revolving Credit Advance. All payments by each Lender shall be made without setoff, counterclaim or deduction of any kind.

               (ii) Not less than once during each calendar week or more frequently at Agent's election (each, a "Settlement Date"), Agent shall advise each Lender by telephone, or telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that each Lender has funded all payments or Advances required to be made by it and has purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent shall pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by Borrowers since the previous Settlement Date for the benefit of such Lender on the Loans held by it. To the extent that any Lender (a "Non-Funding Lender") has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender's Pro Rata Share of all payments received from Borrowers. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in Annex H or the applicable Joinder Agreement or Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

          (b) Availability of Lender's Pro Rata Share. Agent may assume that each Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on each funding date. If such Pro Rata Share is not, in fact, paid to Agent by such Lender when due, Agent will be entitled to recover such amount on demand from such Lender without setoff, counterclaim or deduction of any kind. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower Representative and Borrowers shall immediately repay such amount to Agent. Nothing in this Section 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder. To the extent that Agent advances funds to any Borrower on behalf of any Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Lender.

          (c) Return of Payments.

               (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrowers and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

               (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to any Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this


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Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to any Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

          (d) Non-Funding Lenders. The failure of any Non-Funding Lender to make any Revolving Credit Advance or any payment required by it hereunder or to purchase any participation in any Swing Line Advance to be made or purchased by it on the date specified therefor shall not relieve any other Lender (each such other Lender, an "Other Lender") of its obligations to make such Revolving Credit Advance or purchase such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make a Revolving Credit Advance, purchase a participation or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" or a "Lender" (or be included in the calculation of "Requisite Lenders" or "Supermajority Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document. At Borrower Representative's request, Agent or a Person reasonably acceptable to Agent shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent's request, sell and assign to Agent or such Person, all of the Obligations and Commitments held by that Non-Funding Lender for an amount equal to the principal balance of all Loans held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

          (e) Dissemination of Information. Agent shall use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct. Lenders acknowledge that Borrowers are required to provide Financial Statements and Collateral Reports to Lenders in accordance with Annexes E and F hereto and agree that Agent shall have no duty to provide the same to Lenders.

          (f) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of setoff) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent or Requisite Lenders.


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10. SUCCESSORS AND ASSIGNS

          10.1 Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Agent, Lenders and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Agent and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11. MISCELLANEOUS

          11.1 Complete Agreement; Modification of Agreement. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2. Any letter of interest, commitment letter, fee letter or confidentiality agreement, if any, between any Credit Party and Agent or any Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement. Notwithstanding the foregoing, the GE Capital Fee Letter shall survive the execution and delivery of this Agreement and shall continue to be binding obligations of the parties.

          11.2 Amendments and Waivers.

          (a) Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and Borrowers, and by Requisite Lenders, Supermajority Lenders or all affected Lenders, as applicable. Except as set forth in clauses (b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

          (b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement or any other Loan Document shall, unless in writing and signed by Agent and Supermajority Lenders: (i) increase the percentage advance rates set forth in the definition of either Borrowing Base, (ii) make less restrictive the nondiscretionary criteria for exclusion from Eligible Art Loans set forth in Section 1.6, (iii) except as otherwise permitted herein or in the other Loan Documents, release Agent's Lien on, or permit any Credit Party to sell or otherwise dispose of, any Collateral with a value exceeding $10,000,000 in the aggregate or (iv) increase the Sterling Subfacility Limit.


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          (c) No amendment, modification, termination or waiver with respect to any provision of this Agreement or any other Loan Document shall, unless in writing and signed by Agent and each Lender directly affected thereby: (i) increase the principal amount of any Lender's Commitment other than pursuant to
Section 1.1(a)(iv) (which action shall be deemed to directly affect all Lenders); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender;
(iii) extend any scheduled payment date (other than payment dates of mandatory prepayments under Sections 1.3(b)(iii) and (iv)) or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender;
(v) release any Guaranty (other than in connection with any sale of assets by a Sotheby Entity permitted pursuant to Section 6.8 or consented to by Required Lenders or Supermajority Lenders, as applicable, pursuant to this Section 11.2) (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for Lenders or any of them to take any action hereunder; and (vii) amend or waive this Section 11.2 or the definitions of the terms "Requisite Lenders" or "Supermajority Lenders" insofar as such definitions affect the substance of this Section 11.2. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent or L/C Issuer under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent or L/C Issuer, as the case may be, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Sotheby Entity in any case shall entitle such Sotheby Entity or any other Sotheby Entity to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

          (d) If, in connection with any proposed amendment, modification, waiver or termination (a "Proposed Change"):

               (i) requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clauses (ii), (iii) and (iv) below being referred to as a "Non-Consenting Lender");

               (ii) requiring the consent of Supermajority Lenders, the consent of Requisite Lenders is obtained, but the consent of Supermajority Lenders is not obtained; or

               (iii) requiring the consent of Requisite Lenders, the consent of Lenders holding 51% or more of the aggregate Commitments is obtained, but the consent of Requisite Lenders is not obtained,


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

then, so long as Agent is not a Non-Consenting Lender, at Borrower Representative's request, Agent or a Person reasonably acceptable to Agent shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent's request, sell and assign to Agent or such Person, all of the Loans and Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non-Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

          (e) Upon payment in full in cash and performance of all of the Obligations (other than indemnification Obligations), termination of the Commitments and a release of all claims against Agent and Lenders, and so long as no suits, actions, proceedings or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Agent shall deliver to Borrowers termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

          11.3 Fees and Expenses. Borrowers shall reimburse (i) Agent for all fees, costs and expenses (including the reasonable fees and expenses of all of its counsel, advisors, consultants and auditors) and (ii) Agent (and, with respect to clauses (b) and (c) below, all Lenders) for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers), incurred in connection with the negotiation, preparation and filing and/or recordation of the Loan Documents and incurred in connection with:

          (a) any amendment, modification or waiver of, consent with respect to, or termination of, any of the Loan Documents or advice in connection with the syndication and administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

          (b) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, any Sotheby Entity or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of the Sotheby Entities or any other Person that may be obligated to Agent or any Lender by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders; provided, further, that no Person shall be entitled to reimbursement under this clause (b) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person's gross negligence or willful misconduct;

          (c) any attempt to enforce any remedies of Agent against any or all of the Credit Parties or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course


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of any work-out or restructuring of the Loans during the pendency of one or more
Events of Default; provided, that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

          (d) any workout or restructuring of the Loans during the pendency of one or more Events of Default; and

          (e) efforts to (i) monitor the Loans or any of the other Obligations,
(ii) evaluate, observe or assess any of the Sotheby Entities or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including, as to each of clauses (a) through (e) above, all reasonable attorneys' and other professional and service providers' fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 11.3, all of which shall be payable, on demand, by Borrowers to Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

          11.4 No Waiver. Agent's or any Lender's failure, at any time or times, to require strict performance by the Sotheby Entities of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Sotheby Entity contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Sotheby Entity shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and the applicable required Lenders, and directed to Borrowers specifying such suspension or waiver.

          11.5 Remedies. Agent's and Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

          11.6 Severability. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall


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be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.

          11.7 Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

          11.8 Confidentiality. Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Agent or such Lender applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Sotheby Entities until the later of (i) the date that is one (1) year after the date such information was received and (ii) the date that is six (6) months after the Termination Date, except that Agent and any Lender may disclose such information
(a) to Persons employed or engaged by Agent or such Lender; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Agent's or such Lender's counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Agent or such Lender is a party; or (f) that ceases to be confidential through no fault of Agent or any Lender.

          11.9 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT AGENT, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION


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IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR
THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF
AGENT. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH CREDIT PARTY MAY HAVE BASED UPON
LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR FIVE
(5) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

          11.10 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered: (a) upon the earlier of actual receipt and five (5) days after deposit in the United States Mail (or the equivalent thereof in the applicable jurisdiction), registered or certified mail, return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery, recognized mail carrier, overnight courier or messenger as otherwise provided in this Section 11.10); (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Annex I or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower Representative or Agent) designated in Annex I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

          11.11 Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

          11.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.


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          11.13 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION
WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

          11.14 Press Releases and Related Matters. Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of GE Capital or its affiliates or referring to this Agreement or the other Loan Documents without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Agent or any Lender of advertising material relating to the financing transactions contemplated by this Agreement using Borrower's name, product photographs, logo or trademark. Agent consents to the disclosure by the Credit Parties in their public securities filings and Financial Statements of the identity and role of Agent under this Agreement. Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

          11.15 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Credit Party for liquidation or reorganization, should any Credit Party become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Credit Party's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          11.16 Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel.


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

          11.17 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

12. CROSS-GUARANTY

          12.1 Cross-Guaranty. Each U.S. Borrower hereby agrees that such U.S. Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Agent and Lenders by each other U.S. Borrower and each U.K. Borrower. Each U.K. Borrower hereby agrees that such U.K. Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Agent and Lenders by each other U.K. Borrower; it being understood that the U.K. Borrowers shall have no liability, direct or indirect, for the Obligations of the U.S. Borrowers or the other U.S. Credit Parties hereunder or under any of the Loan Documents. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 12 shall not be discharged until payment and performance, in full, of the Obligations (in the case of any U.S. Borrower) or the Obligations of the U.K. Borrowers (in the case of any U.K. Borrower) has occurred, and that its obligations under this Section 12 shall be absolute and unconditional, irrespective of, and unaffected by,

          (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

          (b) the absence of any action to enforce this Agreement (including this Section 12) or any other Loan Document or the waiver or consent by Agent and Lenders with respect to any of the provisions thereof;

          (c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Agent and Lenders in respect thereof (including the release of any such security);

          (d) the insolvency of any Sotheby Entity; or

          (e) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each U.S. Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder. Each U.K. Borrower shall be regarded, and


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

shall be in the same position, as principal debtor with respect to the Obligations of the other U.K. Borrower guaranteed hereunder.

          12.2 Waivers by Borrowers. Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent or Lenders to marshal assets or to proceed in respect of the Obligations guaranteed hereunder by such Borrower against any other Credit Party, any other party or against any security for the payment and performance of such Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 12 and such waivers, Agent and Lenders would decline to enter into this Agreement.

          12.3 Benefit of Guaranty. Each Borrower agrees that the provisions of this Section 12 are for the benefit of Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Agent or Lenders, the obligations of such other Borrower under the Loan Documents.

          12.4 Waiver of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in the Contribution Agreement, each Borrower hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor. Each Borrower acknowledges and agrees that this waiver is intended to benefit Agent and Lenders and shall not limit or otherwise affect such Borrower's liability hereunder or the enforceability of this Section 12, and that Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 12.4.

          12.5 Subordination by U.K. Borrowers. Each U.K. Borrower agrees that any and all claims of such U.K. Borrower against any other Borrower or any Guarantor (each an "Obligor") with respect to any "Intercompany Indebtedness" (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Obligations of such Obligor. Notwithstanding any right of any U.K. Borrower to ask, demand, sue for, take or receive any payment from any Obligor, all rights, liens and security interests of such U.K. Borrower, whether now or hereafter arising and howsoever existing, in any assets of any other Obligor shall be and are subordinated to the rights of Agent and the Lenders in those assets. No U.K. Borrower shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, until the Termination Date (in the case of the assets of any Obligor that is a U.S. Credit Party) or the U.K. Termination Date (in the case of the assets of any Obligor that is a U.K. Credit Party). If all or any part of the assets of any Obligor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Obligor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership,


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

assignment for the benefit of creditors or any analogous procedure or step in any jurisdiction or any other action or proceeding, or if the business of any such Obligor is dissolved or if substantially all of the assets of any such Obligor are sold, then, and in any such event (such events being herein referred to as an "Insolvency Event"), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Obligor to any U.K. Borrower ("Intercompany Indebtedness") shall be paid or delivered directly to Agent for application to the Obligations in accordance with the Loan Documents. Should any payment, distribution, security or instrument or proceeds thereof be received by the applicable U.K. Borrower upon or with respect to such Intercompany Indebtedness after any Insolvency Event and prior to the Termination Date (in the case of any Intercompany Indebtedness of a U.S. Credit Party) or the U.K. Termination Date (in the case of any Intercompany Indebtedness of a U.K. Credit Party), such U.K. Borrower shall receive and hold the same in trust, as trustee, for the benefit of Agent and the Lenders and shall forthwith deliver the same to Agent in precisely the form received (except for the endorsement or assignment of such U.K. Borrower where necessary), for application to the Obligations in accordance with the Loan Documents, and, until so delivered, the same shall be held in trust by such U.K. Borrower as the property of Agent and the Lenders. If any such U.K. Borrower fails to make any such endorsement or assignment to Agent, Agent or any of its officers or employees is irrevocably authorized to make the same. Each U.K. Borrower agrees that until the Termination Date (in the case of any claim against an Obligor that is a U.S. Credit Party) or the U.K. Termination Date (in the case of any claim against an Obligor that is a U.K. Credit Party), such U.K. Borrower will not assign or transfer to any Person (other than Agent, a Borrower or another Guarantor in accordance with the terms of the Loan Documents) any claim such U.K. Borrower has or may have against any Obligor.

          12.6 Election of Remedies. If Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Agent or such Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 12. If, in the exercise of any of its rights and remedies, Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Borrower hereby consents to such action by Agent or such Lender and waives any claim based upon such action, even if such action by Agent or such Lender shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by Agent or such Lender. Any election of remedies that results in the denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower's obligation to pay the full amount of the Obligations guaranteed hereunder by such Borrower. In the event Agent or any Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Agent or such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent, Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to


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

be the amount of the Obligations guaranteed by the applicable Borrowers under this Section 12, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

          12.7 Liability Cumulative. The liability of Borrowers under this
Section 12 is in addition to and shall be cumulative with all liabilities of each Borrower to Agent and Lenders under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrowers, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

                  [Remainder of page intentionally left blank.]


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


          IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

SOTHEBY'S HOLDINGS, INC.                 OATSHARE LIMITED


By: /s/ William S. Sheridan              By:  /s/ George Bailey
    ----------------------------------       -----------------------------------
Name: William S. Sheridan                Name:    George Bailey
Title: Chief Financial Officer                 ---------------------------------
                                         Title:   Director
                                                --------------------------------
SOTHEBY'S, INC.

                                         SOTHEBY'S
By: /s/ William S. Sheridan
    ----------------------------------
Name: William S. Sheridan                By:  /s/ George Bailey
Title: Executive Vice President              -----------------------------------
                                         Name:    George Bailey
                                               ---------------------------------
SOTHEBY'S FINANCIAL SERVICES, INC.       Title:   Director
SOTHEBY'S FINANCIAL SERVICES                    --------------------------------
   CALIFORNIA, INC.
OBERON, INC.
THETA, INC.                              SOTHEBY'S FINANCIAL SERVICES LIMITED
SOTHEBY'S VENTURES, LLC

                                         By:  /s/ George Bailey
By:  /s/ William S. Sheridan                 -----------------------------------
    ----------------------------------   Name:    George Bailey
Name: William S. Sheridan                      ---------------------------------
Title: Vice President                    Title:   Director
                                                --------------------------------

                                Signature Page to
                                Credit Agreement

                                         GENERAL ELECTRIC CAPITAL CORPORATION,
                                         as Agent and Lender


                                         By: /s/ Phillip Carfora
                                             -----------------------------------
                                                Duly Authorized Signatory

                                Signature Page to
                                Credit Agreement

          The following Persons are signatories to this Agreement in their capacity as Credit Parties and not as Borrowers.

                                         SOTHEBY'S FINE ART HOLDINGS, INC.
                                         SOTHEBY'S ASIA, INC.
                                         YORK WAREHOUSE, INC.
                                         SPTC, INC.
                                         SOTHEBY PARKE BERNET, INC.
                                         YORK AVENUE DEVELOPMENT, INC.
                                         SOTHEBY'S THAILAND, INC.
                                         SOTHEBY'S HOLDINGS INTERNATIONAL, INC.
                                         SOTHEBY'S NEVADA, INC.
                                         SOTHEBYS.COM LLC
                                         SOTHEBYS.COM AUCTIONS, INC.
                                         SIBS, LLC


                                         By: /s/ William S. Sheridan
                                             -----------------------------------
                                         Name: William S. Sheridan
                                         Title: Vice President

                                Signature Page to
                                Credit Agreement

                               ANNEX A (Recitals)
                                       to
                                CREDIT AGREEMENT

                                   DEFINITIONS

          Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings, and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Agreement:

          "Acceptable Cash Equivalents" has the meaning ascribed to it in Annex
B.

          "Account Debtor" means any Person who may become obligated to any Sotheby Entity under, with respect to, or on account of, an Account, Chattel Paper (including, without limitation, an Art Loan) or General Intangibles (including a payment intangible).

          "Accounting Changes" has the meaning ascribed thereto in Annex G.

          "Accounts" means all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Sotheby Entity, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments), (including any such obligations that may be characterized as an account under the Code), (b) all of each Sotheby Entity's rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Sotheby Entity's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Sotheby Entity for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Sotheby Entity or in connection with any other transaction (whether or not yet earned by performance on the part of such Sotheby Entity), (e) all health care insurance receivables and (f) all collateral security of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.

          "Activation Event" shall mean, as of any date when the aggregate Revolving Loan then outstanding and the aggregate Swing Line Loan then outstanding, in the aggregate, shall be greater than zero, the occurrence of either of the following: (i) an Event of Default shall have occurred and shall have been continuing for at least ten (10) days as of such date or (ii) the Liquidity Amount shall be less than $15,000,000 as of such date.

          "Activation Notice" has the meanings ascribed to it in Annex C.

          "Adjusted EBITDA" means, with respect to Holdings and its Subsidiaries, on a consolidated basis, for any Fiscal Quarter, without duplication, an amount equal to (a) EBITDA with respect to such Fiscal Quarter plus (b) the sum of (i) special charges related to litigation, (ii) restructuring charges and (iii) charges with respect to employee retention programs; provided, that the amounts included in Adjusted EBITDA pursuant to the foregoing clause (b) in respect of the Fiscal Quarters beginning after December 31, 2003 shall not, in the aggregate, exceed $9,200,000 for all such Fiscal Quarters.

          "Advance" means any Revolving Credit Advance or Swing Line Advance, as the context may require.

          "Affiliate" means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 5% or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's executive officers (as such term is defined in the rules of the Securities and Exchange Commission), directors, joint venturers and partners and
(d) in the case of Borrowers, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of any Borrower. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate" shall specifically exclude Agent and each Lender.

          "Agent" means GE Capital, in its capacity as Agent for Lenders, or its successor appointed pursuant to Section 9.7.

          "Agreement" means the Credit Agreement dated as of the Closing Date by and among Borrowers, the other Sotheby Entities party thereto, GE Capital, as Agent and a Lender, and the other Lenders from time to time party thereto, as the same may be amended, supplemented, restated or otherwise modified from time to time.

          "Aggregate Borrowing Availability" means, as of any date of determination, the lesser of (a) an amount equal to (i) the Maximum Amount minus
(ii) the aggregate Revolving Loan then outstanding minus (iii) the aggregate Swing Line Loan then outstanding and (b) an amount equal to the sum of (i) the U.S. Borrowing Availability as of such date and (ii) the U.K. Borrowing Availability as of such date.

          "Alternative Art Loan Currency" means any currency approved by Agent (other than Dollars, Canadian Dollars, Sterling, Euros or Swiss Francs); provided, that no currency shall be an Alternative Art Loan Currency if it is not freely transferable and freely convertible into Dollars and Sterling in the London foreign exchange market as determined by Agent.

          "Alternative L/C Currency" means any currency approved by the L/C Issuer with respect to the incurrence of Letter of Credit Obligations in such currency (other than Dollars, Canadian Dollars, Sterling, Euros or Swiss Francs); provided, that no currency shall be an

Alternative Art Loan Currency if it is not freely transferable and freely convertible into Dollars and Sterling in the London foreign exchange market as determined by the L/C Issuer.

          "Antitrust Litigation Liabilities" means liabilities (whether actual or asserted), claims, judgments, settlements and expenses resulting from (a) the antitrust investigation by the United States Department of Justice or related antitrust investigations by other Governmental Authorities, (b) antitrust litigation, whether commenced by Governmental Authorities or other Persons, arising out of the matters that are or were the subject of any such investigation, (c) related shareholder derivative lawsuits and claims and (d) related securities lawsuits and claims.

          "Antitrust Settlement Agreement" means the Sotheby's Settlement Agreement dated October 27, 2000, entered into by Holdings and Sotheby's, Inc. in the matter of IN RE AUCTION HOUSES ANTITRUST LITIGATION.

          "Appendices" has the meaning ascribed to it in the recitals to the Agreement.

          "Applicable Dollar Revolver Index Margin" means the per annum interest rate margin from time to time in effect and payable in addition to the Dollar Index Rate applicable to the Revolving Loan, as determined by reference to
Section 1.5(a).

          "Applicable Dollar Revolver LIBOR Margin" means the per annum interest rate from time to time in effect and payable in addition to the Dollar LIBOR Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a).

          "Applicable L/C Margin" means 2.75%.

          "Applicable Margins" means collectively the Applicable L/C Margin, the Applicable Unused Line Fee Margin, the Applicable Dollar Revolver Index Margin, the Applicable Dollar Revolver LIBOR Margin, the Applicable Sterling Revolver Index Margin, and the Applicable Sterling Revolver LIBOR Margin.

          "Applicable Sterling Revolver Index Margin" means the per annum interest rate margin from time to time in effect and payable in addition to the Sterling Index Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a).

          "Applicable Sterling Revolver LIBOR Margin" means the per annum interest rate from time to time in effect and payable in addition to the Sterling LIBOR Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a).

          "Applicable Unused Line Fee Margin" means 0.50%.

          "Art Loan Debtor" means an Account Debtor liable on an Art Loan.

          "Art Loan Receivables Report" means a report to be delivered from time to time by the Borrowers in the form attached to the Agreement as Exhibit 4.1(B).

          "Art Loans" shall mean loans made by the Borrowers to customers of Holdings and its Subsidiaries to finance the purchase or carrying of, or in anticipation of the potential sale of, or secured by, Works of Art.

          "Assignment Agreement" has the meaning ascribed to it in Section
9.1(a).

          "Available U.K. Art Loan Balance" means the Dollar Equivalent of the aggregate outstanding principal balance of all Eligible Art Loans owned by U.K. Borrowers minus (a) the amount, if any, by which the Dollar Equivalent of the aggregate outstanding principal balance of all Eligible Venture Loans owned by U.K. Borrowers exceeds an amount equal to $10,000,000 less the Dollar Equivalent of the outstanding principal balance of Eligible Venture Loans included in the Available U.S. Art Loan Balance minus (b) the amount, if any, by which the Dollar Equivalent of the outstanding principal balance of Unhedged U.K. Art Loans exceeds 25% of the Dollar Equivalent of the aggregate outstanding principal balance of all Eligible Art Loans owned by the U.K. Borrowers minus
(c) 1.0% of the Dollar Equivalent of the average outstanding amount of all Eligible Art Loans owned by the U.K. Borrowers for the four Fiscal Quarters most recently ended.

          "Available U.S. Art Loan Balance" means the Dollar Equivalent of the aggregate outstanding principal balance of all Eligible Art Loans owned by U.S. Borrowers minus (a) the amount, if any, by which the Dollar Equivalent of the aggregate outstanding principal balance of all Eligible Venture Loans owned by U.S. Borrowers exceeds $10,000,000 minus (b) the amount, if any, by which the Dollar Equivalent of the outstanding principal balance of Unhedged U.S. Art Loans exceeds 25% of the Dollar Equivalent of the aggregate outstanding principal balance of all Eligible Art Loans owned by the U.S. Borrowers minus
(c) 1.0% of the Dollar Equivalent of the average outstanding principal balance of all Eligible Art Loans owned by the U.S. Borrowers for the four Fiscal Quarters most recently ended.

          "Bank Product and Hedging Obligations" means any and all obligations of any Sotheby Entity, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), to any Lender or any affiliate of any Lender under or in respect of (i) any and all Rate Management Transactions, (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions and (iii) any and all Bank Products.

          "Bank Products" means any of the following services provided to any Sotheby Entity: (i) commercial credit card services, (ii) cash management and other treasury management services (including, without limitation, controlled disbursements, automated clearinghouse transactions, return items, and interstate depository network services) and (iii) foreign exchange related services.

          "Bankruptcy Code" means the provisions of Title 11 of the United States Code, 11 U.S.C. 'SS''SS' 101 et seq.

          "Benefit Equalization Plan" means the Sotheby's, Inc. 1988 Benefit Equalization Plan.

          "Blocked Accounts" has the meaning ascribed to it in Annex C.

          "Borrower Representative" means Holdings, in its capacity as Borrower Representative pursuant to the provisions of Sections 1.1(c) and 1.2.

          "Borrowers" has the meaning ascribed thereto in the preamble to the Agreement.

          "Borrowing Availability" means either the U.S. Borrowing Availability or the U.K. Borrowing Availability, as the context may require.

          "Borrowing Base" means either the U.S. Borrowing Base or the U.K. Borrowing Base, as the context may require.

          "Borrowing Base Certificate" means a certificate to be executed and delivered from time to time by the Borrowers in the form attached to the Agreement as Exhibit 4.1(A).

          "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

          "Canadian Dollars" means the lawful currency of Canada.

          "Capital Expenditures" means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto that have a useful life of more than one year and that are required to be capitalized under GAAP.

          "Capital Lease" means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

          "Capital Lease Obligation" means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

          "Cash Collateral Account" has the meaning ascribed to it Annex B.

          "Cash Equivalent Investments" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof or, in the case of any Foreign Subsidiary, guaranteed by any other member country of O.E.C.D. or any agency thereof, in each case maturing within one year from the date of acquisition thereof, (ii) commercial paper or other marketable debt securities maturing no more than one year from the date of creation thereof and currently having an investment grade rating from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than one year from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America or, in the case of any Foreign Subsidiary, under the laws of any other member country of O.E.C.D., each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior unsecured rating of "A" or better by an internationally recognized rating agency or an equivalent rating from a nationally recognized rating agency of the country in which such commercial bank is incorporated (an "A Rated Bank"), (iv) time deposits maturing no more than one year from the date of creation thereof with A Rated Banks and (v) mutual funds that invest primarily in one or more of the investments described in clauses (i) through (iv) above and currently have an investment grade rating from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.

          "Cash Management Systems" has the meaning ascribed to it in Section
1.8.

          "Change of Control" means either of the following: (a) any person (other than A. Alfred Taubman) or group of persons (within the meaning of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the aggregate ordinary voting power represented by all of the issued and outstanding shares of capital Stock of Holdings; or (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Holdings (together with any new directors whose election by the board of directors of Holdings or whose nomination for election by the Stockholders of Holdings was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office.

          "Charges" means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Sotheby Entity, (d) any Sotheby Entity's ownership or use of any properties or other assets, or (e) any other aspect of any Sotheby Entity's business.

          "Chattel Paper" means any "chattel paper," as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Sotheby Entity.

          "Class A Unrestricted Collateral" means all Collateral owned by any Credit Party that is not Holdings or a Significant Subsidiary, and all proceeds of the foregoing.

          "Class B Unrestricted Collateral" means all Collateral consisting of Art Loans, and all proceeds of the foregoing.

          "Closing Checklist" means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D.

          "Closing Date" means March 4, 2004.

          "Code" means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent's or any Lender's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

          "Collateral" means the property covered by the U.S. Collateral Documents and the U.K. Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on the Secured Parties, to secure the Secured Obligations.

          "Collateral Documents" means the U.S. Collateral Documents and the U.K. Collateral Documents.

          "Collateral Reports" means the reports with respect to the Collateral referred to in Annex F.

          "Collection Account" means (i) with respect to payments in Dollars, that certain account of Agent, account number 502-328-54 in the name of Agent at Deutsche Bank Trust Company Americas in New York, New York ABA No. 021 001 033 or (ii) with respect to payments in Sterling, account number 608-02-697 in the name of Agent at Barclays Bank in London, or in each case such other account as may be specified in writing by Agent as the "Collection Account" for the applicable payments.

          "Commitment Termination Date" means the earliest of (a) March 4, 2007,
(b) the date of termination of Lenders' obligations to make Advances and to incur Letter of Credit Obligations or permit existing Advances and Letter of Credit Obligations to remain outstanding pursuant to Section 8.2(b), and (c) the date of (i) indefeasible prepayment in full by Borrowers of the Loans and all other outstanding Obligations and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B and (ii) the permanent reduction of all Commitments to zero dollars ($0).

          "Commitments" means (a) as to any Lender, the commitment of such Lender to make Revolving Credit Advances or incur Letter of Credit Obligations as set forth on Annex J to the Agreement, in the Joinder Agreement executed by such Lender or in the most recent Assignment Agreement executed by such Lender (including without duplication the Swing Line

Lender's Swing Line Commitment as a subset of its Commitment) and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Advances or incur Letter of Credit Obligations (including without duplication the Swing Line Lender's Swing Line Commitment as a subset of its Commitment), which aggregate commitment shall be One Hundred Million Dollars ($100,000,000) on the Closing Date, as such amount may be increased pursuant to Section 1.01(a)(iv) or reduced or adjusted from time to time in accordance with the Agreement.

          "Compliance Certificate" has the meaning ascribed to it in Annex E.

          "Consolidated Net Tangible Assets" has the meaning set forth in the Senior Note Indenture as in effect on the date hereof, but without giving effect to any amendments thereto or modifications thereof.

          "Contingency Reserve" means any contingency reserve established by Holdings and its Subsidiaries, on a consolidated basis, in accordance with GAAP, except any contingency reserve established in respect of expenses incurred in the ordinary course of business.

          "Contracts" means all "contracts," as such term is defined in the Code, now owned or hereafter acquired by any Sotheby Entity, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Sotheby Entity may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

          "Contribution Agreement" means the Contribution, Indemnification and Subordination Agreement, dated as of the Closing Date, among each U.S. Borrower and each Domestic Subsidiary Guarantor.

          "Control Letter" means a letter agreement between Agent and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party, (iii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant limits any security interest in the applicable financial assets in a manner reasonably satisfactory to Agent, acknowledges the security interest of Agent, on behalf of itself and the other Secured Parties, on such financial assets, and agrees to follow the instructions or entitlement orders of Agent without further consent by the affected Credit Party.

          "Copyright License" means any and all rights now owned or hereafter acquired by any Sotheby Entity under any written agreement granting any right to use any Copyright or Copyright registration.

          "Copyright Security Agreements" means the Copyright Security Agreements made in favor of Agent, on behalf of itself and the other Secured Parties, by each applicable Credit Party.

          "Copyrights" means all of the following now owned or hereafter adopted or acquired by any Sotheby Entity: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

          "Credit Party" means any Borrower or any Guarantor, and "Credit Parties" shall mean all such Persons, collectively.

          "Default" means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

          "Default Rate" has the meaning ascribed to it in Section 1.5(d).

          "Deposit Accounts" means all "deposit accounts" as such term is defined in the Code, now or hereafter held in the name of any Credit Party.

          "Designated Date" means, as of any date of determination, after giving effect to any Swing Line Advance, Revolving Credit Advance or Letter of Credit Obligation made or incurred on such date, the date of the most recent Swing Line Advance, Revolving Credit Advance or Letter of Credit Obligation incurrence (a) prior to which the aggregate outstanding principal amount of the Loans and Letter of Credit Obligations shall not in the aggregate have exceeded 15% of Consolidated Net Tangible Assets as of the date of such Swing Line Advance, Revolving Credit Advance or Letter of Credit Obligation incurrence and (b) after which the aggregate outstanding principal amount of the Loans and Letter of Credit Obligations shall have in the aggregate exceeded 15% of Consolidated Net Tangible Assets as of the date of such Swing Line Advance, Revolving Credit Advance or Letter of Credit Obligation incurrence.

          "Disclosure Schedules" means the Schedules prepared by Borrowers and denominated as Disclosure Schedules (1.4) through (6.7) in the table of contents to the Agreement.

          "Discount Certificate Reserve" means, as of any date subsequent to January 1, 2005, a reserve equal to the excess, if any, of (a) the aggregate amount of cash payments made by the Sotheby Entities in respect of the Discount Certificates during the four Fiscal Quarters preceding the immediately preceding Fiscal Quarter over (b) the Unrestricted Cash Amount as of such date.

          "Discount Certificates" means certificates distributed by Holdings and Christie's International PLC and their respective Subsidiaries pursuant to the Antitrust Settlement Agreement for use by the holders thereof to reduce seller's commission and other consignment-related charges to be paid on auction transactions occurring in the United States of America or the United Kingdom.

          "Documents" means all "documents," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

          "D.O.J. Liability Reserve" means a reserve equal to (a) on any date from and including January 1, 2005 to but excluding the earlier of (i) the date on which the payment in respect the Antitrust Settlement Agreement due on February 5, 2005, is made and (ii) February 5, 2005, an amount equal to the excess, if any, of (x) $12,000,000 over (y) the Unrestricted Cash Amount as of such date and (b) on any date from and including January 1, 2006 to but excluding the earlier of (i) the date on which the payment in respect the Antitrust Settlement Agreement due on February 5, 2006, is made and (ii) February 5, 2006, an amount equal to the excess, if any, of (x) $15,000,000 over
(y) the Unrestricted Cash Amount as of such date.

          "Dollar Equivalent" means, with respect to any amount denominated in Dollars, such amount of Dollars, and with respect to any amount denominated in a currency other than Dollars, the amount of Dollars, as of any date of determination, into which such other currency (as the context may require) can be converted in accordance with Section 1.18.

          "Dollar Index Rate" means, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the "prime rate" (or, if The Wall Street Journal ceases quoting a prime rate, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and
(ii) the Federal Funds Rate plus 50 basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Dollar Index Rate shall take effect at the time of such change in the Dollar Index Rate.

          "Dollar LIBOR Rate" means for each LIBOR Period with respect to a LIBOR Loan denominated in Dollars, a rate of interest determined by Agent equal to:

          (a) the offered rate for deposits in Dollars for the applicable LIBOR Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time), on the second full LIBOR Business Day next preceding the first day of such LIBOR Period; divided by

          (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board) that are required to be maintained by a member bank of the Federal Reserve System.

If such interest rates shall cease to be available from Telerate News Service (or its successor satisfactory to Agent), the Dollar LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Agent and Borrower Representative.

          "Dollars" or "$" means lawful currency of the United States of America.

          "Domestic Subsidiary" means any Subsidiary of Holdings incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia.

          "Domestic Subsidiary Guarantor" means a Domestic Subsidiary that does not constitute a U.S. Borrower or an Immaterial Subsidiary.

          "Domestic Subsidiary Guaranty" means that certain Guaranty, dated as of the Closing Date, executed by each Domestic Subsidiary Guarantor in favor of Agent, for the benefit of Agent and the Lenders.

          "Due-to-Consignor Reserve" means, at any time, a reserve equal to the difference, if any, of (a) 100% of the amounts payable to consignors in respect of consigned items sold to third parties by the Sotheby Entities at such time minus (b) an amount equal to (i) the aggregate balance of accounts receivable of the Sotheby Entities (determined in accordance with GAAP) at such time plus (ii) the aggregate amount of cash of the Sotheby Entities (as determined in accordance with GAAP) at such time minus (c) the amount of such cash subject to a Lien (or held in a deposit or securities account subject to a Lien) in favor of any Person other than (i) Agent or a (ii) consignor to whom such cash is due to be paid in respect of the sale of a Work of Art consigned by such Person to the Sotheby Entities for sale minus (d) without duplication of the foregoing clause (c), the amount of such cash subject to any restriction on withdrawal from the deposit or securities account in which such cash is held.

          "EBITDA" means, with respect to Holdings and its Subsidiaries, on a consolidated basis, for any fiscal period, without duplication, an amount equal to (a) consolidated net income of such Persons for such period determined in accordance with GAAP, minus (b) the sum of (i) income tax credits, (ii) gain from extraordinary items for such period, (iii) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Persons (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (iv) any other non-cash gains that have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Persons for such period in accordance with GAAP, but without duplication, plus
(c) the sum of (i) the provision for income taxes with respect to such fiscal period, (ii) Interest Expense with respect to such period (net of Interest Income with respect to such period), (iii) loss from extraordinary items for such period, (iv) depreciation and amortization for such period, (v) amortized debt discount for such period, (vi) impairment losses relating to the termination of a lease or relating to leasehold improvements and (vii) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Persons of any Stock (including restricted stock), in each case to the extent included in the calculation of consolidated net income of such Persons for such period in accordance with

GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of such Persons:
(1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, any such Person or any of such Persons' Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which any such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of any such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any Contingency Reserve, except to the extent that provision for such Contingency Reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of any such Person; (8) in the case of a successor to any such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets; and
(9) any deferred credit representing the excess of equity in any Subsidiary of any such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

          "Eligible Art Loan" has the meaning ascribed to it in Section 1.6.

          "Eligible Venture Loan" means a Venture Loan that is an Eligible Art Loan.

          "Environmental Laws" means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. 'SS''SS' 9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. 'SS''SS' 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. 'SS''SS' 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. 'SS''SS' 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. Sections 2601 et seq.); the Clean Air Act (42 U.S.C. 'SS''SS' 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. 'SS''SS' 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. 'SS''SS' 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. 'SS''SS' 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

          "Environmental Liabilities" means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under or from any real or personal property.

          "Environmental Permits" means all permits, licenses, authorizations, certificates, approvals or registrations required for the operations of any Sotheby Entity by any Governmental Authority under any Environmental Laws.

          "Equipment" means all "equipment," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

          "ERISA Affiliate" means, with respect to any Sotheby Entity, any trade or business (whether or not incorporated) that, together with such Sotheby Entity, are treated as a single employer within the meaning of Sections 414(b),
(c), (m) or (o) of the IRC.

          "ERISA Event" means, with respect to any Sotheby Entity or any ERISA Affiliate, (a) with respect to a Title IV Plan, any event described in Section 4043(c) of ERISA for which notice to the PBGC has not been waived; (b) the withdrawal of any Sotheby Entity or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Sotheby Entity or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan in a distress termination described in Section 4041(c) of ERISA or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC;
(f) with respect to a Title IV Plan, the existence of an "accumulated funding deficiency" (as defined in Section 412 of the IRC or Section 302 of ERISA) whether or not waived, or the failure to make by its due date a required installment under Section 412(m) of the Code or the failure to make any required contribution to a Multiemployer Plan; (g) the filing pursuant to Section 412(d) of the Code or Section 303(d) of

ERISA of an application for a waiver of the minimum funding standard with respect to a Title IV Plan; (h) the making of any amendment to any Title IV Plan which could result in the imposition of a lien or the posting of a bond or other security; (i) with respect to a Title IV Plan an event described in Section 4062(e) of ERISA; (j) any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (k) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under
Section 4241 or 4245 of ERISA; (l) the loss of a Qualified Plan's qualification or tax exempt status; or (m) the termination of a Plan described in Section 4064 of ERISA.

          "Estimated Value" means, as of any date of determination, with respect to any Work of Art, the most recent low auction estimate of such Work of Art, as determined from time to time by the applicable Borrower in accordance with
Section 5.12.

          "Euro" means the single currency of Participating Member States.

          "Event of Default" has the meaning ascribed to it in Section 8.1.

          "Executive Order" means Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism.

          "Fair Labor Standards Act" means the Fair Labor Standards Act, 29 U.S.C. 'SS' 201 et seq.

          "Federal Funds Rate" means, for any day, a floating rate equal to the weighted average of the rates on overnight Federal funds transactions among members of the Federal Reserve System, as determined by Agent in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).

          "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

          "Fees" means any and all fees payable to Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

          "Financial Covenants" means the financial covenants set forth in Annex G.

          "Financial Officer" means, with respect to any Person, the Chief Financial Officer, Treasurer or Controller thereof or another officer thereof of similar seniority and responsibility.

          "Financial Statements" means the consolidated and consolidating income statements, statements of cash flows and balance sheets of Borrowers delivered in accordance with Section 3.4 and Annex E.

          "Fiscal Month" means any of the monthly accounting periods of Holdings.

          "Fiscal Quarter" means any of the quarterly accounting periods of Holdings ending on March 31, June 30, September 30 or December 31 of each year.

          "Fiscal Year" means any of the annual accounting periods of Holdings ending on December 31 of each year.

          "Fixed Charges" means, with respect to Holdings and its Subsidiaries, on a consolidated basis, for any Fiscal Quarter, an amount equal to (a) the aggregate of all Interest Expense with respect to such Fiscal Quarter (net of any Interest Income with respect to such Fiscal Quarter) plus (b) scheduled payments of principal with respect to Indebtedness during such Fiscal Quarter.

          "Fixed Charge Coverage Ratio" means, with respect to Holdings and its Subsidiaries, on a consolidated basis, for any four Fiscal Quarter period, the ratio of (I) the sum of (a) Adjusted EBITDA for each of such four Fiscal Quarters plus (b) to the extent not included in Adjusted EBITDA for such four Fiscal Quarters, non-cash expenses incurred during such Fiscal Quarters with respect to the Restricted Stock Plan in connection with the cancellation thereunder of options to purchase Stock of Holdings previously granted to employees minus (c) Capital Expenditures during such four Fiscal Quarters minus
(d) cash income taxes paid during such Fiscal Quarters net of (i) income tax refunds and (ii) cash taxes paid with respect to the 2004 tax year in respect of any gain on the assets and capital stock of Sotheby's International Realty, Inc. sold by such Persons to (II) the aggregate Fixed Charges for such four Fiscal Quarters.

          "Fixtures" means all "fixtures" as such term is defined in the Code, now owned or hereafter acquired by any Sotheby Entity.

          "Foreign Subsidiary" means any Subsidiary of Holdings that is not a Domestic Subsidiary.

          "Funded Debt" means, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrowers, the Obligations and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons.

          "GAAP" means generally accepted accounting principles in the United States of America consistently applied, as such term is further defined in Annex G to the Agreement.

          "GE Capital" means General Electric Capital Corporation, a Delaware corporation.

          "GE Capital Fee Letter" means that certain letter, dated as of February 5, 2004, between GE Capital and Borrower Representative, on behalf of itself and the other Credit Parties, with respect to certain Fees to be paid from time to time by Borrowers to GE Capital.

          "General Intangibles" means all "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Sotheby Entity, including all right, title and interest that such Sotheby Entity may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Sotheby Entity or any computer bureau or service company from time to time acting for such Sotheby Entity.

          "Goods" means all "goods" as defined in the Code, now owned or hereafter acquired by any Sotheby Entity, wherever located, including embedded software to the extent included in "goods" as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guaranteed Indebtedness" means as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation (including, without limitation, any obligation described in Section 6.3(a)(vii)) (the "primary obligation") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

          "Guaranties" means, collectively, the Domestic Subsidiary Guaranty and any other guaranty executed by any Guarantor in favor of Agent, for the benefit of Agent and Lenders, in respect of all or a portion of the Obligations.

          "Guarantors" means the Domestic Subsidiary Guarantors, the U.K. Subsidiary Guarantors and each other Person, if any, that executes a guaranty or other similar agreement in favor of Agent, for the benefit of Agent and Lenders, in connection with the transactions contemplated by the Agreement and the other Loan Documents.

          "Hazardous Material" means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

          "Holdings" has the meaning ascribed to it in the preamble to the Agreement.

          "IEEPA" means the International Emergency Economic Power Act, 50 U.S.C. 'SS' 1701 et. seq.

          "Immaterial Subsidiary" means any Domestic Subsidiary or any Foreign Subsidiary organized under the laws of England, in each case listed on Disclosure Schedule (5.17), unless such entity shall have executed a Guaranty and such Collateral Documents as Agent shall reasonably request, and in any event shall include Sotheby's International Realty Ltd., a company organized under the laws of England.

          "Indebtedness" means, with respect to any Person, without duplication,
(a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred 6 months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than 6 months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property),

(e) all Capital Lease Obligations and the present value (discounted at the Dollar Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

          "Indemnified Liabilities" has the meaning ascribed to it in Section 1.13.

          "Indemnified Person" has the meaning ascribed to in Section 1.13.

          "Index Rate Loan" means the Swing Line Loan or any portion of the Revolving Loan bearing interest by reference to the Dollar Index Rate or the Sterling Index Rate, as applicable.

          "Insolvency Event" has the meaning ascribed to in Section 12.5.

          "Instruments" means all "instruments," as such term is defined in the Code, now owned or hereafter acquired by any Sotheby Entity, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

          "Intellectual Property" means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.

          "Intercompany Indebtedness" has the meaning ascribed to in Section
12.5.

          "Interest Expense" means, with respect to any Person for any fiscal period, the sum of (a) interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period, including interest expense with respect to any Funded Debt of such Person, interest expense that has been capitalized on the balance sheet of such Person and interest expense with respect to the York Avenue Sale Leaseback, plus (b) in each case to the extent such item is not included in the foregoing clause (a) or in Adjusted EBITDA and without duplication, the sum of (i) amortization during the relevant period of liabilities arising in respect of the Antitrust Litigation Liabilities plus (ii) amortization during the relevant period of liabilities arising in respect of the Discount Certificates plus (iii) interest expense for the relevant period related to the Benefit Equalization Plan plus
(iv) annual fees incurred during the relevant period in connection with this Agreement plus (v) cash expenses incurred during the relevant period with respect to the Restricted Stock Plan in connection with the cancellation thereunder of options to purchase Stock of Holdings previously granted to employees.

          "Interest Income" means, with respect to Holdings and its Subsidiaries, on a consolidated basis, for any fiscal period, an amount equal to the consolidated interest income of such Persons for such period, determined in accordance with GAAP.

          "Interest Payment Date" means (a) as to any Index Rate Loan, the first Business Day of each month to occur while such Loan is outstanding, and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided, that in the case of any LIBOR Period greater than three months in duration, interest shall be payable at three-month intervals and on the last day of such LIBOR Period; provided, further, that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest that has then accrued under the Agreement; provided, further, that with respect to any Revolving Credit Advance denominated in Sterling, (i) the first Interest Payment Date to occur after the Closing Date with respect thereto shall be October 1, 2004 and
(ii) any interest that would have been payable on any day prior to such date without giving effect to clause (i) of this proviso shall accrue interest from such day until the first Interest Payment Date with respect to such Revolving Credit Advance at the Sterling Index Rate.

          "Inventory" means all "inventory," as such term is defined in the Code, now owned or hereafter acquired by any Sotheby Entity, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Sotheby Entity for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Sotheby Entity's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

          "Investment Property" means all "investment property" as such term is defined in the Code now owned or hereafter acquired by any Sotheby Entity, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Sotheby Entity, including the rights of any Sotheby Entity to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Sotheby Entity; (iv) all commodity contracts of any Sotheby Entity; and (v) all commodity accounts held by any Sotheby Entity.

          "IRC" means the Internal Revenue Code of 1986 and all regulations promulgated thereunder.

          "IRS" means the Internal Revenue Service.

          "Joinder Agreement" means an agreement pursuant to which (i) a Person shall become a Lender hereunder or (ii) a Lender shall increase its Commitment, in each case in accordance with Section 1.1(a)(iv).

          "Judgement Conversion Date" has the meaning ascribed to it in Section 1.19(a).

          "Judgement Currency" has the meaning ascribed to it in Section
1.19(a).

          "L/C Issuer" has the meaning ascribed to it in Annex B.

          "L/C Sublimit" has the meaning ascribed to it in Annex B.

          "Lenders" means GE Capital, the other Lenders named on the signature pages of the Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include any assignee of such Lender.

          "Letter of Credit Fee" has the meaning ascribed to it in Annex B.

          "Letter of Credit Obligations" means all outstanding obligations incurred by Agent and Lenders at the request of Borrower Representative, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by GE Capital or another L/C Issuer or the purchase of a participation as set forth in Annex B with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable at such time or at any time thereafter by the Lenders thereupon or pursuant thereto.

          "Letters of Credit" means standby letters of credit issued for the account of any Borrower (and any Subsidiary thereof that may be a co-applicant on any such Letter of Credit) by any L/C Issuer, and bankers' acceptances issued by any Borrower, for which Agent and Lenders have incurred Letter of Credit Obligations.

          "Letter-of-Credit Rights" means "letter-of-credit rights" as such term is defined in the Code, now owned or hereafter acquired by any Sotheby Entity, including rights to payment or performance under a letter of credit, whether or not such Sotheby Entity, as beneficiary, has demanded or is entitled to demand payment or performance.

          "LIBOR Business Day" means a Business Day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

          "LIBOR Loan" means any portion of the Revolving Loan bearing interest by reference to a Dollar LIBOR Rate or a Sterling LIBOR Rate, as applicable.

          "LIBOR Period" means, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower Representative pursuant to the Agreement and ending one, two, three or six months thereafter, as selected by Borrower Representative's irrevocable notice to Agent as set forth in Section 1.5(e); provided, that the foregoing provision relating to LIBOR Periods is subject to the following:

          (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

          (b) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end two (2) LIBOR Business Days prior to such date;

          (c) any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month; and

          (d) Borrower Representative shall select LIBOR Periods so that there shall be no more than 5 separate LIBOR Loans in existence at any one time.

          "License" means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Sotheby Entity.

          "Lien" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

          "Liquidity Amount" means, as of any date of determination, the sum of
(a) the Aggregate Borrowing Availability as of such date and (b) the Unrestricted Cash Amount as of such date.

          "Litigation" has the meaning ascribed to it in Section 3.13(a).

          "Loan Account" has the meaning ascribed to it in Section 1.12.

          "Loan Documents" means the Agreement, the Notes, the Collateral Documents, the Contribution Agreement, the GE Capital Fee Letter, the Master Standby Agreement, and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent or any Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

          "Loans" means the Revolving Loan and the Swing Line Loan.

          "Margin Stock" has the meaning ascribed to in Section 3.10.

          "Master Standby Agreement" means the Master Agreement for Standby Letters of Credit dated as of the Closing Date among Borrowers, as Applicant(s), and GE Capital, as issuer.

          "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of the Sotheby Entities considered as a whole, (b) any Borrower's ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral (including Works of Art securing repayment of Art Loans) or Agent's Liens, on behalf of itself and the other Secured Parties, on the Collateral or the priority of such Liens, or (d) Agent's or any Lender's rights and remedies under the Agreement and the other Loan Documents.

          "Maximum Amount" means, as of any date of determination, an amount equal to the Commitment of all Lenders as of such date.

          "Maximum Lawful Rate" has the meaning assigned to it in Section
1.5(f).

          "Multiemployer Plan" means a "multiemployer plan" as defined in Sections 3(37) or 4001(a)(3) of ERISA, and to which any Sotheby Entity or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

          "New Lender" has the meaning ascribed to it in Section 1.1(a)(iv).

          "Non-Consignor Art Loan" means any Art Loan made by a Borrower with respect to which the related Art Loan Debtor has not consigned any of the Works of Art securing repayment of such Art Loan to the Borrower for sale.

          "Non-Funding Lender" has the meaning ascribed to it in Section 9.9(a)(ii).

          "Notes" means, collectively, the Revolving Notes and the Swing Line Note.

          "Notice of Conversion/Continuation" has the meaning ascribed to it in
Section 1.5(e).

          "Notice of Revolving Credit Advance" has the meaning ascribed to it in
Section 1.1(a).

          "Oatshare" has the meaning ascribed to it in the preamble to the Agreement.

          "Oberon" has the meaning ascribed to it in the preamble to the Agreement.

          "Obligation Currency" has the meaning ascribed to it in Section
1.19(a).

          "Obligations" means all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement, letter of credit agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents. This term does not include any Bank Product and Hedging Obligations.

          "Obligor" has the meaning ascribed to it in Section 12.5.

          "O.E.C.D." means the Organisation for Economic Co-operation and Development as contemplated by the Convention on the Organisation for Economic Co-operation and Development of December 14, 1960, as amended from time to time.

          "OFAC" means the U.S. Department of Treasury's Office of Foreign Asset Control.

          "Overadvance" has the meaning ascribed to it in Section 1.1(a)(iii).

          "Participating Member State" means any member state which adopts the euro unit of the single currency pursuant to the Treaty of Rome.

          "Patent License" means rights under any written agreement now owned or hereafter acquired by any Sotheby Entity granting any right with respect to any invention on which a Patent is in existence.

          "Patents" means all of the following in which any Sotheby Entity now holds or hereafter acquires any interest: (a) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

          "PATRIOT Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (The USA PATRIOT Act).

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Pension Plan" means a Plan described in Section 3(2) of ERISA.

          "Permitted Country" means any country (in addition to the United States, Canada and the United Kingdom) with respect to which Agent, in its sole discretion, shall have determined (and notified the Borrowers in writing) that Works of Art securing repayment of an Art Loan may be located in such country without causing such Art Loan to fail to constitute an

Eligible Art Loan pursuant to clause (i) of Section 1.6(c), it being understood that Agent may withdraw such determination at any time in its sole discretion with respect to any country (other than the United States, Canada and the United Kingdom) and thereafter such country shall not constitute a Permitted Country.

          "Permitted Encumbrances" means the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or which are being contested in accordance with Section 5.2(b); (b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Sotheby Entity is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers', mechanics' or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (e) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of a Dollar Equivalent of $1,000,000 at any time, so long as such Liens attach only to Inventory; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Sotheby Entity is a party; (g) any attachment or judgment lien not constituting an Event of Default under Section 8.1(j); (h) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (i) any Lien in favor of a consignor on a segregated deposit account established for the benefit of such consignor and into which only proceeds of Works of Art consigned by such consignor to a Sotheby Entity for sale (including such Sotheby's Entity's commissions on such sales) are deposited; provided, that if such consignor is an Art Loan Debtor, such Lien shall constitute a "Permitted Lien" only if an agreement among the applicable Borrower, such consignor and the applicable account bank expressly states that amounts received in such deposit account shall be transferred first, without any further consent of any Person, to the applicable Borrower until the related Art Loan is repaid in full prior to any such amounts being transferred to such consignor; (j) presently existing or hereafter created Liens in favor of Agent, on behalf of Lenders or the holders of the Senior Notes, in each case pursuant to the Loan Documents; (k) other than with respect to any Blocked Account or Cash Collateral Account, any lien or banker's right of set-off or combination of accounts arising by operation of law or in accordance with standard terms of banking; and (l) Liens expressly permitted under clauses (b) and (c) of Section 6.7 of the Agreement.

          "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

          "Plan" means, at any time, an "employee benefit plan", as defined in
Section 3(3) of ERISA, that any Sotheby Entity or ERISA Affiliate maintains, contributes to or has an obligation to contribute to or has maintained, contributed to or had an obligation to contribute to at any time within the past 7 years on behalf of participants who are or were employed by any Sotheby Entity or ERISA Affiliate.

          "PPSA" means the Personal Property Security Act as in effect from time to time in any Canadian jurisdiction.

          "Prior Agent" means JPMorgan Chase Bank, in its capacities as administrative agent and collateral agent under the Prior Credit Agreement.

          "Prior Credit Agreement" means that certain Amended and Restated Credit Agreement, dated as of February 7, 2003, among Holdings, Sotheby's, Inc., Oatshare, Sotheby's U.K., Sotheby's Global Trading GmbH, a company organized in Switzerland, the Prior Lenders and the Prior Agent, as amended from time to time.

          "Prior Lender Obligations" means the obligations of Holdings and its Subsidiaries arising under or in connection with the Prior Credit Agreement.

          "Prior Lenders" shall mean the financial institutions party to the Prior Credit Agreement as lenders or as issuing bank.

          "Proceeds" means "proceeds," as such term is defined in the Code, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Sotheby Entity from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Sotheby Entity from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Sotheby Entity against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Sotheby Entity against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

          "Prohibited Person" means any Person:

          (a) listed in the Annex to, or otherwise subject to the provisions of, the Executive Order;

          (b) that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

          (c) with whom Agent or any Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering legal requirements, including the PATRIOT Act and the Executive Order;

          (d) that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order;

          (e) that is named as a "specifically designated national (SDN)" on the most current list published by OFAC at its official website
(http://www.treas.gov.ofac/t11sdn.pdf) or at any replacement website or other replacement official publication of such list or is named on any other U.S. or foreign government or regulatory list issued after September 11, 2001;

          (f) that is covered by IEEPA, OFAC or any other law, regulation or executive order relating to the imposition of economic sanctions against any country, region or individual pursuant to United States law or United Nations resolution; or

          (g) that is an affiliate (including any principal, officer, immediate family member or close associate) of a person or entity described in one or more of clauses (a) - (f) of this definition.

          "Projections" means Holdings' forecasted consolidated: (a) balance sheets; (b) profit and loss statements; and (c) cash flow statements, in each case prepared on a basis consistent with the historical Financial Statements of the Holdings, together with appropriate supporting details and a statement of underlying assumptions.

          "Pro Rata Share" means with respect to all matters relating to any Lender, (a) the percentage obtained by dividing (i) the aggregate Commitments of that Lender by (ii) the aggregate Commitments of all Lenders, and (b) on and after the Commitment Termination Date, the percentage obtained by dividing (i) the Dollar Equivalent of the aggregate outstanding principal balance of the Loans held by that Lender by (ii) the Dollar Equivalent of the outstanding principal balance of the Loans held by all Lenders, in each case as any such percentages may be adjusted by assignments permitted pursuant to Section 9.1 or other adjustments to the Commitments pursuant to the Agreement.

          "Protected Party" means a Lender which is or will be, for or on account of Tax, subject to any liability or required to make any payment in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under any Loan Document.

          "Qualified Assignee" means (a) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody's at the date that it becomes a Lender and which, through its applicable lending office, is capable of lending to Borrowers without the imposition of any withholding or similar taxes; provided, that, except as otherwise agreed by Agent, no Person proposed to become a Lender after the Closing Date and determined by Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee, and no Person or Affiliate of such Person proposed to become a Lender after the Closing Date and that holds Senior Notes or Stock issued by any Sotheby Entity shall be a Qualified Assignee.

          "Qualifying Lender" means:

               (i) in respect of a payment made by a U.K. Credit Party, a Lender which is beneficially entitled to amounts payable to that Lender in respect of an advance under this Agreement or the other Loan Documents and is:

                    (A)  a Lender:

                         (1) which is a bank (as defined for the purpose of section 349 of the Taxes Act) making an advance under this Agreement or the other Loan Documents; or

                         (2) in respect of an advance made under this Agreement by a person that was a bank (as defined for the purpose of section 349 of the Taxes Act) at the time that that advance was made, and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

                    (B)  a Lender which is:

                         (1) a company resident in the United Kingdom for United Kingdom tax purposes;

                         (2) a partnership each member of which is a company resident in the United Kingdom for United Kingdom tax purposes;

                         (3) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing its chargeable profits (within the meaning given by section 11(2) of the Taxes Act); or

                    (C)  a Treaty Lender.

               (ii) in respect of a payment made by a U.S. Credit Party
                    which would be required under the Code to pay United States source interest in connection with this Agreement or the other Loan Documents, a Lender which is:

                    (A) created or organized under the laws of the United States of America or of any state (including the District of Columbia) thereof;

                    (B) a Treaty Lender with respect to the United States of America that is entitled to receive payments under any Loan Document without deduction or withholding of any United States federal income Taxes, provided such Lender has delivered (in a timely fashion and without undue delay) to Borrower Representative and Agent two original copies of IRS Form W-8BEN (or any successor form) certifying that it is a resident of a foreign country with which the United States of America has an income tax treaty; or

                    (C) entitled to receive payments under any Loan Document without deduction or withholding of any United States federal income Taxes as a result of such payments being effectively connected with the conduct by such Lender of a trade or business within the United States of America, provided such Lender has delivered (in a timely fashion and without undue delay) to the Credit Party Representative and Agent two original copies of either (1) IRS Form W-8ECI (or any successor form) certifying that the payments made pursuant to any Loan Document are effectively connected with the conduct by that Lender of a trade or business within the United States of America or (2) such other applicable form prescribed by the IRS certifying as to such Lender's entitlement to exemption from United States withholding tax with respect to all payments to be made to such Lender under any Loan Document.

          "Qualified Plan" means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

          "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered by a Sotheby Entity that is a rate swap, basis swap, forward rate transaction, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, or equity prices.

          "Real Estate" has the meaning ascribed to it in Section 3.6.

          "Real Estate Trademarks" has the meaning set forth in Section 5.15.

          "Refinancing" means the repayment in full by Holdings and the applicable Subsidiaries of Holdings of the Prior Lender Obligations on the Closing Date.

          "Refunded Swing Line Loan" has the meaning ascribed to it in Section 1.1(b)(iii).

          "Related Person" has the meaning ascribed to it in Annex C.

          "Relationship Bank" has the meaning ascribed to it in Annex C.

          "Release" means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment.

          "Replacement Lender" has the meaning ascribed to it in Section
1.16(d).

          "Requisite Lenders" means Lenders having (a) more than 66 2/3% of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than 66 2/3% of the Dollar Equivalent of the aggregate outstanding amount of all Loans.

          "Reserves" means (a) reserves established pursuant to Section 5.4(c),
(b) the Unfunded Commitments Reserve, (c) the Due-to-Consignor Reserve, (d) the D.O.J. Liability Reserve, (e) the Discount Certificate Reserve and (f) such other reserves against Eligible Art Loans, U.S. Borrowing Availability or U.K. Borrowing Availability that Agent may, in its reasonable credit judgment, establish from time to time. Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued Interest Expenses, Indebtedness or other scheduled liabilities shall be deemed to be a reasonable exercise of Agent's credit judgment.

          "Restricted Collateral" means all Collateral other than Class A Unrestricted Collateral and Class B Unrestricted Collateral, and all proceeds of the foregoing.

          "Restricted Payment" means, with respect to any Sotheby Entity (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Sotheby Entity's Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Sotheby Entity now or hereafter outstanding; (d) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Sotheby Entity's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (e) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of Holdings other than (i) payments of compensation in the ordinary course of business to Stockholders who are employees of such Person and (ii) payments made in connection with the consignment of property for sale in the ordinary course of business; and (f) any payment of management fees (or other fees of a similar nature) by a Borrower or Guarantor to any Stockholder of such Person or its Affiliates that is not a Borrower or Guarantor unless (i) such fees are paid in the ordinary course of business of such Borrower or Guarantor, as applicable, and (ii) such payment is not made following the occurrence and during the continuance of an Event of Default.

          "Restricted Stock Plan" means the Sotheby's Holdings, Inc. 2003 Restricted Stock Plan.

          "Retiree Welfare Plan" means, at any time, a welfare plan (within the meaning of Section 3(1) of ERISA) that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC or other similar state law and at the sole expense of the participant or the beneficiary of the participant.

          "Revolving Credit Advance" has the meaning ascribed to it in Section 1.1(a)(i).

          "Revolving Loan" and "Revolving Loan Outstandings" mean, at any time, the sum of (i) the Dollar Equivalent of the aggregate amount of Revolving Credit Advances outstanding to the Borrowers plus (ii) the Dollar Equivalent of the aggregate Letter of Credit Obligations incurred on behalf of the Borrowers. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

          "Revolving Note" has the meaning ascribed to it in Section 1.1(a)(ii).

          "Secured Obligations" means, collectively, (i) the Obligations and
(ii) the Bank Product and Hedging Obligations.

          "Secured Parties" means the holders of the Secured Obligations from time to time and the holders of the Senior Notes from time to time.

          "Senior Note Indenture" means that certain Indenture, dated as of February 5, 1999, governing the Senior Notes, as amended, supplemented or otherwise modified from time to time.

          "Senior Notes" means Holdings' 6.98% Notes due 2009, in an aggregate principal amount outstanding on the date hereof of $100,000,000, issued pursuant to the Senior Note Indenture.

          "Settlement Agreements" means (a) the Antitrust Settlement Agreement and (b) the Plea Agreement, dated October 5, 2000, between Holdings and the United States of America.

          "SFS California" has the meaning ascribed to it in the preamble to the Agreement.

          "SFS Inc." has the meaning ascribed to it in the preamble to the Agreement.

          "SFS Ltd." has the meaning ascribed to it in the preamble to the Agreement.

          "Significant Subsidiary" shall mean each Subsidiary (as defined in the Senior Note Indenture) which is a "significant subsidiary" (as defined in Rule 1-02(w) of Regulation S-X of the Securities and Exchange Commission) as of the Designated Date.

          "Software" means all "software" as such term is defined in the Code, now owned or hereafter acquired by any Sotheby Entity, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

          "Solvent" means (i) with respect to any Person other than a Foreign Subsidiary organized under the laws of England, on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person;
(b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital and (ii) with respect to any Foreign Subsidiary organized under the laws of England, on a particular date, (a) such Foreign Subsidiary is unable, or has admitted its inability, to pay its debts as they fall due, has suspended making payments on any of its debts or, by reason of actual or anticipated financial difficulties, has commenced negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness, (b) the value of the assets of such Foreign Subsidiary is less than its liabilities (taking into account contingent and prospective liabilities) or (c) a moratorium has been declared in respect of any indebtedness of such Foreign Subsidiary. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

          "Sotheby Entity" means any Borrower or any Subsidiary of any Borrower, and "Sotheby Entities" shall mean all such Persons, collectively.

          "Sotheby's, Inc." has the meaning ascribed to it in the preamble to the Agreement.

          "Sotheby's U.K." has the meaning ascribed to it in the preamble to the Agreement.

          "Sterling" or " 'L' " means the lawful currency of Great Britain.

          "Sterling Equivalent" means, with respect to any amount denominated in Sterling, such amount of Sterling, and with respect to any amount denominated in a currency other than Sterling, the amount of Sterling, as of any date of determination, into which such other currency (as the context may require) can be converted in accordance with Section 1.18.

          "Sterling Index Rate" means, for any day, a floating rate equal to the rate publicly quoted from time to time by The Wall Street Journal as the "prime rate" for Britain (or, if The Wall Street Journal ceases quoting a rate of the type described, the prime rate for Sterling generally posted by Britain's largest banks). Each change in any interest rate provided for in the Agreement based upon the Sterling Index Rate shall take effect at the time of such change in the Sterling Index Rate.

          "Sterling LIBOR Rate" means for each LIBOR Period with respect to a LIBOR Loan denominated in Sterling, a rate of interest determined by Agent equal to:

          (a) the offered rate for deposits in pounds sterling for the applicable LIBOR Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time), on the second full LIBOR Business Day next preceding the first day of such LIBOR Period; divided by

          (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board) that are required to be maintained by a member bank of the Federal Reserve System.

          If such interest rates shall cease to be available from Telerate News Service (or its successor satisfactory to Agent), the Sterling LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Agent and Borrower Representative.

          "Sterling Subfacility Limit" means $50,000,000, as such amount may be reduced pursuant to Section 1.3(a).

          "Stock" means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

          "Stockholder" means, with respect to any Person, each holder of Stock of such Person.

          "Subsidiary" means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrower.

          "Supermajority Lenders" means Lenders having (a) 80% or more of the Commitments of all Lenders, or (b) if the Commitments have been terminated, 80% or more of aggregate outstanding amount of the Loans.

          "Supporting Obligations" means all "supporting obligations" as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

          "Swing Line Advance" has the meaning ascribed to it in Section 1.1(b)(i).

          "Swing Line Availability" means, as of any date of determination, the least of (a) the Swing Line Commitment, (b) the Maximum Amount minus the aggregate Revolving Loan then outstanding and (c) an amount equal to (i) the U.S. Borrowing Base as of such date minus (ii) the aggregate outstanding principal balance of the Revolving Credit Advances made to the U.S. Borrowers as of such date minus (iii) the Dollar Equivalent of the aggregate Letter of Credit Obligations incurred on behalf of the U.S. Borrowers as of such date.

          "Swing Line Commitment" means, as to the Swing Line Lender, the commitment of the Swing Line Lender to make Swing Line Advances as set forth on Annex J to the Agreement, which commitment constitutes a subfacility of the Commitment of the Swing Line Lender.

          "Swing Line Lender" means GE Capital.

          "Swing Line Loan" means, as the context may require, at any time, the aggregate amount of Swing Line Advances outstanding to any U.S. Borrower or to all U.S. Borrowers.

          "Swing Line Note" has the meaning ascribed to it in Section
1.1(b)(ii).

          "Swiss Franc" means the lawful currency of Switzerland.

          "Tax" means taxes, levies, imposts, deductions, Charges or withholdings imposed by any Governmental Authority, and all liabilities with respect thereto.

          "Tax Confirmation" means a confirmation by a Lender that the person beneficially entitled to amounts payable to that Lender under this Agreement or the other Loan Documents is either:

     (a) a company resident in the United Kingdom, or a partnership each member of which is a company resident in the United Kingdom, for United Kingdom tax purposes; or

     (b) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and that amount payable falls to be brought into account in computing the chargeable profits of that company for the purposes of section 11(2) of the Taxes Act.

          "Tax Credit" means a credit against, relief or remission for, or repayment of, any Tax.

          "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under any Loan Document.

          "Tax Payment" means either the increased payment made by a Credit Party to a Lender under Section 1.15(b) or a payment under Section 1.15(c).

          "Taxes Act" means the Income and Corporation Taxes Act of 1988.

          "Termination Date" means the date on which (a) the Loans have been indefeasibly repaid in full, (b) all other Obligations under the Agreement and the other Loan Documents have been completely discharged, (c) all Letter of Credit Obligations have been cash collateralized, canceled or backed by standby letters of credit in accordance with Annex B, and (d) the Commitment Termination Date shall have occurred.

          "Theta" has the meaning ascribed to it in the preamble to the Agreement.

          "Title IV Plan" means a Pension Plan (other than a Multiemployer
Plan), that is subject to Title IV of ERISA or Section 412 of the IRC, and that any Sotheby Entity or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

          "Trademark License" means rights under any written agreement now owned or hereafter acquired by any Sotheby Entity granting any right to use any Trademark.

          "Trademark Security Agreements" means the Trademark Security Agreements made in favor of Agent, on behalf of Lenders, by each applicable Credit Party.

          "Trademarks" means all of the following now owned or hereafter existing or adopted or acquired by any Sotheby Entity: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

          "Treaty" has the meaning ascribed to it in the definition of "Treaty State".

          "Treaty Lender" means a Lender which:

          (a) is treated as a resident of a Treaty State for the purposes of a Treaty;

          (b) does not carry on a business in the jurisdiction in which the applicable Credit Party is resident through a permanent establishment with which that Lender's participation in the Loans is effectively connected.

          "Treaty of Rome" means the treaty establishing the European Community being the Treaty of Rome as amended from time to time.

          "Treaty State" means a jurisdiction having a double taxation agreement (a "Treaty") with the United Kingdom, the United States of America or, as the case may be, the jurisdiction in which a Lender is resident which makes provision for full exemption from tax imposed by the United Kingdom or, as the case may be, the United States of America, on interest.

          "UCC" means the Uniform Commercial Code as in effect from time to time in each applicable jurisdiction.

          "U.K. Borrowers" has the meaning ascribed to it in the preamble to the Agreement.

          "U.K. Borrowing Availability" means, as of any date of determination, the lesser of (a) an amount equal to (i) the Maximum Amount minus (ii) the aggregate Revolving Loan then outstanding minus (iii) the aggregate Swing Line Loan then outstanding and (b)(i) the lesser of (x) the Sterling Subfacility Limit and (y) the U.K. Borrowing Base as of such date minus (ii) the Dollar Equivalent of the aggregate outstanding principal balance of the Revolving Credit Advances made to U.K. Borrowers as of such date minus (iii) the Dollar Equivalent of the aggregate Letter of Credit Obligations incurred for the benefit of the U.K. Borrowers as of such date.

          "U.K. Borrowing Base" means, as of any date of determination, 85% of the Available U.K. Art Loan Balance as of such date, less Reserves established by Agent at such time.

          "U.K. Collateral Documents" means the deeds of charge and charges over shares executed by the U.K. Credit Parties on the Closing Date and all similar agreements entered into by the U.K. Credit Parties guaranteeing payment of the Obligations of the U.K. Borrowers, or granting a Lien upon property as security for payment of the Secured Obligations of the U.K. Credit Parties.

          "U.K. Credit Parties" means the U.K. Borrowers and the U.K. Subsidiary Guarantors.

          "U.K. Non-Bank Lender" means where a Lender becomes a party to this Agreement after the Closing Date, a Lender that gives a Tax Confirmation in the Assignment Agreement or Joinder Agreement, as applicable, that it executes on becoming a party to this Agreement.

          "U.K. Pension Plans" has the meaning ascribed to it in Section
3.12(c).

          "U.K. Subsidiary Guarantors" means each subsidiary of Oatshare organized under the laws of England that is not a U.K. Borrower or an Immaterial Subsidiary.

          "U.K. Termination Date" means the date on which (i) all Loans to the U.K. Borrowers have been indefeasibly repaid in full, (b) all other Obligations of the U.K. Borrowers have been completely discharged, (c) all Letter of Credit Obligations incurred on behalf of the U.K. Borrowers have been cash collateralized, canceled or backed by standby letters of credit in accordance with Annex B and (d) the Commitment Termination Date shall have occurred.

          "Unfunded Commitments Reserve" means, at any time the Aggregate Borrowing Availability shall be less than $20,000,000, a reserve equal to 15% of the aggregate unfunded commitments of the Borrowers at such time to make future Art Loans.

          "Unhedged U.K. Art Loan" means an Eligible Art Loan owned by a U.K. Borrower (i) that is denominated in Dollars, Canadian Dollars, Euros or Swiss Francs and (ii) unless Agent shall otherwise agree, with respect to which such U.S. Borrower shall not have entered into a Rate Management Transaction reasonably acceptable to Agent (x) having a notional amount substantially equal to the outstanding principal balance of such Art Loan at all times until the maturity of such Art Loan and (y) directly mitigating the risk associated with changes in the exchange rate between the currency in which such Art Loan is denominated and Sterling at all times until the maturity of such Art Loan.

          "Unhedged U.S. Art Loan" means an Eligible Art Loan owned by a U.S. Borrower (i) that is denominated in Sterling, Canadian Dollars, Euros or Swiss Francs and (ii) unless Agent shall otherwise agree, with respect to which such U.S. Borrower shall not have entered into a Rate Management Transaction reasonably acceptable to Agent (x) having a notional amount substantially equal to the outstanding principal balance of such Art Loan at all times until the maturity of such Art Loan and (y) directly mitigating the risk associated with changes in the exchange rate between the currency in which such Art Loan is denominated and Dollars at all times until the maturity of such Art Loan.

          "Unrestricted Cash Amount" means, as of any date of determination, the greater of (a) zero and (b) the aggregate amount of cash of the Credit Parties as of such date (determined in accordance with GAAP), excluding (without duplication) any cash (i) owing to consignors in respect of Works of Art consigned by such Persons to the Credit Parties for sale, (ii) subject to a Lien (or held in a deposit or securities account subject to a Lien) in favor of any Person other than Agent and (iii) subject to any restriction on withdrawal from the deposit or securities account in which such cash is being held.

          "U.S. Borrowers" has the meaning ascribed to it in the preamble to the Agreement.

          "U.S. Borrowing Availability" means, as of any date of determination, the lesser of (a) an amount equal to (i) the Maximum Amount minus (ii) the aggregate Revolving Loan then outstanding minus (iii) the aggregate Swing Line Loan then outstanding and (b) an amount equal to (i) the U.S. Borrowing Base as of such date minus (ii) the aggregate outstanding principal balance of the Revolving Credit Advances made to U.S. Borrowers as of such date minus (iii) the Dollar Equivalent of the aggregate Letter of Credit Obligations incurred for the benefit of the U.S. Borrowers as of such date minus (iv) the aggregate Swing Line Loan then outstanding.

          "U.S. Borrowing Base" means, as of any date of determination, 85% of the Available U.S. Art Loan Balance as of such date, less Reserves established by Agent at such time.

          "U.S. Collateral Documents" means the Domestic Subsidiary Guaranty, the U.S. Security Agreement, the U.S. Pledge Agreement, the Trademark Security Agreements, the Copyright Security Agreements and all similar agreements entered into by the U.S. Credit Parties guaranteeing payment of the Obligations or granting a Lien upon property as security for payment of the Secured Obligations.

          "U.S. Credit Parties" means each U.S. Borrower and each Domestic Subsidiary Guarantor.

          "U.S. Pledge Agreement" means that certain Pledge Agreement, dated as of the Closing Date, executed by each U.S. Credit Party in favor of Agent, for the benefit of Agent and the Lenders.

          "U.S. Security Agreement" means that certain Security Agreement, dated as of the Closing Date, executed by each U.S. Credit Party in favor of Agent, for the benefit of Agent and the Lenders

          "Unfunded Pension Liability" means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Sotheby Entity or any ERISA Affiliate as a result of such transaction.

          "VAT" means the Tax imposed by the Value Added Tax 1994 together with any similar sales or turnover taxes whether in the United Kingdom or elsewhere.

          "Venture Loan" means an Art Loan made to finance the purchase of a Work of Art in conjunction with a dealer, which art is being purchased for resale pursuant to a profit and loss sharing agreement with the dealer.

          "Ventures LLC" has the meaning ascribed to it in the preamble to the Agreement.

          "Work of Art" shall mean any item of Goods of a type purchased, sold, taken as collateral for an Art Loan, or consigned to the Credit Parties for sale, in each case in the ordinary course of the Credit Parties' business.

          "York Avenue Property" means the land, building and improvements located at 1334 York Avenue, New York, New York.

          "York Avenue Sale-Leaseback" means the simultaneous (i) sale of the York Avenue Property pursuant to that certain Purchase and Sale Agreement, dated as of December 16, 2002, among SIBS, LLC, a wholly owned Subsidiary of Holdings, as seller, and RFR Holding Corp., as purchaser, and (ii) the lease of the York Avenue Property by Sotheby's, Inc. pursuant to that certain Lease, dated as of December 16, 2002, between RFR Holding Corp., as lessor, and Sotheby's, Inc., as lessee.

          Rules of construction with respect to accounting terms used in the Agreement or the other Loan Documents shall be as set forth in Annex G. All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the Code, the definition contained in Article or Division 9 shall control. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

          Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; the word "or" is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Sotheby Entity, such words are intended to signify that such Sotheby Entity has actual knowledge or awareness of a particular fact or circumstance or that such Sotheby Entity, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance. Unless otherwise set forth therein, for purposes of Section 1.15 (and the definitions of the capitalized terms used therein), a reference to "determines" or "determined" shall mean a determination made in the absolute discretion of the person making the determination.

                              ANNEX B (Section 1.2)
                                       to
                                CREDIT AGREEMENT

                                LETTERS OF CREDIT

          (a) Issuance. Subject to the terms and conditions of the Agreement, Agent and Lenders agree to incur, from time to time prior to the Commitment Termination Date, upon the request of Borrower Representative on behalf of the applicable Borrower (and any Subsidiary that may be a co-applicant therewith) and for such Borrower's (and such Subsidiary's, as applicable) account, Letter of Credit Obligations by causing Letters of Credit denominated in Dollars, Canadian Dollars, Sterling, Euros, Swiss Francs or any Alternative L/C Currency to be issued by GE Capital or a Subsidiary thereof or a bank or other legally authorized Person selected by or acceptable to Agent in its sole discretion (each, an "L/C Issuer") for such U.S. Borrower's account and guaranteed by Agent; provided, that if the L/C Issuer is a Lender, then such Letters of Credit shall not be guaranteed by Agent but rather each Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Agent, as more fully described in paragraph (b)(ii) below. The Dollar Equivalent of the aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the least of (i) an amount equal to Fifty Million Dollars ($50,000,000) (the "L/C Sublimit") and (ii) the Maximum Amount less the Dollar Equivalent of the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan. The Dollar Equivalent of the aggregate amount of all such Letter of Credit Obligations incurred for the benefit of the U.S. Borrowers shall not at any time exceed the U.S. Borrowing Base less the aggregate outstanding principal balance of the Revolving Credit Advances and Swing Line Advances made to U.S. Borrowers. The Dollar Equivalent of the aggregate amount of all such Letter of Credit Obligations incurred for the benefit of the U.K. Borrowers shall not at any time exceed an amount equal to (i) the lesser of (x) the Sterling Subfacility Limit and (y) the U.K. Borrowing Base less (ii) the Dollar Equivalent of the outstanding principal balance of the Revolving Credit Advances made to the U.K. Borrowers. No such Letter of Credit shall have an expiry date that is more than one year following the date of issuance thereof, unless otherwise determined by Agent, in its sole discretion (including with respect to customary evergreen provisions), and neither Agent nor Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date that is later than the Commitment Termination Date.

          (b) (i) Revolving Credit Advances Automatic; Participations. In the event that Agent or any Lender shall make any payment on or pursuant to any Letter of Credit Obligation, regardless of whether a Default or Event of Default has occurred and is continuing and notwithstanding any Borrower's failure to satisfy the conditions precedent set forth in Section 2, such payment shall then be deemed automatically to constitute (i) in the case of any Letter of Credit Obligation incurred for the benefit of a U.S. Borrower, a Revolving Credit Advance to the applicable U.S. Borrower under Section 1.1(a) of the Agreement in Dollars in an amount equal to the Dollar Equivalent of such payment as of the date thereof or (ii) in the case of any Letter of Credit Obligation incurred for the benefit of a U.K. Borrower, a Revolving Credit Advance to the applicable U.K. Borrower under Section 1.1(a) of the Agreement in Sterling in an amount equal to the Sterling Equivalent of such payment as of the date thereof, and each Lender shall be obligated to pay its Pro Rata Share thereof in accordance with the Agreement. The failure of any Lender to make available to Agent for Agent's own account its Pro Rata Share of any such Revolving Credit Advance or payment by Agent under or in respect of a Letter of Credit shall not relieve any other Lender of its obligation hereunder to make available to Agent its Pro Rata Share thereof, but no Lender shall be responsible for the failure of any other Lender to make available such other Lender's Pro Rata Share of any such payment.

               (ii) If it shall be illegal or unlawful for any Borrower to incur Revolving Credit Advances as contemplated by paragraph (b)(i) above because of an Event of Default described in Sections 8.1(h) or (i) or otherwise or if it shall be illegal or unlawful for any Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, or if the L/C Issuer is a Lender, then (A) immediately and without further action whatsoever, each Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Lender's Pro Rata Share (based on the Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and (B) thereafter, immediately upon issuance of any Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation in such Lender's Pro Rata Share (based on the Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each Lender shall fund its participation in all payments made under the Letters of Credit (i) in the case of any Letter of Credit issued for the benefit of a U.S. Borrower, in the same manner as provided in the Agreement with respect to Revolving Credit Advances made to the U.S. Borrowers in Dollars, each of which Revolving Credit Advances shall be in Dollars in an amount equal to the Dollar Equivalent of such payment as of the date thereof and (ii) in the case of any Letter of Credit issued for the benefit of a U.K. Borrower, in the same manner as provided in the Agreement with respect to Revolving Credit Advances made to the U.K. Borrowers in Sterling, each of which Revolving Credit Advances shall be in Sterling in an amount equal to the Sterling Equivalent of such payment as of the date thereof.

          (c) Cash Collateral.

               (i) If Borrowers are required to provide cash collateral for any Letter of Credit Obligations pursuant to the Agreement, including Section 8.2 of the Agreement, prior to the Commitment Termination Date, each Borrower will pay to Agent for the ratable benefit of itself and Lenders, with respect to each Letter of Credit outstanding for the benefit of such Borrower, cash or cash equivalents acceptable to Agent ("Acceptable Cash Equivalents") in the currency in which such Letter of Credit is denominated in an amount equal to 105% of the maximum amount then available to be drawn under such Letter of Credit. Such funds or Acceptable Cash Equivalents shall be held by Agent in a cash collateral account (each, a "Cash Collateral Account") maintained at a bank or financial institution acceptable to Agent. Each Cash Collateral Account shall be in the name of the applicable Borrower(s) and shall be pledged to, and subject to the control of, Agent, on behalf of itself and the other Secured Parties, in a manner satisfactory to Agent. Each Borrower hereby pledges and grants to Agent, on behalf of itself and the other Secured Parties, a security interest in all such funds and Acceptable Cash

Equivalents held from time to time in any Cash Collateral Account established in the name of such U.S. Borrower and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and Secured Obligations, whether or not then due. The Agreement, including this Annex B, shall constitute a security agreement under applicable law.

               (ii) If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrowers shall either (A) provide cash collateral therefor in the manner described above, or (B) cause all such Letters of Credit and guaranties thereof, if any, to be canceled and returned, or (C) deliver a stand-by letter (or letters) of credit in guaranty of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor, currency and duration (plus thirty (30) additional days) as, and in an amount equal to 105% of, the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are be satisfactory to Agent in its sole discretion.

               (iii) From time to time after funds are deposited in the Cash Collateral Account by any Borrower, whether before or after the Commitment Termination Date, Agent may apply such funds or Acceptable Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, and in such order as Agent may elect, as shall be or shall become due and payable by such Borrower to Agent and Lenders with respect to such Letter of Credit Obligations of such Borrower and, upon the satisfaction in full of all Letter of Credit Obligations of such Borrower, to any other Secured Obligations then due and payable.

               (iv) No Borrower nor any Person claiming on behalf of or through any Borrower shall have any right to withdraw any of the funds or Acceptable Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrowers to Agent and Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Secured Obligations then due and owing and upon payment in full of such Secured Obligations, any remaining amount shall be paid to Borrowers or as otherwise required by law. Interest earned on deposits in the Cash Collateral Account shall be held as additional collateral.

          (d) Fees and Expenses. Borrowers agree to pay to Agent for the benefit of Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (i) all costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (ii) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the "Letter of Credit Fee") in an amount equal to the Applicable L/C Margin from time to time in effect multiplied by the Dollar Equivalent of the maximum amount available from time to time to be drawn under the applicable Letter of Credit. Such fee shall be paid to Agent for the benefit of the Lenders in arrears, on the first day of each month and on the Commitment Termination Date. In addition, Borrowers shall pay to any L/C Issuer, on demand, such fees, charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

          (e) Request for Incurrence of Letter of Credit Obligations. Borrower Representative shall give Agent at least two (2) Business Days' prior written notice requesting the incurrence of any Letter of Credit Obligation. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) and a completed Application for Standby Letter of Credit in the form of Exhibit B. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower Representative and approvals by Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower Representative, Agent and the L/C Issuer.

          (f) Obligation Absolute. The obligation of Borrowers to reimburse Agent and Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Lender to make payments to Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of Borrowers and Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following:

               (i) any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

               (ii) the existence of any claim, setoff, defense or other right that any Borrower or any of their respective Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between any Borrower or any of their respective Affiliates and the beneficiary for which the Letter of Credit was procured);

               (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) payment by Agent (except as otherwise expressly provided in paragraph (g)(ii)(C) below) or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit or such guaranty;

               (v) any other circumstance or event whatsoever, that is similar to any of the foregoing; or

               (vi) the fact that a Default or an Event of Default has occurred and is continuing.

          (g) Indemnification; Nature of Lenders' Duties.

               (i) In addition to amounts payable as elsewhere provided in the Agreement, Borrowers hereby agree to pay and to protect, indemnify, and save harmless Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) that Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or (B) the failure of Agent or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Agent or such Lender (as finally determined by a court of competent jurisdiction).

               (ii) As between Agent and any Lender and Borrowers, Borrowers assume all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries, of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law, neither Agent nor any Lender shall be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided, that in the case of any payment by Agent under any Letter of Credit or guaranty thereof, Agent shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they may be in cipher; (E) errors in interpretation of technical terms;
(F) any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) any consequences arising from causes beyond the control of Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent's or any Lender's rights or powers hereunder or under the Agreement.

               (iii) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrowers in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between or among Borrowers and such L/C Issuer, including a Master Standby Agreement entered into with Agent.

                              ANNEX C (Section 1.8)
                                       to
                                CREDIT AGREEMENT

                             CASH MANAGEMENT SYSTEM

          Each Sotheby Entity shall, and shall cause its Subsidiaries to, establish and maintain the Cash Management Systems described below:

          (a) Within 90 days of the Closing Date and until the Termination Date, each Borrower that makes or owns Art Loans shall (i) establish blocked accounts ("Blocked Accounts") at one or more of the banks set forth in Disclosure Schedule (3.19), and (ii) deposit and cause the other Sotheby Entities to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made by the applicable Art Loan Debtor (other than pursuant to the sale of Works of Art securing repayment of such Art Loan) in respect of any and all Non-Consignor Art Loans into one or more Blocked Accounts in such Borrower's name and at a bank identified in Disclosure Schedule (3.19) (each, a "Relationship Bank").

          (b) Within 90 days after the Closing Date (or such later date as Agent shall consent to in writing), each Relationship Bank shall have entered into a tri-party blocked account agreements with Agent, for the benefit of itself and the other Secured Parties, and the applicable Borrower, in form and substance reasonably acceptable to Agent, which shall become operative on or prior to date 90 days after the Closing Date. Each such blocked account agreement shall provide, among other things, that (i) all items of payment deposited in such account and proceeds thereof are held by such bank as agent or bailee-in-possession for Agent, on behalf of itself and the other Secured Parties, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) from and after the Closing Date (A) with respect to banks at which a Blocked Account is maintained, such bank agrees, from and after the receipt of a notice (an "Activation Notice") from Agent (which Activation Notice may be given by Agent upon the occurrence of any Activation Event), to immediately forward all amounts received in the applicable Blocked Account to the applicable Collection Account through daily sweeps from such Blocked Account into the applicable Collection Account.

          (c) Following the occurrence of any Activation Event, following delivery of notice from Agent, each Credit Party shall cause all amounts contained in any Deposit Account of any Credit Party (other than any amounts therein constituting funds due to consignors in respect of Works of Art consigned to the Sotheby Entities for sale), within two (2) Business Days of receipt thereof, to be forwarded to the applicable Collection Account or such other deposit account as Agent shall direct.

          (d) So long as no Default or Event of Default has occurred and is continuing, the Borrowers may amend Disclosure Schedule (3.19) to add or replace a Relationship Bank or

Blocked Account; provided, that (i) Agent shall have consented in writing in advance to the opening of such account with the relevant bank and (ii) prior to the time of the opening of such account, the applicable Borrower and such bank shall have executed and delivered to Agent a tri-party blocked account agreement, in form and substance reasonably satisfactory to Agent. The Borrowers shall close any of their Blocked Accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within thirty
(30) days following notice from Agent that the creditworthiness of any bank holding such an account is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within sixty (60) days following notice from Agent that the operating performance, funds transfer or availability procedures or performance with respect to accounts of the bank holding such accounts or Agent's liability under any tri-party blocked account agreement with such bank is no longer acceptable in Agent's reasonable judgment.

          (e) The Blocked Accounts shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of some or all of the Loans and other Secured Obligations in accordance with the applicable Collateral Document, and in which each applicable Borrower shall have granted a security interest to Agent, on behalf of itself and the other Secured Parties, pursuant to the applicable Collateral Document.

          (f) All amounts deposited in any Collection Account shall be deemed received by Agent in accordance with Section 1.10 and shall be applied (and allocated) by Agent in accordance with Section 1.11. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the applicable Collection Account.

          (g) Each Borrower shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with such Borrower (each a "Related Person") to (i) hold in trust for Agent, for the benefit of itself and the other Secured Parties, all checks, cash and other items of payment delivered by the applicable Art Loan Debtor (other than pursuant to the sale of Works of Art securing repayment of such Art Loan) and received by such Borrower or any such Related Person in respect of any Non-Consignor Art Loan, and (ii) within one (1) Business Day after receipt by such Borrower or any such Related Person of any such checks, cash or other items of payment, deposit the same into a Blocked Account of such Borrower. Each Borrower on behalf of itself and each Related Person thereof acknowledges and agrees that all cash, checks or other items of payment constituting proceeds of Non-Consignor Art Loans are part of the Collateral. During any Activation Period, proceeds of the sale or other disposition of any Non-Consignor Art Loans shall be deposited directly to the applicable Blocked Account within two (2) Business Days after the receipt thereof by any Sotheby Entity.

                            ANNEX D (Section 2.1(a))
                                       to
                                CREDIT AGREEMENT

                                  See attached.

                            ANNEX E (Section 4.1(a))
                                       to
                                CREDIT AGREEMENT

                FINANCIAL STATEMENTS AND PROJECTIONS -- REPORTING

          Borrowers shall deliver or cause to be delivered to Agent or to Agent and Lenders, as indicated, the following:

          (a) Monthly Financials. To Agent and Lenders, within thirty (30) days after the end of each Fiscal Month beginning with the Fiscal Month ending March 31, 2004, financial information regarding Borrowers and their Subsidiaries, certified by a Financial Officer of Borrower Representative, consisting of consolidated (with respect to Holdings and its Subsidiaries) and consolidating
(i) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income and (consolidated) cash flows (relating solely to depreciation, amortization and capital expenditures) for that portion of the Fiscal Year ending as of the close of such Fiscal Month; (ii) unaudited statements of income, if available, on a consolidated basis for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year, all prepared in accordance with GAAP (subject to normal year-end adjustments); (iii) a calculation of 15% of Consolidated Net Tangible Assets as of the last day of that Fiscal Month, net of any "Secured Debt" or "Attributable Debt" (in each case as defined in the Senior Note Indenture), (iv) a calculation of amounts payable to consignors as of the last day of that Fiscal Month and (v) a calculation of the aggregate unfunded commitment of the Borrowers to make future Art Loans as of the last day of that Fiscal Month. Such financial information shall be accompanied by the certification of a Financial Officer of Borrower Representative that (i) such financial information presents fairly (in the case of the consolidated Financial Statements with respect to Holdings and its Subsidiaries, in accordance with GAAP (subject to normal year-end adjustments)) the financial position and results of operations of Borrowers and their Subsidiaries, on a consolidated (with respect to Holdings and its Subsidiaries) and consolidating basis, in each case as at the end of such Fiscal Month and for that portion of the Fiscal Year then ended and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

          (b) Quarterly Financials. To Agent and Lenders, within forty-five (45) days after the end of each Fiscal Quarter, consolidated (with respect to Holdings and its Subsidiaries) and consolidating financial information, certified by a Financial Officer of Borrower Representative, including (i) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and (consolidated) cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and (ii) unaudited statements of income for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year. All such consolidated Financial Statements shall be prepared in accordance with GAAP (subject to normal year-end adjustments). Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a "Compliance Certificate") showing the calculations used in determining compliance with each of the Financial Covenants that is tested on a quarterly basis and (B) the certification of a Financial Officer of Borrower Representative that (i) such financial information presents fairly (in the case of the consolidated Financial Statements with respect to Holdings and its Subsidiaries, in accordance with GAAP (subject to normal year-end adjustments)) the financial position, results of operations and statements of cash flows of Borrowers and their Subsidiaries, on both a consolidated (with respect to Holdings and its Subsidiaries) and consolidating basis, as at the end of such Fiscal Quarter and for that portion of the Fiscal Year then ended and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

          (c) Operating Plan. To Agent and Lenders, as soon as available, but not later than thirty (30) days after the end of each Fiscal Year, an annual operating plan for Holdings and its Subsidiaries on a consolidated basis for the following Fiscal Year, which (i) includes a statement of all of the material assumptions on which such plan is based, (ii) includes quarterly balance sheets, income statements and statements of cash flows for the following year and (iii) integrates sales, gross profits, operating expenses, operating profit, cash flow projections, U.S. Borrowing Availability and U.K. Borrowing Availability projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities. The income statements contained in such annual operating plan shall be approved by the Board of Directors of Holdings.

          (d) Annual Audited Financials. To Agent and Lenders, within ninety
(90) days after the end of each Fiscal Year, audited consolidated (with respect to Holdings and its Subsidiaries) and unaudited consolidating Financial Statements, consisting of balance sheets, statements of income and (consolidated) statements of retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP and certified without qualification, by an independent certified public accounting firm of national standing or otherwise acceptable to Agent. Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the Financial Covenants, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred with respect to the Financial Covenants (or specifying those Defaults and Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, (iii) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (iv) the certification of a Financial Officer of Borrowers that (x) such financial information presents fairly (in the case of the consolidated Financial Statements with respect to Holdings and its Subsidiaries, in accordance with GAAP the financial position, results of operations and statements of cash flows of Borrowers and their Subsidiaries, on both a consolidated (with respect to Holdings and its Subsidiaries) and consolidating basis, as at the end of such Fiscal Year and for the period then ended, and (y) there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

          (e) Management Letters. To Agent, within five (5) Business Days after receipt thereof by Holdings, copies of all management letters, exception reports or similar letters or reports received by Holdings from its independent certified public accountants, except to the extent such accountants shall restrict the ability of Holdings to deliver such documents to Agent.

          (f) Default Notices. To Agent and Lenders, as soon as practicable, and in any event within five (5) Business Days after an executive officer of any Borrower has actual knowledge of the existence of any Default, Event of Default or other event that has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.

          (g) SEC Filings and Press Releases. To Agent and Lenders, promptly upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by Holdings to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Holdings with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority in any jurisdiction; and (iii) all press releases and other statements made available by Holdings to the public concerning material changes or developments in the business of any such Person.

          (h) Senior Notes, York Avenue Sale-Leaseback and Equity Notices. To Agent, as soon as practicable, copies of all material written notices given or received by any Sotheby Entity with respect to the York Avenue Sale-Leaseback or the Senior Notes, and, within two (2) Business Days after any Sotheby Entity obtains knowledge of any matured or unmatured event of default with respect to the Senior Notes or the York Avenue Sale-Leaseback, notice of such event of default.

          (i) Supplemental Schedules. To Agent, supplemental disclosures, if any, required by Section 5.6.

          (j) Litigation. To Agent in writing, as soon as practicable upon learning thereof, notice of any Litigation commenced or threatened against any Sotheby Entity that (i) seeks damages in excess of $1,000,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Sotheby Entity or ERISA Affiliate in connection with any Plan, (iv) alleges criminal misconduct by any Sotheby Entity, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities, (vi) involves any product recall or (vii) alleges, or seeks remedies in connection with, any violation of any antitrust law or similar law of any jurisdiction (including, without limitation, any Litigation commenced or threatened by any Person that opted out of any class action Litigation giving rise to the Antitrust Litigation Liabilities).

          (k) Insurance Notices. To Agent, disclosure of losses or casualties required by Section 5.4.

          (l) Lease Default Notices. To Agent, (i) within two (2) Business Days after receipt thereof, copies of any and all default notices received under or with respect to any leased location or public warehouse where Collateral (including any Work of Art securing repayment of any Art Loan) is located, and
(ii) such other notices or documents as Agent may reasonably request.

          (m) Hedging Agreements. To Agent, within five (5) Business Days after its request therefor, copies of any interest rate, commodity or currency hedging agreements or amendments thereto entered into by any Sotheby Entity.

          (n) U.K. Pension Plans. To Agent in writing, promptly upon learning thereof, notice of (i) any Litigation commenced or threatened against any Sotheby Entity in relation to the U.K. Pensions Plans or (ii) any requirement to materially increase funding levels of the U.K. Pension Plans.

          (o) Other Documents. To Agent and Lenders, such other financial and other information respecting any Sotheby Entity's business or financial condition as Agent or any Lender shall from time to time reasonably request.

                            ANNEX F (Section 4.1(b))
                                       to
                                CREDIT AGREEMENT

                               COLLATERAL REPORTS

          Borrowers shall deliver or cause to be delivered the following:

          (a) To Agent, upon its request, and in any event no less frequently than fourteen (14) days (or if the 14th day of any Fiscal Month is not a Business Day, the next succeeding Business Day) after the end of (i) if the Revolving Loan Outstandings and the outstanding balance of the Swing Line Loan, in the aggregate, are greater than zero as of the last day of such Fiscal Month, each Fiscal Month or (ii) otherwise, each Fiscal Quarter, each of the following reports, each of which shall be prepared by the Borrowers as of the last day of the immediately preceding Fiscal Month or Fiscal Quarter, as applicable, or the date two (2) days prior to the date of any such request:

               (i) a Borrowing Base Certificate, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

               (ii) an Art Loan Receivables Report, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.

          (b) To Agent, at the time of delivery of each of the monthly Financial Statements delivered pursuant to Annex E:

               (i) a reconciliation of the Art Loans Receivables Report to the most recent Borrowing Base Certificate, general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

               (ii) a reconciliation of the outstanding Loans as set forth in the monthly Loan Account statement provided by Agent to each Borrower's general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

          (c) To Agent, at the time of delivery of each of the quarterly Financial Statements delivered pursuant to Annex E, a list of any applications for the registration of any Patent, Trademark or Copyright filed by any Sotheby Entity with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in the prior Fiscal Quarter, except any Trademark registered by a Sotheby Entity at the direction of the purchaser of Sotheby's International Realty, Inc., a Michigan corporation, as contemplated by Disclosure Schedule (3.15).

          (d) Each Borrower, at its own expense, shall deliver to Agent the results of each physical verification, if any, that such Borrower or any of its Subsidiaries may in their discretion have made, or caused any other Person to have made on their behalf, of all or any portion of the Collateral (including, without limitation, any Works of Art securing repayment of Art Loans) (and, if a Default or an Event of Default has occurred and is continuing, each Borrower shall, upon the request of Agent, conduct, and deliver the results of, such physical verifications as Agent may require);

          (e) The Borrowers shall deliver, at their own expense, not less frequently than once during each calendar quarter, unless Agent shall otherwise consent, a certificate of good standing for each U.S. Credit Party from its state of incorporation or organization.

          (f) Such other reports, statements and reconciliations with respect to the Borrowing Bases, Collateral or Obligations of any or all of the Credit Parties as Agent shall from time to time request in its reasonable discretion.

                             ANNEX G (Section 6.10)
                                       to
                                CREDIT AGREEMENT

                               FINANCIAL COVENANTS

          Borrowers shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

          (a) Maximum Capital Expenditures. Holdings and its Subsidiaries on a consolidated basis shall not make Capital Expenditures (other than portions of such Capital Expenditures financed by the Lenders hereunder) in excess of $10,000,000 during any Fiscal Year.

          (b) Minimum Fixed Charge Coverage Ratio. Holdings and its Subsidiaries shall have on a consolidated basis at the end of each Fiscal Quarter (beginning with the Fiscal Quarter ending June 30, 2004), a Fixed Charge Coverage Ratio for the four Fiscal-Quarter period then ended of not less than 1.0.

          Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrowers, Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrowers' and their Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. "Accounting Changes" means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (ii) changes in accounting principles concurred in by any Borrower's certified public accountants; (iii) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (iv) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Agent, Borrowers and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agent, Borrowers and Requisite Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change. For purposes of Section 8.1, a breach of a Financial Covenant contained in this Annex G shall be deemed to have occurred as of any date of determination by Agent or as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Agent.

                            ANNEX H (Section 9.9(a))
                                       to
                                CREDIT AGREEMENT

                            WIRE TRANSFER INFORMATION

Name:           General Electric Capital Corporation
Bank:           Deutsche Bank Trust Company Americas
                New York, New York
ABA #:          021001033
Account #:      50232854
Account Name:   GECC/CAF Depository
Reference:      CFC _______________

                             ANNEX I (Section 11.10)
                                       to
                                CREDIT AGREEMENT

                                NOTICE ADDRESSES

(A)  If to Agent or GE Capital, at
     General Electric Capital Corporation
     21 Merritt Seven
     Norwalk, CT 06856
     Attention: Sameer
     Telecopier No.: (203) 956-4237
     Telephone No.: (203) 956-4112

     with a copy to:

     General Electric Capital Corporation
     201 High Ridge Road
     Stamford, Connecticut 06927-5100
     Attention:  Corporate Counsel - Commercial Finance
     Telecopier No.: (203) 316-7889
     Telephone No.: (203) 316-7552

(B)  If to any Borrower, to Borrower Representative, at

     Sotheby's Holdings, Inc.
     1334 York Avenue
     New York, NY  10021
     Attention: Chief Financial Officer
     Telecopier No.: (212) 606-7372
     Telephone No.: (212) 606-7132

     with a copy to:

     Sotheby's Holdings, Inc.
     1334 York Avenue
     New York, NY  10021
     Attention: General Counsel
     Telecopier No.: (212) 606-7533
     Telephone No.: (212) 606-7574

                 ANNEX J (from Annex A - Commitments definition)
                                       to
                                CREDIT AGREEMENT

Commitment                                                Lender(s)
----------                                                ---------
$100,000,000                                General Electric Capital Corporation

Swing Line Commitment                                     Lender
---------------------                                     ------
$20,000,000                                 General Electric Capital Corporation

                               INDEX OF APPENDICES

Annex A (Recitals)          -   Definitions
Annex B (Section 1.2)       -   Letters of Credit
Annex C (Section 1.8)       -   Cash Management System
Annex D (Section 2.1(a))    -   Closing Checklist
Annex E (Section 4.1(a))    -   Financial Statements and Projections -- Reporting
Annex F (Section 4.1(b))    -   Collateral Reports
Annex G (Section 6.10)      -   Financial Covenants
Annex H (Section 9.9(a))    -   Lenders' Wire Transfer Information
Annex I (Section 11.10)     -   Notice Addresses
Annex J (from Annex A       -   Commitments as of Closing Date
   Commitments definition)

Exhibit 1.1(a)(i)           -   Form of Notice of Revolving Credit Advance
Exhibit 1.1(a)(ii)-A        -   Form of Revolving Note (U.S. Borrowers)
Exhibit 1.1(a)(ii)-B        -   Form of Revolving Note (U.K. Borrowers)
Exhibit 1.1(b)(ii)          -   Form of Swing Line Note
Exhibit 1.5(e)              -   Form of Notice of Conversion/Continuation
Exhibit 4.1(A)              -   Form of Borrowing Base Certificate
Exhibit 4.1(B)              -   Form of Art Loan Receivables Report
Exhibit 9.1(a)              -   Form of Assignment Agreement
Exhibit B                   -   Application for Standby Letter of Credit
Schedule 1.1                -   Agent's Representatives
Disclosure Schedule 1.4     -   Sources and Uses; Funds Flow Memorandum
Disclosure Schedule 3.1     -   Type of Entity; State of Organization
Disclosure Schedule 3.2     -   Executive Offices, Collateral Locations, FEIN
Disclosure Schedule 3.4(a)  -   Financial Statements
Disclosure Schedule 3.4(b)  -   Projections
Disclosure Schedule 3.4(c)  -   Secured Debt and Attributable Debt
Disclosure Schedule 3.6     -   Real Estate and Leases
Disclosure Schedule 3.7     -   Labor Matters
Disclosure Schedule 3.8     -   Ventures, Subsidiaries and Affiliates; Outstanding Stock
Disclosure Schedule 3.11    -   Tax Matters
Disclosure Schedule 3.12(a) -   ERISA Plans
Disclosure Schedule 3.12(c) -   U.K. Pension Plans
Disclosure Schedule 3.13(a) -   Litigation
Disclosure Schedule 3.13(b) -   Antitrust Litigation Liabilities
Disclosure Schedule 3.15    -   Intellectual Property
Disclosure Schedule 3.17    -   Hazardous Materials
Disclosure Schedule 3.18    -   Insurance
Disclosure Schedule 3.19    -   Deposit and Disbursement Accounts
Disclosure Schedule 3.20    -   Government Contracts
Disclosure Schedule 3.21    -   Bonds; Patent, Trademark Licenses

Disclosure Schedule  5.1    -   Trade Names
Disclosure Schedule 5.15(c) -   Real Estate Trademarks
Disclosure Schedule 5.17    -   Immaterial Subsidiaries
Disclosure Schedule 5.18    -   U.K. Mortgaged Properties
Disclosure Schedule 6.2     -   Planned Investments
Disclosure Schedule 6.3     -   Indebtedness
Disclosure Schedule 6.4(a ) -   Transactions with Affiliates
Disclosure Schedule 6.7     -   Existing Liens
Disclosure Schedule 6.8     -   Assets to be Disposed


                                       vi





                       STATEMENT OF DIFFERENCES

The British pound sterling sign shall be expressed as........................'L'

The section symbol shall be expressed as....................................'SS'